AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 2000
                                               Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            DELTA FUNDING CORPORATION
             (Exact name of Registrant as specified in its charter)
              on behalf of itself and trusts with respect to which
                     it is the settlor, sponsor or depositor

          NEW YORK                                        11-2609517
         --------                                         ----------
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                     --------------------------------------
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
                   (Address, including zip code, and telephone number,
            including area code, of Registrant's principal
                               executive offices)
                                -----------------
                                  Richard Blass
                             Chief Financial Officer
                            Delta Funding Corporation
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                    Copy to:
                                  Reed Auerbach
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE   AMOUNT TO BE           AGGREGATE                 AGGREGATE         AMOUNT OF
       REGISTERED(1)         REGISTERED(2)     PRICE PER UNIT (2)        OFFERING PRICE (2)     REGISTRATION FEE
Asset-Backed Notes and
Asset-Backed Certificates     $1,000,000              100%                   $1,000,000                  $264

(1) The securities are also being registered for the purpose of market making.
(2) Estimated solely for the purpose of calculating the registration fee.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                INTRODUCTORY NOTE

          This Registration Statement contains (i) a form of Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various Delta Funding Home Equity Loan Trusts created from time to time by Delta Funding Corporation and (ii) two forms of Prospectus Supplement relating to the offering by Delta Funding Home Equity Loan Trusts of the particular series of Asset Backed Certificates or of Asset Backed Notes described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which, among others, may be used by Delta Funding Corporation to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

              Prospectus supplement to prospectus dated ____, 2000
                                  $------------

                 DELTA FUNDING HOME EQUITY LOAN TRUST ____ Home
              Equity Loan Asset-Backed Certificates, Series ______
                            Delta Funding Corporation
                               Seller and Servicer
                                 ---------------

CERTIFICATES OFFERED

o  Classes of asset backed        You should carefully consider the risk factors
   certificates listed below      beginning on page S-_ in this prospectus
                                  supplement.
ASSETS
o  Fixed and adjustable rate,     The certificates are obligations only of the
   first and second lien,         trust.
   subprime residential mortgage
   loans                          Neither the certificates nor the mortgage
                                  loans are insured or guaranteed by any
CREDIT ENHANCEMENT                governmental agency or by any other person.
o  Excess interest
o  Overcollateralization
o  Cross-collateralization
o  Subordination

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.


================== ============= ============= ================= ================= ============ ============== =====================
                     INITIAL                                                         INITIAL
                      CLASS                                                           CLASS
                   CERTIFICATE   CERTIFICATE   EXPECTED RATINGS                    CERTIFICATE   CERTIFICATE     EXPECTED RATINGS
                     BALANCE         RATE                                            BALANCE        RATE
------------------ ------------- ------------- -------- -------- ----------------- ------------ -------------- --------- -----------
Class A-1F....          $                        AAA      AAA    Class A-7F.....        $                        AAA        AAA
------------------ ------------- ------------- -------- -------- ----------------- ------------ -------------- --------- -----------
Class A-2F....          $                        AAA      AAA    Class IOF......        $                        AAAr       AAA
------------------ ------------- ------------- -------- -------- ----------------- ------------ -------------- --------- -----------
Class A-3F....          $                        AAA      AAA    Class A-1A.....        $        Adjustable      AAA        AAA
------------------ ------------- ------------- -------- -------- ----------------- ------------ -------------- --------- -----------
Class A-4F....          $                        AAA      AAA    Class M-1......        $                         AA         AA
------------------ ------------- ------------- -------- -------- ----------------- ------------ -------------- --------- -----------
Class A-5F....          $                        AAA      AAA    Class M-2......        $                         A          A
------------------ ------------- ------------- -------- -------- ----------------- ------------ -------------- --------- -----------
Class A-6F....          $                        AAA      AAA    Class B........        $                        BBB-       BBB-
================== ============= ============= ======== ======== ================= ============ ============== ========= ===========

     The certificate rates on the offered fixed rate certificates are subject to an interest rate cap and to increase after the optional termination date.

     The certificate rate on the offered adjustable rate certificates is subject to change on each distribution date, an interest rate cap and to increase after the optional termination date.

     See "Description of the Certificates - Certificate rates" in this prospectus supplement.

     Subject to the satisfaction of specific conditions, the underwriters named below will purchase the offered certificates from the seller. See "Underwriting" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about ___________.


                                  Underwriters

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                                 THE PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT

                                                PAGE

Summary...........................................S-5
Risk Factors.....................................S-10
Description of the Mortgage Loans................S-18
Prepayment and Yield Considerations..............S-34
Description of the Certificates..................S-50
The Pooling and Servicing Agreement..............S-68
Use of Proceeds..................................S-79
Federal Income Tax Considerations................S-79
ERISA Considerations.............................S-83
Legal Investment Considerations..................S-88
Underwriting.....................................S-88
Legal Matters....................................S-90
Ratings..........................................S-91

                      PROSPECTUS

                                                 PAGE


Reports to Holders..................................3
Available Information...............................3
Incorporation of Certain Documents by
   Reference........................................3
Summary of Terms....................................4
Risk Factors.......................................18
The Seller and the Servicer........................22
Description of the Securities......................31
The Trust Funds....................................41
Enhancement........................................49
Servicing of Loans.................................51
The Agreements.....................................59
Certain Legal Aspects of the Loans.................70
Use of Proceeds....................................80
Federal Income Tax Considerations..................81
State Tax Considerations..........................109
ERISA Considerations..............................109
Legal Investment..................................110
Plan Of Distribution..............................110
Legal Matters.....................................111
Glossary of Terms.................................111

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Home Equity Loan Asset-Backed Certificates, Series _____ in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series _______ and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series ________ will be required to deliver a prospectus supplement and prospectus until __________, -----.

                                     SUMMARY

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF CERTIFICATES............. Home Equity Loan Asset-Backed Certificates,
                                   Series -----.

ISSUER............................ Delta Funding Home Equity Loan Trust _______.

SELLER AND SERVICER............... Delta Funding Corporation.

TRUSTEE........................... _____________

CUSTODIAN......................... _____________

SECURITIES ADMINISTRATOR.......... _____________

CUT-OFF DATE...................... The close of business on ________, _____, except that the cut-off date for any mortgage loan originated after ________, _____ will be the date of origination of that mortgage loan.

CLOSING DATE...................... On or about ________, _____.

DISTRIBUTION DATES................ The 15th day of each month or, if that day is not a business day, the next business day, beginning in ----------.

RECORD DATES...................... The last business day of the month before the month in which the applicable distribution date occurs. The record date for the class A-1A certificates, however, is the business day immediately before the applicable distribution date so long as the class A-1A certificates remain in book-entry form.

FINAL SCHEDULED DISTRIBUTION
  DATES........................... The final scheduled distribution date for each class of offered certificates is as follows:

                                           FINAL SCHEDULED                FINAL SCHEDULED
                                   CLASS   DISTRIBUTION DATE    CLASS     DISTRIBUTION DATE
                                   A-1F                         A-7F
                                   A-2F                         IOF
                                   A-3F                         A-1A
                                   A-4F                         M-1
                                   A-5F                         M-2
                                   A-6F                         B

DESIGNATIONS

Each class of certificates will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

BOOK-ENTRY CERTIFICATES

All classes of offered certificates.

FIXED RATE CERTIFICATES

All classes of offered certificates except for the adjustable rate certificates.

ADJUSTABLE RATE CERTIFICATES

Class A-1A certificates.

GROUP F CERTIFICATES OR CERTIFICATE
GROUP F

Class A-1F, class A-2F, class A-3F, class A-4F, class A-5F, class A-6F, class A-7F and class IOF certificates.

GROUP A CERTIFICATES OR CERTIFICATE
GROUP A

Class A-1A certificates.

CERTIFICATE GROUP

Group F certificates or Group A certificates, as applicable.

LOAN GROUP F

All mortgage loans bearing interest at fixed rates.

LOAN GROUP A

All mortgage loans bearing interest at adjustable rates, including mortgage loans which bear interest at rates that are fixed for two years or three years before beginning to adjust.

NOTIONAL AMOUNT CERTIFICATES

Class IOF certificates.

SENIOR CERTIFICATES

Offered certificates other than subordinate certificates.

SUBORDINATE CERTIFICATES

Class M-1, class M-2 and class B certificates.

OFFERED CERTIFICATES

CERTIFICATE RATES

The interest rate for each class of offered certificates is set forth on the cover page of, or described in, this prospectus supplement. Each interest rate, other than for the class IOF certificates, is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the applicable mortgage loans net of specified fees and expenses.

INTEREST DISTRIBUTIONS

On each distribution date, each class of offered certificates will be entitled to interest in an amount equal to

o    the applicable certificate rate, MULTIPLIED BY
o the applicable class principal balance or notional amount on the day before that distribution date, multiplied by
o 1/12 or, in the case of the class A-1A certificates, the days in the accrual period divided by 360, MINUS
o    the pro rata share of civil relief act interest shortfalls, PLUS
o    any unpaid interest amounts from prior distribution dates, PLUS
o 30 days' interest on unpaid interest amounts at the applicable certificate rate.

INTEREST ACCRUAL PERIOD

The calendar month preceding the month in which a distribution date occurs, except that the interest accrual period for the class A-1A certificates will be the period from the prior distribution date or, in the case of the first distribution date from the closing date, to the day before the applicable distribution date.

INTEREST CALCULATIONS

Actual/360 for the class A-1A certificates; 30/360 for all other offered certificates.

CLASS PRINCIPAL BALANCES

The initial class principal balances and notional amount of the offered certificates are set forth on the cover page of this prospectus supplement. The notional amount of the class IOF certificates on any distribution date will equal the lesser of

o the amount for that distribution date set forth under "Description of the Certificates" in this prospectus supplement

         or

o the aggregate principal balances of the fixed rate mortgage loans at the close of business on the first day of the month prior to the month of the applicable distribution date.

PRINCIPAL DISTRIBUTIONS

The trustee will distribute principal of the classes of offered certificates in the priority discussed under the caption "Description of the Certificates--Principal priorities" in this prospectus supplement.

MINIMUM DENOMINATIONS

$25,000.

FORM

Book-Entry.

SMMEA ELIGIBILITY

The offered certificates will not be mortgage related securities.

ERISA ELIGIBILITY

The senior certificates may be eligible for purchase by persons investing assets of employee benefit plans or similar arrangements. Purchase of the subordinate certificates by these plans or arrangements will be permitted only upon satisfaction of specified conditions. See "ERISA Considerations" in this prospectus supplement.

OTHER CERTIFICATES

The trust will issue senior class P certificates and subordinated class BIO certificates and Residual certificates. The seller is not offering these classes to the public pursuant to this prospectus supplement and the prospectus. The seller is including information about the class BIO certificates and the Residual certificates because they provide credit enhancement to the offered certificates.

THE MORTGAGE LOANS

THE INITIAL MORTGAGE LOANS.

Set forth below is selected information about the mortgage loans that existed at the close of business on the statistic calculation date of ______, _____. On the closing date, additional mortgage loans will be delivered to the trust.

LOAN GROUP F

Number of loans                                        $
Aggregate principal balance
Range of principal balances                $  to       $
Average principal balance                              $
Range of interest rates                         % to   %
Weighted average interest rate
                                                       %
Range of CLTV                                   % to   %
Weighted average CLTV                                  %
Range of original terms to
maturity (months)                              60 to 360
Weighted average original term to
maturity (months)
Range of remaining terms to
maturity (months)                                 to 360
Weighted average remaining term to
maturity (months)
Range of loan ages (months)                      0 to
Weighted average loan
age (months)                                          __

LOAN GROUP A

Number of loans
Aggregate principal balance                            $
Range of principal balances                        $to $
Average principal balance                              $
Range of interest rates                          % to  %
Weighted average interest
rate                                                   %
Range of LTV                                     % to  %
Weighted average LTV                                   %
Range of original terms to
maturity (months)                             180 to 360
Weighted average original term to
maturity (months)
Range of remaining terms to
maturity (months)                                 to 360
Weighted average remaining
term to maturity (months)
Range of loan ages (months)                     0 to
Weighted average loan
age (months)
Range of gross margins                           % to  %
Weighted average gross margin                          %
Range of lifetime caps                           % to  %
Weighted average lifetime cap                          %
2/28 loans (by principal balance)                      %
3/27 loans (by principal balance)                      %
Weighted average periodic cap
(first adjustment date)                            3.00%
Weighted average periodic cap
(subsequent adjustment dates)                      1.00%

SUBSEQUENT LOANS

On the closing date, the seller will deposit approximately $____________ into a pre-funding account. The trust will use this amount to buy mortgage loans from the seller after the closing date.


CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of certificates against losses due to defaults by the borrowers under the mortgage loans.

The offered certificates, other than the class B certificates, have the benefit of three types of credit enhancement:

o the use of excess interest to cover losses and to create overcollateralization

o    crosscollateralization of the two loan groups

o subordination of distributions on the class or classes of certificates with lower relative payment priorities

The class B certificates, which have the lowest relative payment priority, have the benefit of only the first two forms of credit enhancement.

OPTIONAL TERMINATION BY THE
  SERVICER

The servicer may, at its option, terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the sum of the aggregate principal balances of the mortgage loans delivered on the closing date and the amount deposited into the pre-funding account on that date.

FEDERAL INCOME TAX
  CONSIDERATIONS

The trust will make separate elections to treat some of its assets as a "real estate mortgage investment conduit," creating a tiered REMIC structure. The offered certificates, excluding any rights to receive LIBOR carryover or net rate cap carryover, will be designated as "regular interests" in a REMIC and, so, will be treated as debt instruments of a REMIC for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

     AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE OFFERED CERTIFICATES, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

     The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

     There are a number of features of the mortgage loans that create risks of loss, including the following:

     o THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The seller's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the seller from making a loan but may reduce the size and the loan-to-value ratio of the loan the seller will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

     o NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

     o BALLOON LOANS MAY HAVE HIGHER RATES OF DEFAULT WHICH MAY CAUSE LOSSES. Based on the principal balances of the mortgage loans in existence on _____, _____, approximately _____% of the initial mortgage loans in Loan Group F and none of the mortgage loans in Loan Group A are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so. If the borrower is unable to refinance the balloon loan, the trust may suffer a loss.

     o DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. Based on the principal balances of the mortgage loans in existence on _______, _____, approximately _____% of the mortgage loans in Loan Group F and none of the mortgage loans in Loan Group A are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

     o SUBSEQUENT MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE INITIAL MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY. Following the transfer of the subsequent mortgage loans to the trust after the closing date, the characteristics of the mortgage loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage loans and of the borrowers of the mortgage loans, the credit quality of the mortgage loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the offered certificates.

     o THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Based on the principal balances of the mortgage loans in existence on ___________, approximately ______% of the mortgage loans in Loan Group F are secured by properties in ________ and approximately ____% of the mortgage loans in Loan Group A are secured by properties in _____. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

     o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance.

          All of the initial mortgage loans in Loan Group A have fixed interest rates for two or three years and then adjust. Those mortgage loans may have higher prepayments as they approach their first adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

     o SUBSEQUENT MORTGAGE LOAN FUNDING MAY RESULT IN PREPAYMENTS. If the seller is unable to originate or purchase, and deliver a sufficient amount of eligible subsequent mortgage loans to the trust by ___________, excess funding amounts will be distributed on the first distribution date thereafter as a prepayment to the owners of the class A-1F or class A-1A certificates, as applicable.

     o YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

     o LIMITATIONS ON CERTIFICATE RATES WILL AFFECT YOUR YIELD TO MATURITY. The rate at which interest accrues on each class of offered certificates, other than the class IOF certificates, is subject to a rate cap that differs by loan group. The rate cap for those offered certificates other than the class A-1A certificates is the lesser of the maximum rate for either loan group, and the rate cap for the class A-1A certificates is the maximum rate for Loan Group A. Each maximum rate is based on the weighted average of the interest rates on the mortgage loans in the related loan group, net of specified fees and expenses. If mortgage loans with relatively higher loan rates prepay, the maximum rate on the related classes of offered certificates will be lower than otherwise would be the case.

          Your investment in the class A-1A certificates also involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the adjustable rate mortgage loans.

     o OWNERS OF CLASS IOF CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENTS. An investment in the class IOF certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the class IOF certificates may not recover their initial investments. In addition, the class IOF certificates are not entitled to any distributions after the 36th distribution date.

THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

     The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, will be allocated first to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Distributions to the subordinate certificates are made in the following order: to the class M-1 certificates, then to the class M-2 certificates and then to the class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the class B certificates. The class M-1 certificates receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the class B certificates receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the class B certificates will be affected to a larger degree by any losses on the mortgage loans.

IF PAYMENTS ON THE MORTGAGE LOANS ARE INSUFFICIENT, YOU WILL INCUR A LOSS

     All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES

     Many computers and computer chips were not programmed to recognize more than two digits in the year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. The servicer has implemented a program to identify and correct this problem in its computer systems, and has completed the necessary changes with respect to its technology systems in August 1999. The seller believes that its systems are year 2000 compliant. However, since the servicer relies on the performance of computer systems of other companies, there may be problems in the year 2000 due to other companies' computer systems. These problems may cause delays or disruptions in the amount and timing of distributions to you.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for your certificates.

LEGAL ACTIONS ARE PENDING AGAINST DELTA FUNDING CORPORATION

     Because the nature of the seller's business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the seller is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the seller, the seller believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the seller.

     Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The seller has been named in several lawsuits STYLED as class actions and has entered into settlement agreements with various governmental agencies following investigations of the seller's lending practices. See "Delta Funding Corporation" in this prospectus supplement for a description of these lawsuits and settlement agreements.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

GENERAL

     POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS. Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

     CONSUMER PROTECTION LAWS MAY AFFECT LOANS. Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the home equity loan to damages and administrative enforcement.

     The loans are also subject to federal laws, including:

          (1) the federal Truth in Lending Act and regulation Z promulgated under the Truthe in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

          (2) the Equal Credit Opportunity Act and regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of particular provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust fund to damages and administrative enforcement. The loans may be subject to the Home Ownership and Equity Protection Act of 1994 which amended the Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act of 1994. The Home Ownership and Equity Protection Act of 1994 requires additional disclosures, specifies the timing of these disclosures and limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act 1994. The Home Ownership and Equity Protection Act 1994 also provides that any purchaser or assignee of a mortgage covered by the Home Ownership and Equity Protection Act 1994 is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Home Ownership and Equity Protection Act 1994 from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loans. If the Trust fund includes loans subject to the Home Ownership and Equity Protection Act 1994, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of the Home Ownership and Equity Protection Act 1994 which would result in liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the home equity loan in question. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the servicer's ability to collect the principal of or interest on the loans and also would affect the interests of the securityholders in these loans if the applicable laws result in the loans being uncollectible. See "Certain Legal Aspects of the Loans."

     INSOLVENCY OF SELLER MAY CAUSE LOSSES. The seller intends that its transfer of the primary assets to a trust fund will constitute a sale, and the seller and the trust fund will agree to treat each transfer as a sale. In the event of the insolvency of the seller, the trustee in bankruptcy or the seller, as debtor-in-possession, may attempt to recharacterize a sale as a loan by the trust fund to the seller secured by the pledge of the related primary assets. If an attempt were to be successful, holders of securities could receive a prepayment of all or part of their securities. Any prepayment would adversely affect the yield on the securities and could result in a loss. Even if an attempt were to be unsuccessful, holders of securities could experience delays in distributions which would adversely affect the yield on the related securities.

                        DESCRIPTION OF THE MORTGAGE LOANS

     The mortgage loans will include:

          (a) the mortgage loans identified as of ____________ and described in this prospectus supplement; called the statistic calculation mortgage loans,

          (b) additional closed-end fixed and adjustable rate home equity loans to be delivered on the closing date, referred to as the additional mortgage loans, and together with the statistic calculation mortgage loans, called the initial mortgage loans and

          (c) additional mortgage loans to be purchased by the trust from the seller from time to time on or prior to _____________, called the subsequent mortgage loans, and together with the initial mortgage loans, called the mortgage loans.

     The mortgage loans will be divided into two groups, each called a loan group constituting a separate sub-trust: Loan Group F and Loan Group A. Each mortgage loan in Loan Group F will bear interest at a fixed rate that is calculated on the "actuarial basis". Some of the mortgage loans in Loan Group F will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years, called balloon loans , leaving a substantial payment due at the stated maturity. The mortgage loans in Loan Group F are secured by first or second liens primarily on one- to four-family residential properties, called the mortgaged properties.

     Each mortgage loan in Loan Group A will bear interest at an adjustable rate, called an ARM, that is calculated on the "actuarial basis". The interest rate, also referred to as the loan rate, borne by each ARM is subject to adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each referred to as a change date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits changes in the loan rate for each ARM on each change date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. The ARMs do not provide for negative amortization. The mortgage loans in Loan Group A are secured by first liens on the related mortgaged properties.

     For all of the statistic calculation mortgage loans in Loan Group A, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the change dates occur every six months after the initial change date. The reference for each applicable loan index and the date prior to a change date as of which the loan index is determined is set forth in the related mortgage note. Approximately ______% and ______%, by principal balance, of the statistic calculation mortgage loans in Loan Group A have initial change dates that are 24 months and 36 months, respectively, after origination, referred to as the 2/28 loans and 3/27 loans, respectively. The periodic cap for all of the ARMs, subsequent to the first change date, is 1.00%. However, the periodic cap for the initial change date for the 2/28 loans and 3/27 loans generally is _____%.

     As of the cut-off date, substantially all of the statistic calculation mortgage loans in Loan Group A were accruing interest at loan rates that are below the sum of the related gross margin and the loan index that would otherwise have been applicable. On the first change date for each mortgage loan, the related loan rate will adjust to the sum of the applicable loan index and the related gross margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

     Approximately ______%, by principal balance, of the statistic calculation mortgage loans provide for payment by the mortgagor of a prepayment charge on specific prepayments as provided in the related mortgage note.

STATISTICAL INFORMATION

     Set forth below is approximate statistical information as of the cut-off date regarding the statistic calculation mortgage loans in each loan group. On the closing date, the additional mortgage loans will be delivered to the trust for inclusion in Loan Group F and Loan Group A, respectively. In addition, prior to the closing date, statistic calculation mortgage loans may be removed from either loan group and other mortgage loans may be substituted for the removed loans. The seller believes that the information set forth in this prospectus supplement with respect to each loan group as presently constituted is representative of the characteristics of the initial mortgage loans in each loan group as it will be constituted at the closing date, although some characteristics of the initial mortgage loans in either loan group may vary. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     LOAN GROUP F. As of the cut-off date: approximately ____%, by principal balance, are balloon loans; and approximately _____%, by principal balance, have payments which, as of the cut-off date, are __ to __ days delinquent.

                         CUT-OFF DATE PRINCIPAL BALANCES
                                  LOAN GROUP F

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                             STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
PRINCIPAL BALANCES                                    MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
$0.01- $25,000.00........................
$25,000.01- $50,000.00...................
$50,000.01- $75,000.00...................
$75,000.01-$100,000.00...................
$100,000.01-$125,000.00..................
$125,000.01-$150,000.00..................
$150,000.01-$175,000.00..................
$175,000.01-$200,000.00..................
$200,000.01-$225,000.00..................
$225,000.01-$250,000.00..................
$250,000.01-$275,000.00..................
$275,000.01-$300,000.00..................
$300,000.01-$325,000.00..................
$350,000.01-$375,000.00..................
$375,000.01-$400,000.00..................
$400,000.01-$425,000.00..................
$650,000.01-$675,000.00..................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                       GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP F

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                  STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
STATE                                                 MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
Arizona.............................
Arkansas............................
California..........................
Colorado............................
Connecticut.........................
Delaware............................
District of Columbia................
Florida.............................
Georgia.............................
Illinois............................
Indiana.............................
Kansas..............................
Kentucky............................
Louisiana...........................
Maine...............................
Maryland............................
Massachusetts.......................
Michigan............................
Minnesota...........................
Mississippi.........................
Missouri............................
Nebraska............................
New Hampshire.......................
New Jersey..........................
New Mexico..........................
New York............................
North Carolina......................
Ohio................................
Oklahoma............................
Oregon..............................
Pennsylvania........................
Rhode Island........................
South Carolina......................
Tennessee...........................
Texas...............................
Virginia............................
Washington..........................
West Virginia.......................
Wisconsin...........................
Wyoming.............................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========
(1)    Determined by property address so designated in the related mortgage.

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP F

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF ORIGINAL COMBINED                         STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
LOAN-TO-VALUE RATIOS                                  MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
 5.01% to 10.00%.........................
10.01% to 15.00%.........................
15.01% to 20.00%.........................
20.01% to 25.00%.........................
25.01% to 30.00%.........................
30.01% to 35.00%.........................
35.01% to 40.00%.........................
40.01% to 45.00%.........................
45.01% to 50.00%.........................
50.01% to 55.00%.........................
55.01% to 60.00%.........................
60.01% to 65.00%.........................
65.01% to 70.00%.........................
70.01% to 75.00%.........................
75.01% to 80.00%.........................
80.01% to 85.00%.........................
85.01% to 90.00%.........................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

(1) The original combined loan-to-value ratios, referred to as CLTVs, shown above are equal, with respect to each statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of the mortgage loan (y) divided by the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                             CUT-OFF DATE LOAN RATES
                                  LOAN GROUP F


                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                              STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
LOAN RATES                                            MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
 7.001%- 7.500%..........................
 7.501%- 8.000%..........................
 8.001%- 8.500%..........................
 8.501%- 9.000%..........................
 9.001%- 9.500%..........................
 9.501%-10.000%..........................
10.001%-10.500%..........................
10.501%-11.000%..........................
11.001%-11.500%..........................
11.501%-12.000%..........................
12.001%-12.500%..........................
12.501%-13.000%..........................
13.001%-13.500%..........................
13.501%-14.000%..........................
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
15.501%-16.000%..........................
16.001%-16.500%..........................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========


                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP F


                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF ORIGINAL TERMS                            STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
TO STATED MATURITY (IN MONTHS)                        MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
  1- 60..................................
 61-120..................................
121-180..................................
181-240..................................
241-300..................................
301-360..................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                       REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP F


                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF REMAINING MONTHS                          STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
TO STATED MATURITY                                    MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
  1- 60..................................
 61-120..................................
121-180..................................
181-240..................................
241-300..................................
301-360..................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========


                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP F

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF MONTHS                                    STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
SINCE ORIGINATION                                     MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
 0.......................................
 1- 3....................................
 4- 6....................................
 7-12....................................
13-33....................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========


                                  PROPERTY TYPE
                                  LOAN GROUP F

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
PROPERTY TYPE                                         MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
Single Family............................
Two-to-Four Family.......................
Five-to-Eight Family.....................
Mixed Use................................
Condominium..............................
Mobile Home..............................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                               OCCUPANCY TYPE (1)
                                  LOAN GROUP F

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
OCCUPANCY TYPE                                        MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
Owner Occupied...........................
Non-Owner Occupied.......................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

(1) Based upon representations made by borrowers at the time of origination of the mortgage loans.

     LOAN GROUP A. As of the cut-off date: the weighted average current loan rate of the 2/28 loans and 3/27 loans was approximately _____% and _____% per annum, respectively; the weighted average number of months to the next change date for the 2/28 loans and 3/27 loans was approximately ____ months and _____ months, respectively; and approximately ____%, by principal balance, have payments which, as of the cut-off date, are __ to __ days delinquent.


                         CUT-OFF DATE PRINCIPAL BALANCES
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                              STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
PRINCIPAL BALANCES                                    MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
  $0.01 to $25,000.00....................
$25,000.01 to $50,000.00.................
$50,000.01 to $75,000.00.................
$75,000.01 to $100,000.00................
$100,000.01 to $125,000.00...............
$125,000.01 to $150,000.00...............
$150,000.01 to $175,000.00...............
$175,000.01 to $200,000.00...............
$200,000.01 to $225,000.00...............
$225,000.01 to $250,000.00...............
$250,000.01 to $275,000.00...............
$275,000.01 to $300,000.00...............
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                       GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
STATE                                                 MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
Arkansas.................................
Arizona..................................
California...............................
Colorado.................................
Connecticut..............................
Delaware.................................
Florida..................................
Georgia..................................
Idaho....................................
Illinois.................................
Indiana..................................
Kentucky.................................
Louisiana................................
Maryland.................................
Massachusetts............................
Michigan.................................
Minnesota................................
Mississippi..............................
Missouri.................................
Nevada...................................
New Hampshire............................
New Jersey...............................
New Mexico...............................
New York.................................
North Carolina...........................
Ohio.....................................
Pennsylvania.............................
Rhode Island.............................
Tennessee................................
Texas....................................
Virginia.................................
West Virginia............................
Wisconsin................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========
(1)  Determined by property address so designated in the related mortgage.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF ORIGINAL                                  STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
LOAN-TO-VALUE RATIOS                                  MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
15.01%-20.00%............................
20.01%-25.00%............................
25.01%-30.00%............................
30.01%-35.00%............................
35.01%-40.00%............................
40.01%-45.00%............................
45.01%-50.00%............................
50.01%-55.00%............................
55.01%-60.00%............................
60.01%-65.00%............................
65.01%-70.00%............................
70.01%-75.00%............................
75.01%-80.00%............................
80.01%-85.00%............................
85.01%-90.00%............................
90.01%-95.00%
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

(1) The original Loan-to-Value Ratios, referred to as LTVs, shown above are equal, with respect to each statistic calculation mortgage loan, to the original principal balance of that mortgage loan at the date of origination divided by the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price for the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans become equal to or greater than the value of the related mortgaged properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                             CUT-OFF DATE LOAN RATES
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                              STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
LOAN RATES                                            MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
7.001%- 7.500%...........................
7.501%- 8.000%...........................
8.001%- 8.500%...........................
8.501%- 9.000%...........................
9.001%- 9.500%...........................
9.501%-10.000%...........................
10.001%-10.500%..........................
10.501%-11.000%..........................
11.001%-11.500%..........................
11.501%-12.000%..........................
12.001%-12.500%..........................
12.501%-13.000%..........................
13.001%-13.500%..........................
13.501%-14.000%..........................
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP A


                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF ORIGINAL TERMS                            STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
TO STATE MATURITY (IN MONTHS)                         MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
180......................................
240......................................
360......................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                       REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF REMAINING                                 STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
MONTHS TO STATED MATURITY                             MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
121-180..................................
181-240..................................
301-360..................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========


                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
RANGE OF MONTHS SINCE ORIGINATION                     MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
0........................................
1- 3.....................................
4- 6.....................................
7-12.....................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========


                                  PROPERTY TYPE
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
PROPERTY TYPE                                         MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
Single Family............................
Two-to-Four Family.......................
Condominium..............................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                                OCCUPANCY TYPE(1)
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
OCCUPANCY TYPE                                        MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
Owner Occupied...........................
Non-Owner Occupied.......................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

(1) Based upon representations made by the borrowers at the time of originatio of the mortgage loans.


                                  GROSS MARGIN
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
RANGE OF GROSS MARGINS                                MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
2.501%- 3.000%...........................
3.001%- 3.500%...........................
3.501%- 4.000%...........................
4.001%- 4.500%...........................
4.501%- 5.000%...........................
5.001%- 5.500%...........................
5.501%- 6.000%...........................
6.001%- 6.500%...........................
6.501%- 7.000%...........................
7.001%- 7.500%...........................
7.501%- 8.000%...........................
8.001%- 8.500%...........................
8.501%- 9.000%...........................
9.001%- 9.500%...........................
9.501%-10.000%...........................
10.001%-10.500%..........................
10.501%-11.000%..........................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                                  LIFETIME CAP
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
RANGE OF LIFETIME CAPS                                MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
15.501%-16.000%..........................
16.001%-16.500%..........................
16.501%-17.000%..........................
17.001%-17.500%..........................
17.501%-18.000%..........................
18.001%-18.500%..........................
18.501%-19.000%..........................
19.001%-19.500%..........................
19.501%-20.000%..........................
20.001%-20.500%..........................
20.501%-21.000%..........................
21.001%-21.500%..........................
21.501%-22.000%..........................
22.001%-22.500%..........................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

                                 LIFETIME FLOOR
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
RANGE OF LIFETIME FLOORS                              MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
7.001%- 7.500%...........................
7.501%- 8.000%...........................
8.001%- 8.500%...........................
8.501%- 9.000%...........................
9.001%- 9.500%...........................
9.501%-10.000%...........................
10.001%-10.500%..........................
10.501%-11.000%..........................
11.001%-11.500%..........................
11.501%-12.000%..........................
12.001%-12.500%..........................
12.501%-13.000%..........................
13.001%-13.500%..........................
13.501%-14.000%..........................
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========


                            MONTH OF NEXT CHANGE DATE
                                  LOAN GROUP A

                                                        NUMBER OF             CUT-OFF DATE             % OF CUT-OFF DATE
                                                   STATISTIC CALCULATIONS   STATISTIC CALCULATION     STATISTIC CALCULATION
MONTHS OF NEXT CHANGE DATE                            MORTGAGE LOANS         PRINCIPAL BALANCE         PRINCIPAL BALANCE
August 2000..............................
September 2000...........................
November 2000............................
December 2000............................
February 2001............................
March 2001...............................
April 2001...............................
May 2001.................................
January 2002.............................
February 2002............................
March 2002...............................
April 2002...............................
May 2002.................................
June 2002................................
                                                  --------------            -----------              -----------
       Total.............................                                                             100.00%
                                                  ==============            ===========              ===========

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     On the closing date, cash in an amount not to exceed approximately $____________, called the pre-funded amount, will be deposited into a segregated account maintained with the trustee on behalf of the trust, called the pre-funding account. The maximum amount of subsequent mortgage loans to be transferred to the trust for Loan Group F and Loan Group A is approximately $_________ and $___________, respectively, each called an original pre-funded amount. Amounts on deposit in the pre-funding account will be withdrawn to purchase subsequent mortgage loans from the seller for Loan Group F and Loan Group A during the funding period from the closing date until the earliest to occur of

(1) the date on which the amount on deposit in the pre-funding account is less than $________,

(2)  the date on which an event of default occurs under the agreement or

(3)  the close of business on ___________.

     The purchase price for the subsequent mortgage loans will equal the outstanding principal balances of those mortgage loans as of the related cut-off dates and will be paid by withdrawal of funds on deposit in the pre-funding account. The subsequent mortgage loans may have characteristics which differ from the mortgage loans initially included in the applicable loan group. Accordingly, the statistical characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

     The obligation of the trust to purchase subsequent mortgage loans on any date during the funding period is subject to the following requirements in addition to other requirements set forth in the agreement:

     o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related cut-off date

     o the remaining term to stated maturity of the subsequent mortgage loan will not exceed __ years for fully amortizing loans or __ years for balloon loans in Loan Group F

     o the subsequent mortgage loan will be secured by a mortgage in a first lien position for Loan Group A or a first or second lien position for Loan Group F

     o the subsequent mortgage loan will not have a loan rate less than ___% for Loan Group F and ____% for Loan Group A

     Following the addition of the subsequent mortgage loans to each loan group, the mortgage loans, including the applicable subsequent mortgage loans, if any, in each loan group will have the following characteristics:

     LOAN GROUP F
     Weighted Average Loan Rate.......................... At least _____%
     Weighted Average Remaining
       Term to Stated Maturity........................... At least ___ months
     Weighted Average Original
       Combined Loan-to-Value Ratio...................... Not more than _____%
     Weighted Average Credit Score (FICO)................ At least _____
     Balloon Loans....................................... Not more than _____%
     Principal Balance................................... Not more than $_______
     State concentration................................. Not more than ______%
     Zip code concentration.............................. Not more than ______%
     Non-owner occupied.................................. Not more than ______%
     Second liens........................................ Not more than ______%
     LOAN GROUP A
     Weighted Average Loan Rate.......................... At least ______%
     Weighted Average Remaining
       Term to Stated Maturity........................... At least _____ months
     Weighted Average Original
       Loan-to-Value Ratio............................... Not more than ______%
     Weighted Average Credit Score (FICO)................ At least ___
     Principal Balance................................... Not more than $_______
     State concentration................................. Not more than ______%
     Zip code concentration.............................. Not more than ______%
     Non-owner occupied.................................. Not more than ______%
     First liens......................................... _______%


                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related primarily to the rate and timing of payments of principal on the mortgage loans in the related loan group, in the case of the senior certificates, and both loan groups, in the case of the subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by their amortization schedules and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or the servicer. The mortgage loans may be prepaid by the mortgagors at any time. However, a majority of the mortgage loans are subject to a prepayment charge.

THE CERTIFICATE RATES

     The certificate rate for each class of offered certificates, other than the class IOF certificates, is subject to the applicable available funds cap. Each available funds cap on any distribution date is determined, in part, by reference to the weighted average loan rate of the mortgage loans minus the expense fee rate, which equals the net loan rate, in the related loan group in effect at the beginning of the related due period. The expense fee rate is ________% per annum. All of the loan rates on the mortgage loans in Loan Group F are fixed for the lives of the mortgage loans. If mortgage loans bearing higher loan rates were to prepay at rates faster than mortgage loans with lower loan rates, the available funds cap for Loan Group F would be lower than otherwise would be the case. The certificate rate on the Group F certificates on any distribution date is limited by the lower of the Loan Group F cap or the Loan Group A cap. Thus, the effective certificate rates on the Group F certificates will be dependent on the prepayment experience in each loan group. There is no mechanism to compensate the holders of the Group F certificates, other than the holders of the class A-6F certificates, if the related certificate rates are limited by the available funds cap for Loan Group F. Although the holders of the class A-6F certificates will be entitled to receive the related net rate cap carryover to the extent funds are available for receipt as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings of the class A-6F certificates do not address the likelihood of the payment of any net rate cap carryover.

     The yield to investors in the class A-1A certificates will be sensitive to, among other things, the level of 1-month LIBOR and the levels of the loan index. All of the statistic calculation mortgage loans in Loan Group A are 2/28 and 3/27 loans which will bear interest at fixed loan rates for 24 months and 36 months, respectively, after origination of the mortgage loans. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between change dates, the adjusted loan rate on the related mortgage loan may not equal the loan index plus the related gross margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any change date will be based on the loan index related to the change date. Thus, if the value of the loan index with respect to a mortgage loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the available funds cap for Loan Group A. Furthermore, mortgage loans that have not reached their first change date are more likely to be subject to the applicable periodic rate cap on their first change date. See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the class A-1A certificates will be entitled to receive the related LIBOR carryover to the extent funds are available for receipt as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the class A-1A certificates do not address the likelihood of the payment of any LIBOR carryover.

     Although the loan rates on the mortgage loans in Loan Group A are subject to adjustment, the loan rates adjust less frequently than 1-month LIBOR and adjust by reference to the loan index. Changes in 1-month LIBOR may not correlate with changes in the loan index and either may not correlate with prevailing interest rates. It is possible that an increased level of 1-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus reducing the weighted average life of the class A-1A certificates.

     The certificate rate on each class of the subordinate certificates on any distribution date is limited by the lower of the Loan Group F cap or the Loan Group A cap. Thus, the effective certificate rates on the subordinate certificates will be dependent on the prepayment experience in each loan group. Although the subordinate certificates will be entitled to receive any related net rate cap carryover to the extent funds are available for receipt as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings of the subordinate certificates do not address the likelihood of the payment of any net rate cap carryover.

SUBORDINATE CERTIFICATES

     The subordinate certificates provide credit enhancement for the senior certificates in both certificate groups and may absorb losses on the mortgage loans in either loan group. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in reverse order of their relative payment priorities will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the mortgage loans will reduce the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate of the class principal balances of all classes of certificates, following all distributions on a distribution date, exceeds the pool balance. As a result of these reductions, less interest will accrue on the class of subordinate certificates than otherwise would be the case.

     The basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the pool balance will decline more than the aggregate class principal balance of the offered certificates, thus reducing the overcollateralization amount. If this difference is not covered by the overcollateralization amount, the application of excess interest, or the cross-collateralization provisions, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss. In addition, the subordinate certificates will not be entitled to any principal distributions prior to the stepdown date or during the continuation of a delinquency event, unless all of the certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the subordinate certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

     For all purposes, the class B certificates will have the lowest payment priority of any class of subordinate certificates.

YIELD SENSITIVITY OF THE NOTIONAL AMOUNT CERTIFICATES

     As the owner of interest-only strip securities, the holders of the notional amount certificates will be entitled to receive monthly distributions only of interest, as described in this prospectus supplement. Because they will not receive any distributions of principal, the holders of the notional amount certificates will generally be affected by prepayments, liquidations and other dispositions, including optional purchases described in this prospectus supplement, of the mortgage loans in Loan Group F to a greater degree than holders of the other classes of offered certificates. However, except in the case of very rapid prepayment rates, the notional amount will decline in accordance with a pre-determined schedule. Thus, the yield sensitivity of the notional amount certificates is likely to be more stable than if the notional amount were calculated based on the amortization of the underlying mortgage loans directly. However, there can be no assurance that this will be the case. HOLDERS OF THE NOTIONAL AMOUNT CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE ____ DISTRIBUTION DATE.

PREPAYMENT CONSIDERATIONS

     Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of a delinquent mortgage loan and any optional purchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the related class or classes of offered certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates in either certificate group may vary from the anticipated yield will depend upon the degree to which a certificate of a class is purchased at a discount or premium, and the degree to which the timing of payments on that certificate is sensitive to prepayments, liquidations and purchases of the related mortgage loans.

     Holders of the offered certificates should consider, in the case of any certificates purchased at a discount, and particularly the subordinate certificates, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the mortgage loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     On each distribution date, the principal distribution amount will reflect the total amount in respect of principal received with respect to both loan groups in the related due period, as adjusted by the overcollateralization provisions described in this prospectus supplement. The principal distribution amount will be allocated between the senior certificates in each certificate group generally on a pro rata basis, regardless of the amount of principal actually received with respect to the loan group related to a particular certificate group. Depending on the rate of payments of principal and/or the rate of realized losses on the mortgage loans in a loan group relative to the rates on the mortgage loans in the other loan group, the senior certificates in a certificate group may receive principal distributions faster or slower than would have been the case were distributions to be based solely on the principal collections for the related loan group. The relative rates of principal payments may change over time and may be affected by different factors. For example, the mortgage loans with fixed loan rates may prepay at faster rates than the mortgage loans with adjustable loan rates in response to a given decline in market interest rates because adjustable loan rates would readjust based on current rates. As a result of this method of allocating the principal distribution amount, it may be more difficult to analyze the potential weighted average lives of the senior certificates and the related yields to maturity.

     The rate of prepayment on the mortgage loans cannot be predicted. Home equity loans such as the mortgage loans have been originated in significant volume only during the past few years. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the mortgage loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the mortgage loans contain "due-on-sale" provisions and the servicer is required by the agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects Of Loans-Due-on-Sale Clauses in Home Equity Loans" in the prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the mortgage loans in Loan Group F is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     All of the mortgage loans in Loan Group A are ARMs. As is the case with conventional fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial change dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

     In addition to the foregoing factors affecting the weighted average lives of the offered certificates, the use of excess interest to pay principal of the offered certificates will result in acceleration of the offered certificates then entitled to principal distributions, relative to the amortization of the related mortgage loans, particularly in the early months of the transaction. This acceleration feature creates overcollateralization which equals the excess of the pool principal balance over the aggregate class principal balance of the certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

FINAL SCHEDULED DISTRIBUTION DATES

     The final scheduled distribution date for each class of offered certificates is set forth under "Summary-Final Scheduled Distribution Dates" in this prospectus supplement. The final scheduled distribution date for the notional amount certificates is the ____ distribution date. The final scheduled distribution dates for the class A-1F, class A-2F, class A-3F, class A-4F and class A-5F certificates have been set to equal the distribution date on which the applicable class principal balance would be reduced to zero based on the structuring assumptions and a __% prepayment assumption and an assumption that no excess interest is used to make accelerated payments of principal to the holders of the offered certificates. The final scheduled distribution date for the class A-1A, class A-6F, class A-7F, class M-1, class M-2 and class B certificates is the distribution date immediately following the month of the last due date of the latest possible maturing mortgage loan in either loan group, plus 12 months. It is expected that the last actual distribution date for each class of offered certificates will occur significantly earlier than the final scheduled distribution dates but the final distribution date could occur later than the applicable final scheduled distribution date.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

     The effective yield to the certificateholders of each class of fixed rate certificates will be lower than the yield otherwise produced by the certificate rate for each class and the purchase price of these certificates because distributions will not be payable to the certificateholders until the 15th day of the month following the month of accrual, without any additional distribution of interest or earnings on that certificate in respect of the delay.

MANDATORY PREPAYMENT

     In the event that at the end of the funding period there is an excess funding amount, the holders of the class A-1F certificates in the case of certificate group F and the holders of the class A-1A certificates in the case of certificate group A, will receive an additional distribution allocable to principal in an amount equal to the applicable excess funding amount. Although there can be no assurance, the seller anticipates that there should be no material principal prepayment to the certificateholders due to a lack of subsequent mortgage loans.

INITIAL DISTRIBUTION DATE

     With respect to any initial mortgage loan with a due date on the first day of each month, the class A-1F and class A-1A certificateholders will receive a distribution of principal reflecting two installments of principal during the first due period. As a result, the certificateholders will receive a larger payment in respect of principal on the initial distribution date than would have been the case if the first due period were a one-month period.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on offered certificates purchased at a price less than par and will decrease the yield on offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the mortgage loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the offered certificates also will be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on liquidated mortgage loans and foreclosed properties.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans, including final payments made upon the maturity of the balloon loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. With respect to the Group F certificates, a 100% prepayment assumption assumes a constant prepayment rate, referred to as a CPR, of __% per annum of the outstanding principal balance of the mortgage loans in Loan Group F in the first month of the life of the mortgage loans and an additional amount of approximately _______%, precisely ____ percent per annum, in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of ___% per annum each month is assumed. With respect to the Group A certificates, the prepayment assumption assumes a constant prepayment rate of the applicable per annum CPR percentage of the outstanding principal balances of the mortgage loans in Loan Group A. As used in the table below, __% prepayment assumption assumes a constant prepayment rate equal to ___% of the applicable prepayment assumption, i.e., no prepayments. Correspondingly, ____% prepayment assumption assumes prepayment rates equal to ____% of the applicable prepayment assumption, and so forth. The prepayment assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The seller believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

STRUCTURING ASSUMPTIONS

For the purposes of the tables below, it is assumed that:

          (1) the mortgage loans consist of pools of loans with the level-pay and balloon characteristics as set forth below,

          (2) the amount of interest accrued on the mortgage loans is reduced by amounts sufficient to pay the servicing fee and the securities administration fee,

          (3) the closing date is ___________,

          (4) distributions on the offered certificates are made on the 15th day of each month regardless of the date on which the distribution date actually occurs, commencing in the month after the closing date, and are made in accordance with the priorities described in this prospectus supplement,

          (5) the scheduled monthly payments of principal and interest on each mortgage loan will be timely paid on the first day of each due period, with no delinquencies or defaults, commencing on _____________,

          (6) all prepayments are prepayments in full received on the last day of each due period commencing in the calendar month following their delivery with 30 days of accrued interest,

          (7) the mortgage loan prepayment rates are a multiple of the prepayment assumption in the case of Loan Group F, and various constant percentages of CPR in the case of Loan Group A,

          (8) the optional termination is not exercised except in the calculation of weighted average life to call,

          (9) each class of offered certificates has the respective certificate rate and initial class principal balance or notional amount as set forth in this prospectus supplement,

          (10) the overcollateralization levels for the initial mortgage loans apply to the subsequent mortgage loans, are set initially as specified in this prospectus supplement, and thereafter decrease in accordance with the provisions specified in the agreement,

          (11) the loan index is ________% on each change date,

          (12) 1-month LIBOR for each interest period will be _______%,

          (13) the maximum amount of subsequent mortgage loans are included in the trust as of the cut-off date,

          (14) all mortgage loans in Loan Group A have change dates every six months after their initial change dates, and

          (15) there is no deposit to the initial interest coverage account.

The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.

                                                                  REMAINING          REMAINING          ORIGINAL
                                                                AMORTIZATION          TERM TO         AMORTIZATION
                            PRINCIPAL            LOAN               TERM             MATURITY             TERM
                           BALANCE($)           RATE(%)           (MONTHS)           (MONTHS)           (MONTHS)
                           ----------           ------          ------------         ---------        -------------
Group F Initial
   Mortgage Loans
Loans

Level Pay..........
Level Pay..........
Level Pay..........
Level Pay..........
    Balloon........
                        ------------------

                        ------------------

Group F Subsequent
   Mortgage Loans

Level Pay..........
Level Pay..........
Level Pay..........
Level Pay..........
    Balloon........
                        ------------------

                        ------------------
LOAN GROUP F.......
                        ------------------

                                                                                                              PERIODIC      PERIODIC
                                                            ORIGINAL             NUMBER OF                      RATE         RATE
                                 REMAINING    REMAINING     AMORTI-              MONTHS TO                      CAP          CAP
                                AMORTIZATION   TERM TO      ZATION                 NEXT                      (SUBSEQUENT    (FIRST
             PRINCIPAL  LOAN       TERM        MATURITY      TERM      GROSS      CHANGE   LIFETIME LIFETIME   CHANGE       CHANGE
             BALANCE($) RATE(%)   (MONTH)      (MONTHS)     (MONTHS)   MARGIN(%)   DATE     CAP(%)  FLOOR(%)   DATES)(%)     DATE(%)
             ---------- ------- -----------  ------------ ------------ --------- --------  -------- --------  ------------ ---------

Group A
 Initial
 Mortgage
 Loans
Level Pay..
Level Pay..
Level Pay..
Level Pay..
Level Pay..
Level Pay..
            ------------
            ------------

Group A
 Subsequent
 Mortgage
 Loans
Level Pay..
Level Pay..
            -------------
            -------------
LOAN
 GROUP A...
            -------------
TOTAL POOL.
            -------------


DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial class principal balance of each class of offered certificates, other than the class IOF certificates, that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives.

     Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the certificates may be made earlier or later than as indicated in the tables.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                               Class A-1F                        Class A-2F                        Class A-3F
                     50% 75% 100% 115% 160% 175% 200%  50% 75% 100% 115% 160% 175% 200%  50% 76% 100% 115% 160% 175% 200%
DISTRIBUTION DATE
-----------------
Initial
  Percentage.......
  15,..............
  15, .............
  15, .............
  15, .............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
Weighted Average
 Life (years)(2)
   To Maturity.....
   To Call.........

-----------

(1) The percentages of the prepayment assumption for the Loan Group F mortgage loan are as set forth in the column headings above and the corresponding prepayment assumption for the Loan Group A mortgage loans are at the following percentages of CPR: 10%, 15%, 20%, 30%, 32%, 35% and 40%.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
    AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION (CONTINUED) (1)

                               Class A-4F                        Class A-5F                        Class A-6F
                     50% 75% 100% 115% 160% 175% 200%  50% 75% 100% 115% 160% 175% 200%  50% 76% 100% 115% 160% 175% 200%
DISTRIBUTION DATE
-----------------
Initial
  Percentage.......
  15,..............
  15, .............
  15, .............
  15, .............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
Weighted Average
 Life (years)(2)
   To Maturity.....
   To Call.........

(1) The percentages of the prepayment assumption for the Loan Group F mortgage loan are as set forth in the column headings above and the corresponding prepayment assumption for the Loan Group A mortgage loans are at the following percentages of CPR: 10%, 15%, 20%, 30%, 32%, 35% and 40%.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
    AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION (CONTINUED)(1)

                               Class A-7F                        Class A-1a                        Class M-1
                     50% 75% 100% 115% 160% 175% 200%  50% 75% 100% 115% 160% 175% 200%  50% 76% 100% 115% 160% 175% 200%
DISTRIBUTION DATE
-----------------
Initial
  Percentage.......
  15,..............
  15, .............
  15, .............
  15, .............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
  15,..............
Weighted Average
 Life (years)(2)
   To Maturity.....
   To Call.........

(1) The percentage of the prepayment assumption for the Loan Group F. mortgage loans are as set forth in the column headings above and the corresponding prepayment assumptions for the Loan Group A mortgage loans are at the following percentages of CPR: 10%, 15%, 20%, 30%, 32%, 35% and 40%.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
    AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION (CONTINUED)(1)

                                                Class M-2                                              Class B
                            50%     75%    100%    115%    160%   175%    200%    50%     75%    100%    115%    160%    175%   200%

DISTRIBUTION DATE
-----------------
Initial
  Percentage.......
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
  15, .............
Weighted Average
 Life (years)(2)
  To Maturity......
  To Call..........

(1) The percentage of the prepayment assumption for the Loan Group F. mortgage loans are as set forth in the column headings above and the corresponding prepayment assumptions for the Loan Group A mortgage loans are at the following percentages of CPR: 10%, 15%, 20%, 30%, 32%, 35% and 40%.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of certificates.

                         DESCRIPTION OF THE CERTIFICATES

     The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

     (a) the mortgage loans;

     (b) payments received after the cut-off date, other than payments of interest on the initial mortgage loans due on or before ___________ __, ____;

     (c) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections on and proceeds of the mortgaged properties;

     (d) the collection account and the distribution account and any assets deposited in these accounts from time to time and any investment proceeds of these accounts; and

     (e) the initial interest coverage account and the pre-funding account and funds on deposit in these accounts, if any.

     Definitive certificates, as defined under "Description of the Securities-- Book-entry securities" in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate Registrar. See "--Book-entry certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The principal balance of a class of certificates, other than the notional amount certificates on any distribution date is equal to the applicable class principal balance on the closing date reduced by the

     (a) aggregate of amounts actually distributed as principal to the holders of the class of certificates prior to the applicable date and

     (b) in the case of a subordinate certificate, any reductions in the class principal balance of the subordinate certificate due to realized losses as described in this prospectus supplement

     The notional amount certificates do not have a class principal balance but will have a notional amount which for any distribution date prior to the ____ distribution date will equal the lesser of

     (a) the loan group balance of Loan Group F as of the end of the second preceding due period and

     (b) the applicable amount set forth below:

     DISTRIBUTION DATES                                         NOTIONAL AMOUNT
     ------------------                                         ---------------
     1-3.....................................................          $
     4-6.....................................................          $
     7-9.....................................................          $
     10-12...................................................          $
     13-15...................................................          $
     16-18...................................................          $
     19-21...................................................          $
     22-24...................................................          $
     25-27...................................................          $
     28-30...................................................          $
     31-33...................................................          $
     34-36...................................................          $

On and after the ____ distribution date, the notional amount of the notional amount certificates will be zero. On any date, the certificate group balance of a certificate group is the aggregate of the class principal balances of the certificates in the certificate group on the applicable date. The percentage interest of a certificate of any class as of any date of determination will equal the percentage obtained by dividing the denomination of the certificate by the original class principal balance or notional amount for the related class of certificates.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the trust, other than the initial interest coverage account, the pre-funding account, the net rate cap fund and the LIBOR carryover fund, created by the agreement will include multiple segregated asset pools, each of which will be treated as a separate REMIC, creating a tiered REMIC structure. The offered certificates, excluding any rights to receive LIBOR carryover or net rate cap carryover, will be designated as regular interests in a REMIC.

BOOK-ENTRY CERTIFICATES

     The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., referred to as Cede, the nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or Cedelbank or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Cedelbank and, The Chase Manhattan Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

     Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing class principal balances or notional amount of $25,000 and in integral multiples of $1,000 in excess of the notional amount of $25,000. One certificate of each class of offered certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-entry securities" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Considerations--Federal Income Tax Consequences to Foreign Investors" and "-Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement and Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Neither the seller, the servicer, the securities administrator nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DISTRIBUTION DATES

     Distributions on the certificates will be made by the trustee on the 15th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in _________, each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date and (a) the fixed rate certificates, is the last business day of the calendar month preceding the month of the applicable distribution date and (b) the adjustable rate certificates, the business day immediately preceding the applicable distribution date so long as the adjustable rate certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date. Distributions will be made (1) in immediately available funds to holders of certificates the aggregate principal balance or notional amount of which is at least $1,000,000, by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the trustee, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the trustee as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

GLOSSARY

     For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

     ADJUSTED SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date, the excess of (a) the Senior Principal Distribution Amount for the applicable distribution date over (b) the Group A Principal Distribution Amount for the applicable distribution date.

     AGGREGATE PRINCIPAL AMOUNT: As to any distribution date, the sum of the Basic Principal Amount for each loan group.

     AVAILABLE FUNDS: As to either loan group and any distribution date, the sum, without duplication of the following amounts with respect to the mortgage loans in the applicable loan group:

     (1) scheduled and unscheduled payments of principal and interest on the mortgage loans received by the servicer, net of amounts representing the servicing fee with respect to each mortgage loans and reimbursement for related monthly advances and servicing advances;

     (2) Net Liquidation Proceeds and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property;

     (3) the purchase price for repurchased defective mortgage loans with respect to the loan group and any related substitution adjustment amounts;

     (4) payments from the servicer in connection with

          (a) monthly advances,

          (b) prepayment interest shortfalls and

          (c) the termination of the trust with respect to the mortgage loans as provided in the agreement;

     (5) on the distribution dates during and immediately following the funding period, amounts from the initial interest coverage account for the payment of interest on the related classes of offered certificates; and

     (6) on the distribution date immediately following the funding period, any related Excess Funding Amount.

     AVAILABLE FUNDS CAP: As to any distribution date, (A) in the case of Loan Group F, certificate group F, other than the class IOF certificates, and any class of subordinate certificates, the lower of the Loan Group F Cap and the Loan Group A Cap and (B) in the case of Loan Group A and certificate group A, the Loan Group A Cap.

     AVAILABLE LIBOR CARRYOVER AMOUNT: As to any distribution date, the lesser of (A) the amounts remaining after distributions pursuant to clauses C.1 through
C.10 under "--Distribution Priorities" and (B) the excess, if any, of (x) the Interest Remittance Amount for Loan Group A for the applicable distribution date over (y) the sum of distributions pursuant to clauses B.1 and B.2 under "--Distribution Priorities" and the Group A Subordination Increase Amount.

     BASIC PRINCIPAL AMOUNT: As to either loan group and any distribution date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in the loans group and the immediately preceding due period:

     (1) each payment of principal on a mortgage loan received by the servicer during the due period, including all full and partial principal prepayments;

     (2) the Net Liquidation Proceeds allocable to principal received by the servicer with respect to any Liquidated Mortgage Loan during the due period;

     (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loan with respect to the due period;

     (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet distributed;

     (5) any monthly advances with respect to scheduled payments of principal due during the related due period; and

     (6) any related Excess Funding Amount.

     CLASS A-7F PERCENTAGE: As to any distribution date, the applicable percentage set forth below:

     DISTRIBUTION DATES                                             PERCENTAGES

     -------------------.........................................
     -------------------.........................................
     -------------------.........................................
     -------------------.........................................
     _________ and thereafter....................................

     CLASS A-7F PRINCIPAL DISTRIBUTION: As to any distribution date, the product of (1) the applicable Class A-7F Percentage and (2) the product of (x) the Adjusted Senior Principal Distribution Amount and (y) a fraction, the numerator of which is the class Principal Balance of the class A-7F certificates immediately prior to the applicable distribution date, and the denominator of which is the aggregate class principal balance of the offered certificates in certificate Group F immediately prior to the applicable distribution date.

     CLASS B PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Stepdown Date and as long as a Delinquency Event is not in effect, the excess of:

(1) the sum of

     (A) the aggregate class principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

     (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable distribution date,

     (C) the class principal balance of the class M-2 certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable distribution date, and

     (D) the class Principal Balance of the class B certificates immediately prior to the applicable distribution date over (2) the lesser of

     (A) ____% of the Pool Balance as of the last day of the related due period and

     (B) the Pool Balance as of the last day of the related due period minus the OC Floor,

provided, however, that after the class principal balances of the senior, class M-1 and class M-2 certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable distribution date will equal 100% of the Principal Distribution Amount.

     CLASS INTEREST CARRYOVER SHORTFALL: As to any class of certificates and any distribution date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the holders of the class on the preceding distribution date plus (2) one month's interest on the excess, to the extent permitted by law, at the related certificate rate.

     CLASS INTEREST DISTRIBUTION: As to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.

     CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the class principal balance of each class of senior certificates has been reduced to zero and a Delinquency Event exists, or, if the senior certificates are still outstanding, and as long as a Delinquency Event is not in effect, the excess of

(1) the sum of

     (A) the aggregate class principal balance of the senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date, and

     (B) the class principal balance of the class M-1 certificates immediately prior to the applicable distribution date over (2) the lesser of

     (A) _____% of the Pool Balance as of the last day of the related due period and

     (B) the Pool Balance as of the last day of the related due period minus the OC Floor.

     CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate class Principal Balance of each of the senior and class M-1 certificates has been reduced to zero and a Delinquency Event exists, or, if the senior and class M-1 certificates are still outstanding and as long as a Delinquency Event is not in effect, the excess of

(1) the sum of

     (A) the aggregate class principal balance of the Senior certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable distribution date,

     (B) the class principal balance of the class M-1 certificates, after taking into account distribution of the class M-1 Principal Distribution Amount for the applicable distribution date, and

     (C) the class principal balance of the class M-2 certificates immediately prior to the applicable distribution date over (2) the lesser of

     (A) _____% of the Pool Balance as of the last day of the related due period and

     (B) the Pool Balance as of the last day of the related due period minus the OC Floor.

     CLASS MONTHLY INTEREST AMOUNT: As to any distribution date and class of certificates, interest for the related Interest Period at the related certificate rate on the related class principal balance or notional amount minus the pro rata portion of any Civil Relief Act shortfalls for the related Loan Group during the related due period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

     CLASS PRINCIPAL CARRYOVER SHORTFALL: As to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of
(x) the amount of the reduction in the class principal balance of that class of subordinate certificates on the applicable distribution date as provided under "--Allocation of Realized Losses" below and (y) the amount of any reductions on prior distribution dates over (2) the amount distributed in respect of the class of subordinate certificates on prior distribution dates.

     CUMULATIVE LOSS EVENT: The occurrence of rates of cumulative losses during particular periods of time as specified in the agreement.

     DELINQUENCY AMOUNT: As to any date of determination, the aggregate principal balance of the mortgage loans that are (a) __ or more days delinquent or (b) in bankruptcy or foreclosure and REO properties.

     DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related due period exceeds (y) __% of the senior enhancement Percentage.

     DUE PERIOD: With respect to the first distribution date, the period from and including ____________ through and including ____________, except that with respect to payments due on ____________, only collections of principal are included. With respect to each distribution date thereafter for collections of both interest and principal, the period from and including the second day of the month preceding the month of the applicable distribution date to and including the first day of the month of that distribution date.

     EXCESS FUNDING AMOUNT: As to either certificate group, the portion, if any, of the Pre-Funded Amount allocated to the certificate group which remains on deposit in the pre-funding account at the end of the funding period.

     EXCESS INTEREST: As to any distribution date, the Available Funds remaining after the application of payments pursuant to clauses 1. through 6. of clause C. under "--Distribution Priorities," above.

     EXCESS OVERCOLLATERALIZATION AMOUNT: As to any distribution date, the lesser of (1) the Aggregate Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the offered certificates, over (y) the Required Overcollateralization Amount.

     GROUP A PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date, the lesser of (A) the greater of (1) the product of (x) the Senior Principal Distribution Amount for the applicable distribution date and (y) a fraction, the numerator of which is the class principal balance of the class A-1A certificates immediately prior to the applicable distribution date, and the denominator of which is the aggregate class principal balance of all of the senior certificates immediately prior to the applicable distribution date, and (2) the excess, if any, of (x) the class principal balance of the class A-1A certificates immediately prior to that distribution date over (y) the sum of the Loans Group Balance of Loan Group A and the related Pre-Funded Amount as of the last day of the related Due Period or (B) the Senior Principal Distribution Amount.

     GROUP A SUBORDINATION INCREASE AMOUNT: As to any distribution date, the product of (x) the Subordination Increase Amount, if any, for the applicable distribution date and (y) a fraction the numerator of which is the Loans Group Balance of Loan Group A as of the end of the second preceding Due Period and the denominator of which is the Pool Balance as of the end of the second preceding Due Period.

     INTEREST PERIOD: For any distribution date and (a) the fixed rate certificates, the calendar month preceding the month of the applicable distribution date, calculated on the basis of a 360-day year comprised of twelve 30-day months and (b) the adjustable rate certificates, the period from the prior distribution date, or in the case of the first distribution date, from the closing date, through the day preceding the current distribution date, calculated on the basis of a 360-day year and the actual number of days elapsed; provided, however, that interest accrued on any class of offered certificates, other than the class IOF certificates, at the applicable Available Funds Cap, will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

     INTEREST REMITTANCE AMOUNT: As to either loan group and any distribution date, the portion of the Available Funds for that loan group that constitutes amounts in respect of interest.

     LOAN GROUP A CAP: The weighted average net loan rate of the mortgage loan in loans Group A.

     LOAN GROUP F CAP: A rate per annum equal to (1) the weighted average net loan rate of the mortgage loans in Loan Group F minus (2) the product of (x) the certificate rate on the notional amount certificates and (y) a fraction, the numerator of which is the notional amount of the notional amount certificates and the denominator of which is the sum of the Loans Group Balance of Loan Group F and the related Pre-Funded Amount as of the first day of the related Due Period.

     LIBOR CARRYOVER: As to the class A-1A certificates and any distribution date, the sum of

     (1) the excess, if any, of the related Class Monthly Interest Amount calculated on the basis of the lesser of (x) 1-month LIBOR plus the applicable certificate margin and (y) __% per annum over the related Class Monthly Interest Amount for the applicable distribution date,

     (2) any LIBOR Carryover remaining unpaid from prior distribution dates and

     (3) 30 days interest on the amount in clause (2) calculated on the basis of the lesser of (x) 1-month LIBOR plus the applicable certificate margin and (y) __% per annum.

     LIQUIDATED MORTGAGE LOAN: As to any distribution date, a mortgage loans with respect to which the servicer has determined, in accordance with the servicing procedures specified in the agreement, as of the end of the preceding Due Period, that all liquidation proceeds which it expects to recover with respect to the mortgage loans, including the disposition of the related REO, have been received.

     LOAN GROUP BALANCE: As to either loan group and any date of determination, the aggregate of the principal balances of the mortgage loans in the loan group at the applicable date.

     NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, liquidation proceeds, net of unreimbursed servicing fees, servicing advances and monthly advances with respect to the related Liquidated Mortgage Loan.

     NET RATE CAP CARRYOVER: As to any distribution date and the class A-6F certificates or any class of subordinate certificates, the sum of

     (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the Available Funds Cap, over the Class Monthly Interest Amount for the applicable distribution date,

     (b) any Net Rate Cap Carryover remaining unpaid from prior distribution dates and

     (c) 30 days' interest on the amount in clause (b) calculated at the applicable certificate rate, without regard to the Available Funds Cap.

     OC FLOOR: An amount equal to ____% of the aggregate class principal balance of the offered certificates as of the closing date.

     OVERCOLLATERALIZATION AMOUNT: As to any distribution date, the excess, if any, of (1) the Pool Balance as of the end of the related Due Period over (2) the aggregate class principal balance of the offered certificates after giving effect to the distribution of the Principal Distribution Amount on the applicable distribution date.

     POOL BALANCE: As of any date of determination, the sum of the Loans Group Balances as of the applicable date.

     PRE-FUNDED AMOUNT: As to any date of determination and either loan group, the applicable original Pre-Funded Amount minus the aggregate principal balance of subsequent mortgage loans purchased by the trust for inclusion in the loan group prior to the applicable date.

     PRINCIPAL BALANCE: As to any mortgage loan and any date of determination, the unpaid principal balance of the mortgage loan as of the related cut-off date minus all amounts credited against the Principal Balance prior to the date of determination.

     PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date, the lesser of
(a) the aggregate class principal balances of the offered certificates immediately preceding the applicable distribution date and (b) the sum of (1) the Aggregate Principal Amount minus the Excess Overcollateralization Amount and
(2) the Subordination Increase Amount.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any distribution date (a) prior to the Stepdown Date, the product of (x) ____% and (y) the aggregate original class principal balance of the offered certificates; and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of ____% and the aggregate original class principal balance of the offered certificates and (y) the product of ____% and the Pool Balance as of the end of the related Due Period and (2) the OC Floor, provided, however, that on each distribution date during the continuance of (a) a Cumulative Loss Event, the Required Overcollateralization Amount will equal ____% of the aggregate original class principal balance of the Offered certificates or (b) a Delinquency Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the distribution date immediately preceding the date on which the Delinquency Event first occurred.

     SENIOR ENHANCEMENT PERCENTAGE: As to any distribution date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate class principal balance of the Subordinate certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on the applicable distribution date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to (a) any distribution date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate class principal balance of the Senior certificates, and (b) any other distribution date, an amount equal to the excess, if any, of (x) the aggregate class principal balance of the senior certificates immediately prior to the applicable distribution date over (y) the lesser of (A) _____% of the Pool Balance as of the last day of the related Due Period and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

     STEPDOWN DATE: The later to occur of (x) the earlier to occur of (A) the distribution date in _________ and (B) the distribution date on which the aggregate class principal balance of the senior certificates is reduced to zero, and (y) the first distribution date on which the Senior enhancement Percentage, assuming 100% of the Principal Distribution Amount is distributed on the offered certificates, is at least equal to _____%.

     SUBORDINATION DEFICIENCY: As to any distribution date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable distribution date over (y) the Overcollateralization Amount for that distribution date after giving effect to the distribution of the Aggregate Principal Amount on that distribution date.

     SUBORDINATION INCREASE AMOUNT: As to any distribution date, the lesser of
(x) the Subordination Deficiency and (y) the Excess Interest.

DISTRIBUTION PRIORITIES

     On each distribution date the trustee will withdraw from the distribution account the Available Funds for each loan group and apply this amount in the following order of priority, in each case, to the extent of the funds remaining:

     A. Loan Group F

          1. To the securities administrator, the securities administration fee for Loan Group F for the applicable distribution date.

          2. Concurrently, to each class of senior certificates in certificate group F, the related Class Interest Distribution amount for the applicable distribution date.

          3. The remaining amount pursuant to clause C. below.

     B. Loan Group A

          1. To the securities administrator, the securities administration fee for Loan Group A for the applicable distribution date.

          2. To the class A-1A certificates, the related Class Interest Distribution amount for the applicable distribution date.

          3. The remaining amount pursuant to clause C. below.

     C. Remaining Amounts

          1. Concurrently, to the senior certificates in both certificate groups, the related Class Interest Distribution amount to the extent not paid pursuant to clauses A. and B. above on the applicable distribution date.

          2. Sequentially, to the class M-1, class M-2 and class B certificates, in that order, the related Class Monthly Interest Amounts for the applicable distribution date.

          3. To the senior certificates, the Senior Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount, allocated as described under "--Principal Priorities" below.

          4. To the class M-1 certificates, the Class M-1 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

          5. To the class M-2 certificates, the Class M-2 Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

          6. To the class B certificates, the Class B Principal Distribution Amount for the applicable distribution date, excluding any Subordination Increase Amount included in that amount.

          7. To the offered certificates, the Subordination Increase Amount for the applicable distribution date, allocated as described under "--Principal Priorities" below.

          8. To the class M-1 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

          9. To the class M-2 certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

          10. To the class B certificates, any related (a) Class Interest Carryover Shortfall and then (b) Class Principal Carryover Shortfall.

          11. To the class BIO certificates for concurrent deposit in the LIBOR carryover fund and the net rate cap fund.

          12. To the class A-1A certificates, the lesser of the LIBOR Carryover and the Available LIBOR Carryover Amount from the LIBOR carryover fund.

          13. Sequentially, to the class A-6F, class M-1, class M-2 and class B certificates, in that order, the related Net Rate Cap Carryover, from the net rate cap fund.

          14. To the class BIO certificates, the amount required by the agreement.

          15. To the residual certificates, any remaining amounts.

     On each distribution date, the Class Interest Distribution for each class of senior certificates in a certificate group will be distributed on an equal priority within the certificate group and any shortfall in the amount required to be distributed as interest on that certificate to each class will be allocated between the classes pro rata based on the amount that would have been distributed on each class in the absence of a shortfall.

PRINCIPAL PRIORITIES

     On each distribution date, the trustee will withdraw the Aggregate Principal Amount from the distribution account and apply this amount together with the amount, if any, included in the Principal Distribution Amount from clause C.7 above under "--Distribution Priorities," in the following order of priority, in each case, to the extent of the funds remaining for this distribution:

     (A) up to the Senior Principal Distribution Amount, concurrently, as follows:

          (1) to the senior certificates in certificate group F, the Adjusted Senior Principal Distribution Amount plus the Excess Funding Amount, if any, for certificate group F allocated in the following order of priority:

               (a) to the class A-7F certificates, the Class A-7F Principal Distribution, until the class Principal Balance of these certificates has been reduced to zero; and

               (b) sequentially, to the class A-1F, class A-2F, class A-3F, class A-4F, class A-5F, class A-6F and class A-7F certificates, in that order, until the respective class Principal Balances of these certificates have been reduced to zero; and

          (2) to the class A-1A certificates, the Group A Principal Distribution Amount plus the Excess Funding Amount, if any, for certificate group A until the class Principal Balance of these certificates has been reduced to zero.

     (B) to the subordinate certificates, as follows:

          (1) to the class M-1 certificates, the Class M-1 Principal Distribution Amount until its class principal balance has been reduced to zero;

          (2) to the class M-2 certificates, the Class M-2 Principal Distribution Amount until its class principal balance has been reduced to zero; and

          (3) to the class B certificates, the Class B Principal Distribution Amount until its class principal balance has been reduced to zero.

     (C) to the class BIO and residual certificates, any remaining principal in accordance with the agreement.

     Notwithstanding the priority set forth in clause A(1) and (2) above, if the aggregate class principal balance of the subordinate certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed concurrently to each class of senior certificates on a pro rata basis in accordance with their respective class principal balances.

     On each distribution date, the holders of the class P certificates will be entitled to all prepayment charges received with respect to the mortgage loans in each loan group during the related Due Period, and these amounts will not be available for distribution on the other classes of certificates.

     The securities administrator will pay the trustee the trustee fee for Loan Group F and Loan Group A from the related securities administration fee.

CERTIFICATE RATES

     The certificate rate for each class of fixed rate certificates is set forth on the cover page or described in this prospectus supplement. Each certificate rate, other than that on the class IOF certificates, is subject to the lower of the Loan Group F Cap and the Loan Group A Cap.

     The certificate rate for the adjustable rate certificates for any Interest Period will equal the least of

     (x) the sum of 1-month LIBOR and the applicable certificate margin,

     (y) __%, and

     (z) the Loan Group A Cap.

     The certificate margin for the adjustable rate certificates will be as follows:

                                                        CERTIFICATE MARGIN

          CLASS                                            (1)           (2)
          -----                                           ----           ---

          A-1A............................................_____%         ____%

-------------------
(1) Prior to or on the optional termination date.

(2) After the optional termination date.

     With respect to each distribution date, 1-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

OVERCOLLATERALIZATION PROVISIONS

     The Excess Interest will be applied to, among other things, the accelerated amortization of the offered certificates then entitled to distributions of principal until the Overcollateralization Amount equals the Required Overcollateralization Amount. Subject to particular floors, caps and triggers, the Required Overcollateralization Amount may increase or decrease over time. An increase in the required level of overcollateralization will result on the basis of cumulative realized losses or the Delinquency Amount.

CROSSCOLLATERALIZATION PROVISIONS

     Some Available Funds with respect to each loan group will be available to cover some shortfalls and to create overcollateralization with respect to the offered certificates relating to the other loan group as described above under the caption "--Distribution Priorities."

ALLOCATION OF REALIZED LOSSES

     The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate class principal balance of the offered certificates. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

     If, following the distributions on a distribution date, the aggregate class principal balance of the offered certificates exceeds the Pool Balance, i.e., the certificates are undercollateralized, the class principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by the amount of excess. Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distribution Priorities."

     For all purposes of this prospectus supplement the class B certificates will have the lowest payment priority of any class of subordinate certificates.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to certificateholders, the securities administrator will prepare and the trustee will forward to each certificateholder a statement setting forth, among other items the following, to the extent applicable to each class of certificates:

          (a) the aggregate amount of the distribution to each class of certificates on the applicable distribution date;

          (b) the amount of the distribution set forth in paragraph (a) above in respect of interest and the amount of that distribution in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (c) the amount of the distribution set forth in paragraph (a) above in respect of principal;

          (d) the amount of Excess Interest for each loan group paid as principal;

          (e) the servicing fee;

          (f) the Loan Group Balance of each loan group and the Pool Balance, in each case as of the close of business on the last day of the preceding Due Period;

          (g) the class principal balance of each class of certificates after giving effect to payments allocated to principal above;

          (h) the Overcollateralization Amount and the Required
     Overcollateralization Amount as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

          (i) the number and aggregate Principal Balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

          (j) whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculations of those events;

          (k) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

          (l) the amounts of realized losses for the applicable Due Period and the cumulative amount of realized losses to date;

          (m) the weighted average loan rate on the mortgage loans in each loan group and specifying the weighted average loan rate for each loan group as of the first day of the month prior to the distribution date;

          (n) the certificate rate on the adjustable rate certificates for the applicable distribution date;

          (o) the amount of LIBOR Carryover distributed to the adjustable rate certificates and the amount of LIBOR Carryover remaining for the class;

          (p) the amount of Net Rate Cap Carryover distributed to the class A-6F certificates and each class of subordinate certificates and the amount of Net Rate Cap Carryover remaining for each class;

          (q) the amount of any Class Principal Carryover Shortfall paid with respect to each class of subordinate certificates and any amounts remaining;

          (r) during the funding period, the remaining Pre-Funded Amount and the portion of this amount used to acquired subsequent mortgage loans since the preceding distribution date; and

          (s) during the funding period, the amount remaining in the initial interest coverage account.

     In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by that person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the agreement. A form of the agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under "Description Of The Certificates" and in the prospectus under the headings "Description Of The Securities" and "The Agreements" describe the material provisions of the agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement. Wherever particular sections or defined terms of the agreement are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement.

ASSIGNMENT OF MORTGAGE LOANS

     On the closing date with respect to the initial mortgage loans and on each subsequent transfer date with respect to the subsequent mortgage loans, the seller will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the related cut-off date other than payments of interest on the initial mortgage loans due on or before ____________. The trustee, concurrently with the initial transfer, will deliver the certificates to the seller. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the agreement. This schedule will include information as to the Principal Balance of each mortgage loan as of the related cut-off date, as well as information with respect to the loan rate.

     The agreement will require that, within the time period specified in the agreement, the seller will deliver to the trustee, or the Custodian, as the trustee's agent for this purpose, the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the seller may deliver true and correct copies of the original mortgages.

     Under the terms of the agreement, the seller will promptly and in no event later than 30 days after the closing date with respect to the initial mortgage loans and promptly but not later than 30 days after each subsequent transfer date with respect to the related subsequent mortgage loans, prepare and record assignments of the mortgages related to each mortgage loan in favor of the trustee, unless opinions of counsel satisfactory to the rating agencies are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the mortgage loans. The seller expects that assignments for substantially all of the mortgage loans will not be recorded based on the opinion of counsel. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date or subsequent transfer date, as the case may be, the assignment will be prepared and recorded within 30 days after receipt of this information, but in no event later than one year after the closing date or subsequent transfer date, as the case may be.

     Within 45 days of the closing date with respect to the initial mortgage loans and each subsequent transfer date with respect to the related subsequent mortgage loans, the trustee, or the Custodian on behalf of the trustee, will review the mortgage loans and the related documents pursuant to the agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the seller by the trustee, the seller will be obligated to either (a) substitute for the mortgage loan an eligible substitute mortgage loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or (b) purchase the mortgage loan at a price equal to the outstanding Principal Balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, net of the servicing fee if the seller is the servicer, plus if the seller is not the servicer the amount of any unreimbursed servicing advances made by the servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

     In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises an eligible substitute amount equal to the excess of the Principal Balance of the related defective mortgage loan over the Principal Balance of the eligible substitute mortgage loan.

     An eligible substitute mortgage loan is a mortgage loan to be substituted by the seller for a defective mortgage loan which must, on the date of the substitution,

     o have an outstanding principal balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate Principal Balance, not in excess of, and not less than __% of, the Principal Balance of the defective mortgage loan;

     o have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

     o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan; and

     o comply with each representation and warranty as to the mortgage loans set forth in the agreement, deemed to be made as of the date of substitution.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date, that, among other things: (a) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and
(b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the certificateholders in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to (x) substitute for the mortgage loan an eligible substitute mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the agreement that materially and adversely affects the interests of the certificateholders.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of interest due on or before ____________, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the applicable distribution date if approved by the rating agencies.

     The trustee will establish a distribution account. No later than 11:00 a.m. New York time on the business day prior to each distribution date, the Available Funds for a loan group and the related Due Period are required to be deposited into the distribution account. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date or, if the eligible investments are an obligation of the trustee or are money market funds for which the trustee or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related distribution date. Investment earnings from amounts on deposit in the distribution account will not be part of Available Funds.

     An eligible account is a segregated account that is

     1. maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the rating agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of A by Standard & Poor's Rating Service and A2 by Moody's Investor Services, and which is any of

          (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

          (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

          (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws,

          (D)  a principal subsidiary of a bank holding company;

     2. a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $__________, acting in its fiduciary capacity; or

     3. otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the trustee, without reduction or withdrawal of the then current ratings of the offered certificates.

ADVANCES

     Not later than the close of business on the fourth business day prior to each distribution date, referred to as the determination date, the servicer will deposit in the collection account an amount equal to each scheduled payment due on a mortgage loan during the related Due Period but not received by the servicer as of the related determination date, net of the servicing fee, called a monthly advance. The obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

     o the preservation, restoration and protection of the mortgaged properties,

     o    any enforcement or judicial proceedings, including foreclosures, and

     o the management and liquidation of mortgaged properties acquired in satisfaction of the related Mortgage.

Each expenditure will constitute a servicing advance.

     The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's right to reimbursement for monthly advances is limited to late collections on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's right to reimbursements is prior to the rights of certificateholders.

     Notwithstanding the foregoing, the servicer is not required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the servicer, the servicer determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. In addition, if any servicing advance or monthly advance is determined in good faith by the servicer to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to the servicer from other amounts on deposit in the collection account.

INITIAL INTEREST COVERAGE ACCOUNT

     On the closing date, cash may be deposited in the initial interest coverage account, which account will be in the name of and maintained by the trustee and will be part of the trust. The amount on deposit in the initial interest coverage account, including reinvestment income on that amount, will be used by the trustee, on the distribution dates during and immediately following the funding period, to fund shortfalls in the interest collections attributable to the pre-funding feature of the trust. Any amounts remaining in the initial interest coverage account and not needed for this purpose will be paid to the seller and will not thereafter be available for distribution to the holders of the offered certificates.

     Amounts on deposit in the initial interest coverage account will be invested in eligible investments. The initial interest coverage account will not be an asset of any REMIC.

PRE-FUNDING ACCOUNT

     On the closing date, the Original Pre-Funded Amount for each loan group will be deposited into the pre-funding account. See "Description of the Mortgage Loans--Conveyance of subsequent mortgage loans." Amounts in the pre-funding account may be used only to (a) acquire subsequent mortgage loans, and (b) to make accelerated payments of principal on the certificates. During the funding period amounts will, from time to time, be withdrawn from the pre-funding account to purchase subsequent mortgage loans in accordance with the agreement. Any Pre-Funded Amount remaining at the end of the funding period will be distributed as a principal prepayment to the holders of the class A-1F certificates in the case of certificate group F and the holders of the class A-1A certificates in the case of certificate group A.

     Amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment earnings on funds in the pre-funding account will be transferred to the initial interest coverage account. The pre-funding account will not be an asset of any REMIC.

CARRYOVER RESERVE FUNDS

     The agreement provides for two reserve funds, the LIBOR carryover fund and the net rate cap fund, which are held by the trustee on behalf of the holders of the class A-1A certificates with respect to the LIBOR carryover fund and class A-6F certificates and the subordinate certificates with respect to the net rate cap fund. To the extent amounts on deposit are sufficient, holders of the class A-1A certificates, class A-6F certificates and subordinate certificates will be entitled to receive payments from the related fund equal to any LIBOR Carryover or Net Rate Cap Carryover, as applicable. The amount required to be deposited in each fund on any distribution date will equal any LIBOR Carryover or Net Rate Cap Carryover, as applicable, for the applicable distribution date, or, if no LIBOR Carryover or Net Rate Cap Carryover, as applicable, is payable on the applicable distribution date, an amount that when added to other amounts already on deposit in the applicable fund, the aggregate amount on deposit is equal to $10,000. Any investment earnings on amounts on deposit in each fund will be paid to, and for the benefit of, the holders of the class BIO certificates and will not be available to pay any LIBOR Carryover or Net Rate Cap Carryover, as applicable. Neither the LIBOR carryover fund nor the net rate cap fund will be included as an asset of any REMIC.

SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the agreement, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a mortgage loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the mortgage loans. In addition, the servicer has the right to modify the terms of the mortgage loans if the modification would be made by the servicer if the mortgage loan were held for the servicer's own account and it first delivers to the trustee and the securities administrator written notice of the modification together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Code and applicable Treasury regulations.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

     With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to ____% per annum, on the Principal Balance of each mortgage loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     Not later than the determination date, the servicer is required to remit to the trustee, without any right of reimbursement, an amount equal to, with respect to each mortgage loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of the sum of 30 days' interest on the Principal Balance of each mortgage loan at the related loan rate, or at any lower rate as may be in effect for the mortgage loan because of application of the Civil Relief Act, minus the servicing fee for the mortgage loan, over the amount of interest actually paid by the related mortgagor in connection with each principal prepayment, with respect to all these mortgage loans, referred to as the prepayment interest shortfall, and (b) the sum of the servicing fee received by the servicer in the most recently ended Due Period.

     The servicer is not obligated to offset any of the servicing fee against, or to provide any other funds to cover, any Civil Relief Act Shortfalls.

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement provides for delivery on or before the last business day of the fifth month following the end of each fiscal year of the servicer, beginning in 2000, to the trustee, the securities administrator and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the agreement throughout the preceding fiscal year, except as specified in the statement.

     On or before the last business day of the fifth month following the end of each fiscal year of the servicer, beginning in 2000, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the trustee, the securities administrator and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusion.

     The servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The agreement provides that the servicer may not resign from its obligations and duties under the agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the trustee and the securities administrator or (2) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer, if other than Norwest Bank, to the trustee and the securities administrator in writing and the proposed successor servicer is reasonably acceptable to the trustee and the securities administrator; and (b) the rating agencies have confirmed to the trustee and the securities administrator that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current ratings of the offered certificates. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the agreement. Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the agreement, the servicer has initially designated, and the trustee has agreed to the appointment of, Norwest Bank Minnesota, National Association or its affiliate, referred to as Norwest Bank, as the successor servicer in the event the servicer resigns from its obligations and duties. The appointment to be effective within ninety (90) days of the resignation of the servicer. Norwest Bank shall have no obligation to service the mortgage loans prior to the resignation or removal of the servicer.

     The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any arrangement, the servicer will remain liable and obligated to the trustee, the securities administrator and the certificateholders for the servicer's duties and obligations under the agreement, without any diminution of these duties and obligations and as if the servicer itself were performing the duties and obligations.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer under the agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     Events of default will consist of:

     o    any failure by the servicer to make any required monthly advance or
          (B) any other failure of the servicer to deposit in the collection account or the distribution account any deposit required to be made under the agreement, which failure continues unremedied for three business days after payment was required to be made;

     o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement which, in each case, materially and adversely affects the interests of the certificateholders and continues unremedied for 30 days after knowledge or the giving of written notice of the failure to the servicer by the trustee or the securities administrator, or to the servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

     o any failure by the servicer to make any required servicing advance, which failure continues unremedied for a period of 30 days after knowledge or the giving of written notice of the failure to the servicer by the trustee or the securities administrator, or to the servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

     o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and particular actions by the servicer indicating insolvency, reorganization or inability to pay its obligations; and

     o    cumulative losses exceed the level set forth in the agreement.

     If any monthly advance is not made by 12:00 noon, New York City time, on the second business day preceding the applicable distribution date, the successor servicer will immediately assume the advancing obligation of the servicer.

     Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the agreement, within ninety (90) days of the removal of the servicer, Norwest Bank will be the successor servicer and will assume all of the rights and obligations of the servicer. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make monthly advances and servicing advances upon the removal of the servicer unless it determines reasonably and in good faith that the advances would not be recoverable. If, however, Norwest Bank is unable to act as successor servicer, or if the majority of certificateholders so requests, the trustee may act as successor servicer or may appoint, or petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $25,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the trustee or certificateholders holding certificates evidencing at least 51% of the voting rights in the trust may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the successor servicer would be obligated to succeed the servicer but is unable so to act, the trustee may act as successor servicer or it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the agreement and having a net worth of at least $25,000,000 to act as successor to the servicer under the pooling and servicing agreement. Pending an appointment, the successor servicer will be obligated to act in this capacity unless prohibited by law. The successor will be entitled to receive the same compensation that the servicer would otherwise have received, or a lesser compensation as the trustee, the securities administrator and the successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default that has occurred is an insolvency event.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the seller, the servicer, the securities administrator and the trustee, without the consent of the certificateholders, to o cure any ambiguity,

     o correct or supplement any provisions in the pooling and servicing agreement which may be defective or inconsistent with any other provisions of the pooling and servicing agreement,

     o    add to the duties of the servicer,

     o comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates, it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the trustee, the securities administrator or the servicer is obligated to obtain, maintain, or improve any rating, or

     o add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that the action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any amendment will not be deemed to materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates.

     The pooling and servicing agreement also may be amended from time to time by the seller, the servicer, the securities administrator and the trustee, with the consent of certificateholders holding certificates evidencing at least 51% of the voting rights of each class affected by the amendment, or 51% of all of the voting rights if all classes are affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will (x) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments which are required to be made on any certificate without the consent of the certificateholder or (y) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all certificates of the affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The trust will terminate on the distribution date following the earliest of

     (a) the distribution date on which the aggregate class principal balance of all the certificates has been reduced to zero,

     (b) the final payment or other liquidation of the last mortgage loan in the trust and

     (c) the optional purchase by the servicer of the mortgage loans, as described below.

     Subject to provisions in the agreement concerning adopting a plan of complete liquidation, the servicer may, at its option, terminate the agreement on any distribution date following the Due Period during which the aggregate Principal Balance of the mortgage loans is less than 10% of the sum of the Principal Balances of the initial mortgage loans and subsequent mortgage loans as of the cut-off date, called the optional termination date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of the outstanding Pool Balance, subject to reduction of the purchase price based in part on the appraised value of any REO property included in the trust if the appraised value is less than the Principal Balance of the related mortgage loan, as provided in the agreement, and accrued and unpaid interest on the related mortgage loan at the weighted average of the loan rates through the end of the related Due Period.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The servicer has the option to purchase from the trust any mortgage loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the Principal Balance computed at the loan rate.

VOTING RIGHTS

     Under the agreement, the portion of the voting rights allocated to the offered certificates will equal 100% minus the portion allocated to the class BIO certificates and the Residual certificates, and the portion of the voting rights allocated to the class BIO certificates and the Residual certificates will equal the percentage equivalent of a fraction, the numerator of which is the Required Overcollateralization Amount and the denominator of which is the Pool Balance. Voting rights allocated to the classes of offered certificates will be allocated among the classes in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of the class on the basis of their respective percentage interests.

THE TRUSTEE

     __________________________ will be named trustee pursuant to the agreement. The trustee's principal office is located at __________________________________. The telephone number is (___) ________. The trustee may have banking relationships with the seller and the servicer. The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

     The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. The seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the seller will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     No holder of a certificate will have any right under the agreement to institute any proceeding with respect to the agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders evidencing at least 51% of the voting rights have made written requests upon the trustee to institute a proceeding in its own name as trustee under the agreement and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under the agreement or in relation to the agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.

[THE SECURITIES ADMINISTRATOR

     ______________________________________, will be named securities administrator pursuant to the agreement.]

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the seller for general corporate purposes, including repayment of financing for the mortgage loans. This financing may have been provided by one or more of the underwriters or their affiliates.

                        FEDERAL INCOME TAX CONSIDERATIONS

     Separate elections will be made to treat particular assets of the trust, exclusive of the initial interest coverage account, the pre-funding account, the net rate cap fund and the LIBOR carryover fund, as a real estate mortgage investment conduit, also referred to as a REMIC, for federal income tax purposes under the Internal Revenue Code of 1986, as amended the Code, creating a tiered REMIC structure. The offered certificates, excluding any associated rights to receive LIBOR Carryover or Net Rate Cap Carryover, will be designated as "regular interests" in a REMIC, named REMIC regular certificates. The REMIC regular certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the REMIC regular certificates must be reported under an accrual method of accounting. See "Federal Income Tax Considerations--Taxation of the REMIC and its holders" in the prospectus.

     The notional amount certificates will, and the other classes of REMIC regular certificates may, depending on their issue price, be issued with original issue discount, called OID, for federal income tax purposes. In this event, holders of the certificates will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to that income. The Treasury regulations relating to OID do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Internal Revenue Code Section 1272(a)(6) and the OID regulations as described in the prospectus. However, because no regulatory guidance currently exists under Internal Revenue Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the REMIC regular certificates with OID will be the original yield to maturity of the certificates, determined by assuming that the mortgage loans in Loan Group F and Loan Group A will prepay in accordance with ____% of the prepayment assumption and ___% CPR, respectively. No representation is made as to the actual rate at which the mortgage loans will prepay.

     A reasonable application of the principles of the OID regulations to the adjustable rate certificates generally would be to calculate OID for each period, computing the OID (a) by assuming that the value of the 1-month LIBOR will remain constant for purposes of determining the original yield to maturity of the class of certificates and projecting future distributions on the certificates, thereby treating the certificates as fixed rate instruments to which the OID computation rules described in the prospectus can be applied, and
(b) by accounting for any positive or negative variation in the actual value of LIBOR in any period from its assumed value as a current adjustment to OID with respect to the applicable period.

     The REMIC regular certificates will be treated as regular interests in a REMIC under section 860G of the Internal Revenue Code. Accordingly, the REMIC regular certificates will be treated as (a) assets described in section 7701(a)(19)(C) of the Internal Revenue Code, and (b) "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code, in each case to the extent described in the prospectus. Interest on the REMIC regular certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code to the same extent that the REMIC regular certificates are treated as real estate assets. See "Federal Income Tax Considerations" in the prospectus.

LIBOR CARRYOVER AND NET RATE CAP CARRYOVER

     The beneficial owners of the class A-1A certificates and the class A-6F and subordinate certificates and the related rights to receive LIBOR Carryover and Net Rate Cap Carryover, respectively, will be treated for tax purposes as owning two separate assets: (a) the respective class A-1A certificates and the class A-6F and subordinate certificates without the rights to receive LIBOR Carryover or Net Rate Cap Carryover, which constitute regular interests in a REMIC, and
(b) the related rights to receive LIBOR Carryover or Net Rate Cap Carryover. Accordingly, a purchaser of a class A-1A certificate or class A-6F or subordinate certificate must allocate its purchase price between the two assets comprising the related certificate. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the certificates. No representation is or will be made as to the relative fair market values. We recommend that all holders of class A-1A certificates, class A-6F certificates and subordinate certificates consult their tax advisors regarding the taxation of LIBOR Carryover and Net Rate Cap Carryover, respectively, which is generally governed by the provisions of the Internal Revenue Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

     The rights to receive LIBOR Carryover or Net Rate Cap Carryover will not constitute

     (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code for a real estate investment trust;

     (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Internal Revenue Code if held by a REMIC; or

     (c) an asset described in section 7701(a)(19)(C)(xi) of the Internal Revenue Code if held by a domestic building and loan association.

Further, the LIBOR Carryover and Net Rate Cap Carryover will not constitute income described in section 856(c)(3)(B) of the Internal Revenue Code for a real estate investment trust. Moreover, other special rules may apply to some investors, including dealers in securities and dealers in notional principal contracts.

BACKUP WITHHOLDING

     Some certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments", as defined in the Internal Revenue Code, properly, or, under specific circumstances, fail to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The trustee will be required to report annually to the Internal Revenue Service, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally, holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "certificateholder" of record is Cede, as nominee for DTC, certificate owners and the Internal Revenue Service will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on Internal Revenue Service Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificate owner fail to provide the required certification, the participants or indirect participants, or the Paying Agent, will be required to withhold 31% of the interest, and principal, otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. These amounts will be deemed distributed to the affected certificate owner for all purposes of the certificates and the agreement.

     Treasury regulations, called final withholding regulations, which are generally effective with respect to payments made after __________ __, ____, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide particular presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. We recommend that all holders consult their tax advisors regarding the application of the final withholding regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the United States federal income tax treatment of holders that are foreign investors. The term foreign investor means any person other than

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state or political subdivision of the United States,

     o an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     The Internal Revenue Code and Treasury regulations generally subject interest paid to a foreign investor to a withholding tax at a rate of 30%, unless this rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to particular "portfolio debt investments" issued to foreign investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a foreign investor. The offered certificates will be issued in registered form, therefore if the information required by the Internal Revenue Code is furnished, as described below, and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

     For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed Internal Revenue Service Form W-8 signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing the certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     As indicated above, the final withholding regulations consolidate and modify the current certification requirements and means by which a foreign investor may claim exemption from United States federal income tax withholding. All foreign investors should consult their tax advisors regarding the application of the final withholding regulations, which are generally effective with respect to payments made after _____________.

     A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of the offered certificate, provided that

     o the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

     o in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

     o in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Internal Revenue Code , collectively, called a plan, which proposes to cause a plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the Internal Revenue Code, of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor has granted an administrative exemption to___________ (Prohibited Transaction Exemption ___-___), called the exemption, which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in asset-backed pass-through trusts, with respect to which _______________ or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied. The exemption will apply to the acquisition, holding and resale of the senior certificates by a plan provided that particular conditions, some of which are described below, are met.

     Among the conditions which must be satisfied for the exemption to apply are the following:

          (1) The acquisition of the senior certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the investing plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the senior certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The senior certificates acquired by the plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Moody's Investors Service, Inc., or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by the servicer represent not more than reasonable compensation for the servicer's services under the agreement and reimbursement of the servicer's reasonable expenses in connection with service;

          (5) The trustee is not an affiliate of the underwriters, the seller, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates; and

          (6) The plan investing in the senior certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is expected that the exemption will apply to the acquisition and holding of the senior certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met.

     The exemption does not apply to plans sponsored by the seller, the underwriters, the trustee, the securities administrator, the servicer, any other servicers or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of the parties, called the restricted group. No exemption is provided from the restrictions of ERISA for the acquisition or holding of offered certificates on behalf of an excluded plan by any person who is a fiduciary with respect to the assets of the excluded plan. For purposes of the offered certificates, an excluded plan is a plan sponsored by any member of the restricted group. In addition, no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

     On July 21, 1997, the U.S. Department of Labor published in the Federal Register an amendment to the exemption which extends exemptive relief to particular mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the offered certificates, the amendment generally allows a portion of the mortgage loans supporting payments to certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the certificates to be transferred within a 90-day or three-month period following the closing date, called the pre-funding period, instead of requiring that all the loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered, called the pre-funding limit, must not exceed twenty-five percent (25%).

          (2) All loans transferred after the closing date, referred to as additional loans, must meet the same terms and conditions for eligibility as the original loans used to create the trust, which terms and conditions have been approved by the rating agency.

          (3) The transfer of the additional loans to the trust during the pre-funding period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the average annual percentage interest rate for all of the loans in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust on the closing date.

          (5) Either: (a) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (b) an independent accountant retained by the seller must provide the seller with a letter, with copies provided to the rating agencies, the underwriters and the trustee, stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, private placement memorandum , collectively, referred to as the offering documents, and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

          (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier, in some circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement.

          (7) Amounts transferred to any pre-funding account and/or initial interest coverage account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and
     (a) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that the obligations are backed by the full faith and credit of the United States; or (b) have been rated, or the obligor has been rated, in one of the three highest generic rating categories by the rating agency, referred to as permitted investments.

          (8) The offering documents must describe:

               (a) any pre-funding account and/or initial interest coverage account used in connection with a pre-funding account;

               (b) the duration of the pre-funding period;

               (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

               (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

          (9) The agreement must describe the permitted investments for the pre-funding account and initial interest coverage account and, if not disclosed in the offering documents, the terms and conditions for eligibility of the additional loans.

     Whether the conditions of the exemption will be satisfied with respect to the senior certificates will depend upon the relevant facts and circumstances existing at the time a plan acquires the senior certificates. Plan investors should make their own determination, in consultation with their counsel, before acquiring senior certificates in reliance on the applicability of the exemption.

     BECAUSE THE CHARACTERISTICS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS M-1, CLASS M-2 OR CLASS B CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAX OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

     (A) A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE, NOR A PERSON ACTING ON BEHALF OF ANY PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER;

     (B) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT", AS THE TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, CALLED PTCE 95-60, AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR

     (C) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF THE CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND, SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE INTERNAL REVENUE CODE, WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THE REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS M-1, CLASS M-2 OR CLASS B CERTIFICATE IN BOOK-ENTRY FORM. IN THE EVENT THAT THE REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING THE PLAN'S ASSETS IS ATTEMPTED WITHOUT THE OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the offered certificates. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ____________, among the seller and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the seller the principal amount of offered certificates set forth below under the underwriter's name.

CLASS

Class A-1F
Class A-2F
Class A-3F
Class A-4F
Class A-5F
Class A-6F
Class A-7F
Class A-1A
Class M-1
Class M-2
Class B

         Total


     The seller has been advised that the underwriters propose initially to offer the offered certificates to some dealers at the price less a selling concession not to exceed the applicable percentage of the certificate denomination set forth below, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed the applicable percentage of the certificate denomination set forth below:

                                                     SELLING       REALLOWANCE
      CLASS                                         CONCESSION      DISCOUNT
      -----                                         ----------      --------
      Class A-1F..............................
      Class A-2F..............................
      Class A-3F..............................
      Class A-4F..............................
      Class A-5F..............................
      Class A-6F..............................
      Class A-7F..............................
      Class A-1A..............................
      Class M-1...............................
      Class M-2...............................
      Class B.................................


     After the initial public offering, the public offering prices, concessions and discounts may be changed.

     Distribution of the notional amount certificates will be made by _______________ from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the notional amount certificates are expected to be approximately $___________ plus accrued interest, before deducting a portion of the total expenses payable by the seller which total is estimated to be a total of $____________. In connection with the purchase and sale of the notional amount certificates, _______________ may be deemed to have received compensation from the seller in the form of underwriting discounts and commissions.

     The seller has been advised by the underwriters that they presently intend to make a market in the offered certificates. However, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

     Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the offered certificates, other than the class IOF certificates. As an exception to these rules, the underwriters are permitted to engage in particular transactions that stabilize the prices of the offered certificates, other than the class IOF certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

     Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related offered certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

     Immediately prior to the sale of the mortgage loans to the trust, the mortgage loans were subject to financing provided by affiliates of some of the underwriters. The seller will apply a portion of the proceeds it receives from the sale of the offered certificates to repay the financing.

     The underwriting agreement provides that the seller will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     Some legal matters with respect to the offered certificates will be passed upon for the seller and servicer by Stroock & Stroock & Lavan LLP, New York, New York, and for the underwriters by Brown & Wood LLP, New York, New York.

                                     RATINGS

     The offered certificates will be rated by ____________________, referred to as ________________, and _______________, referred to as _______________, each called a rating agency. It is a condition to the issuance of the offered certificates that they receive ratings by the rating agencies as follows:

                  CLASS
                  -----                    -------      -------
                  Class A-1F               AAA           AAA
                  Class A-2F               AAA           AAA
                  Class A-3F               AAA           AAA
                  Class A-4F               AAA           AAA
                  Class A-5F               AAA           AAA
                  Class A-6F               AAA           AAA
                  Class A-7F               AAA           AAA
                  Class IOF                AAA           AAA
                  Class A-1A               AAA           AAA
                  Class M-1                 AA            AA
                  Class M-2                  A             A
                  Class B                  BBB-          BBB-

     The ratings assigned by ______ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. ________'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. __________'s ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings assigned by __________ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. __________'s ratings take into consideration credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. __________'s ratings on the certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that holders of the notional amount certificates may fail to recoup their initial investments or the likelihood that holders of the adjustable rate certificates will receive any LIBOR Carryover or the likelihood that holders of the class A-6F certificates or subordinate certificates will receive any related Net Rate Cap Carryover. Each securities rating should be evaluated independently of similar ratings on different securities.

     There can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the offered certificates of any class could be lower than the respective ratings assigned by the applicable rating agency.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, series ____-_, referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Cedelbank or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear, in this capacity, and as DTC participants.

     Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

     Trading between Cedelbank and/or Euroclear participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the applicable accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedelbank or Euroclear seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are certificate owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the certificate owners or his agent.

     Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The certificate owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. person" means

     (a) a citizen or resident of the United States,

     (b) a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, organized in or under the laws of the United States or any political subdivision of the United States,

     (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

     (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after __________ __, ____. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

START
              Prospectus supplement to prospectus dated ____, 2000

                                  $------------

                    DELTA FUNDING HOME EQUITY LOAN TRUST ____
                   Home Equity Loan Asset-Backed Notes, Series
                                     ______
                            Delta Funding Corporation
                               Seller and Servicer

                                 ---------------

NOTES OFFERED
o Classes of asset backed notes listed below

ASSETS

     o Fixed and adjustable rate, first and second lien, subprime residential mortgage loans

CREDIT ENHANCEMENT

     o  Excess interest

     o  Overcollateralization

     o  Note insurance policy

You should carefully carefully consider the risk factors beginning on page S-_ in this prospectus supplement.

The notes are obligations only of the trust.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.



==========================================================================================================
                                    INITIAL CLASS NOTE BALANCE    NOTE RATE            EXPECTED RATINGS

----------------------------------------------------------------------------------------------------------
Class A-1F.......................              $                                       AAA          AAA
----------------------------------------------------------------------------------------------------------
Class A-1A.......................              $                 Adjustable            AAA          AAA
==========================================================================================================

     The note rates on the offered fixed rate notes are subject to an interest rate cap and to increase after the optional termination date.

     The note rate on the offered adjustable rate notes is subject to change on each payment date, an interest rate cap and to increase after the optional termination date.

     See "Description of the Notes - Note rates" in this prospectus supplement.

     Subject to the satisfaction of specific conditions, the underwriters named below will purchase the offered notes from the seller. See "Underwriting" in this prospectus supplement. The offered notes will be issued in book-entry form only on or about ___________.

                                  Underwriters

-----------------

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                                 THE PROSPECTUS

     We provide information to you about the offered notes in two separate documents that provide progressively more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of notes; and

     o this prospectus supplement, which describes the specific terms of your series of notes.

     IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                       PAGE

Summary...................................................................5
Risk Factors.............................................................10
Description of the Mortgage Loans........................................17
Prepayment and Yield Considerations......................................33
Description of the Notes.................................................44
The Note Insurer.........................................................58
The Agreements...........................................................58
Use of Proceeds..........................................................72
ERISA Considerations.....................................................73
Legal Investment Considerations..........................................75
Underwriting.............................................................75
Legal Matters............................................................77
Ratings..................................................................77


                                   PROSPECTUS

                                                                      PAGE


Reports to Holders........................................................3
Incorporation of Certain Documents by Reference...........................3
The Seller and the Servicer..............................................22
Description of the Securities............................................31
The Trust Funds..........................................................41
Enhancement..............................................................49
Servicing of Loans.......................................................51
The Agreements...........................................................59
Certain Legal Aspects of the Loans.......................................70
Use of Proceeds..........................................................80
Federal Income Tax Considerations........................................81
State Tax Considerations................................................109
ERISA Considerations....................................................109
Legal Investment........................................................110
Plan of Distribution....................................................110
Legal Matters...........................................................111
Glossary of Terms.......................................................111



     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Home Equity Loan Asset-Backed Notes, Series _____ in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Notes, Series _______ and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Notes, Series ________ will be required to deliver a prospectus supplement and prospectus until __________,
_____.

                                     SUMMARY

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered notes. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF NOTES.......................   Home Equity Loan Asset-Backed Notes,
                                        Series _____.

ISSUER...............................   Delta Funding Home Equity Loan
                                        Trust _______.

SELLER AND SERVICER..................   Delta Funding Corporation.

INDENTURE TRUSTEE....................   _____________

OWNER TRUSTEE........................   _____________

CUSTODIAN............................   _____________

SECURITIES ADMINISTRATOR.............   _____________

NOTE INSURER.........................   _____________

CUT-OFF DATE.........................   The close of business on ________,
                                        _____, except that the cut-off date for
                                        any mortgage loan originated after
                                        ________, _____ will be the date of
                                        origination of that mortgage loan.

CLOSING DATE.........................   On or about ________, _____.

PAYMENT DATES........................   The 15th day of each month or, if that
                                        day is not a business day, the next
                                        business day, beginning in __________.

RECORD DATES.........................   The last business day of the month
                                        before the month in which the applicable payment date occurs. The record date for the class A-1A notes, however, is the business day immediately before the applicable payment date so long as the class A-1A notes remain in book-entry form.

FINAL MATURITY DATES.................   The final maturity date for each class
                                        of offered notes is as follows:

                                        CLASS            Final Maturity Date
                                        -----            -------------------
                                        A-1F
                                        A-1A

DESIGNATIONS

Each class of notes will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

BOOK-ENTRY NOTES

All classes of offered notes.

FIXED RATE NOTES

Class A-1F notes.

ADJUSTABLE RATE NOTES

Class A-1A notes.

GROUP F NOTES OR NOTE GROUP F

Class A-1F notes.

GROUP A NOTES OR NOTE GROUP A

Class A-1A notes.

NOTE GROUP

Group F notes or Group A notes, as applicable.

LOAN GROUP F

All mortgage loans bearing interest at fixed rates.

LOAN GROUP A

All mortgage loans bearing interest at adjustable rates, including mortgage loans which bear interest at rates that are fixed for two years or three years before beginning to adjust.

OFFERED NOTES

NOTE RATES

The interest rate for each class of offered notes is set forth on the cover page of, or described in, this prospectus supplement. Each interest rate is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the applicable mortgage loans net of specified fees and expenses.

INTEREST PAYMENTS

On each payment date, each class of offered notes will be entitled to interest in an amount equal to

o    the applicable note rate, MULTIPLIED BY
o the applicable class principal balance on the day before that payment date, multiplied by
o 1/12 or, in the case of the class A-1A notes, the days in the accrual period divided by 360, MINUS
o    the pro rata share of civil relief act interest shortfalls, PLUS
o    any unpaid interest amounts from prior payment dates, PLUS
o    30 days' interest on unpaid interest amounts at the applicable note rate.

INTEREST ACCRUAL PERIOD

The calendar month preceding the month in which a payment date occurs, except that the interest accrual period for the class A-1A notes will be the period from the prior payment date or, in the case of the first payment date from the closing date, to the day before the applicable payment date.

INTEREST CALCULATIONS

Actual/360 for the class A-1A notes; 30/360 for the Class A-1F notes.

CLASS PRINCIPAL BALANCES

The initial class principal balances of the offered notes are set forth on the cover page of this prospectus supplement.

PRINCIPAL PAYMENTS

The indenture trustee will pay principal of the classes of offered notes in the priority discussed under the caption "Description of the Notes--Principal priorities" in this prospectus supplement.

MINIMUM DENOMINATIONS

$25,000.

FORM

Book-Entry.

SMMEA ELIGIBILITY

The offered notes will not be mortgage related securities.

ERISA ELIGIBILITY

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or similar arrangements. See "ERISA Considerations" in this prospectus supplement.

OTHER SECURITIES

The trust will issue subordinated owner trust certificates. The seller is not offering these certificates to the public pursuant to this prospectus supplement and the prospectus. The seller is including information about the owner trust certificates because they provide credit enhancement to the offered notes.

THE MORTGAGE LOANS

THE INITIAL MORTGAGE LOANS.

Set forth below is selected information about the mortgage loans that existed at the close of business on the statistic calculation date of ______, _____. On the closing date, additional mortgage loans will be delivered to the trust.

LOAN GROUP F

Number of loans                                    $
Aggregate principal balance
Range of principal balances               $   to   $
Average principal balance                 $
Range of interest rates                     % to   %
Weighted average interest rate                %
Range of CLTV                               % to   %
Weighted average CLTV                         %
Range of original terms to
maturity (months)                         60 to 360
Weighted average original term to
maturity (months)
Range of remaining terms to
maturity (months)                            to 360
Weighted average remaining term to
maturity (months)
Range of loan ages (months)               0 to
Weighted average loan
age (months)                              __


LOAN GROUP A

Number of loans
Aggregate principal balance                        $
Range of principal balances               $   to   $
Average principal balance                 $
Range of interest rates                     % to   %
Weighted average interest rate
Range of CLTV                               % to   %
Weighted average CLTV                         %
Range of original terms to
maturity (months)                         180 to 360
Weighted average original term to
maturity (months)
Range of remaining terms to
maturity (months)                            to 360
Weighted average remaining term to
maturity (months)
Range of loan ages (months)                 0 to
Weighted average loan
age (months)
Range of gross margins                     % to   %
Weighted average gross margin                %
Range of lifetime caps                     % to   %
Weighted average lifetime cap                %
2/28 loans (by principal balance)            %
3/27 loans (by principal balance)            %
Weighted average period cap
(first adjustment date)                  3.00%
Weighted average periodic cap
(subsequent adjustment dates)            1.00%


SUBSEQUENT LOANS

On the closing date, the seller will deposit approximately $____________ into a pre- funding account. The trust will use this amount to buy mortgage loans from the seller after the closing date.

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of notes against losses due to defaults by the borrowers under the mortgage loans.

The offered notes have the benefit of three types of credit enhancement:

o the use of excess interest to cover losses and to create overcollateralization

o    crosscollateralization of the two loan groups

o a final guaranty insurance policy which will guarantee timely payments of interest on the notes and ultimate payment of principal of the notes.

OPTIONAL TERMINATION BY THE SERVICER

The servicer may, at its option, terminate the trust on any payment date when the aggregate principal balance of the mortgage loans is less than 10% of the sum of the aggregate principal balances of the mortgage loans delivered on the closing date and the amount deposited into the pre-funding account on that date.

FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Stroock & Stroock & Lavan LLP, counsel to the seller and the issuer, for federal income tax purposes, the notes will be treated as debt and the trust will not be an association, publicly traded partnership or taxable mortgage pool taxable as a corporation. By your purchase of a note, you will be agreeing to treat the notes as debt for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered notes, see "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.


                                  RISK FACTORS

     AN INVESTMENT IN THE OFFERED NOTES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE OFFERED NOTES, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS.

YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES

     The offered notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The underwriters intend to make a secondary market for the offered notes. The underwriters may do so by offering to buy the offered notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW S HORTFALLS

     There are a number of features of the mortgage loans that create risks of loss, including the following:

     o THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The seller's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the seller from making a loan but may reduce the size and the loan-to-value ratio of the loan the seller will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

     o  NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH
          MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

     o BALLOON LOANS MAY HAVE HIGHER RATES OF DEFAULT WHICH MAY CAUSE LOSSES. Based on the principal balances of the mortgage loans in existence on _____, _____, approximately _____% of the initial mortgage loans in Loan Group F and none of the mortgage loans in Loan Group A are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so. If the borrower is unable to refinance the balloon loan, the trust may suffer a loss.

     o DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. Based on the principal balances of the mortgage loans in existence on _______, _____, approximately _____% of the mortgage loans in Loan Group F and none of the mortgage loans in Loan Group A are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

     o SUBSEQUENT MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE INITIAL MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY. Following the transfer of the subsequent mortgage loans to the trust after the closing date, the characteristics of the mortgage loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage loans and of the borrowers of the mortgage loans, the credit quality of the mortgage loans, the payment by interest rate, the payment by principal balance, the payment by loan- to-value ratio and the payment by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the offered notes.

     o THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Based on the principal balances of the mortgage loans in existence on ___________, approximately ______% of the mortgage loans in Loan Group F are secured by properties in ________ and approximately ____% of the mortgage loans in Loan Group A are secured by properties in _____. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered notes than if borrowers and properties were more spread out in different geographic areas.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

     o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of payments of principal of the offered notes and the time when those payments are received depend on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance.

          All of the initial mortgage loans in Loan Group A have fixed interest rates for two or three years and then adjust. Those mortgage loans may have higher prepayments as they approach their first adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

     o SUBSEQUENT MORTGAGE LOAN FUNDING MAY RESULT IN PREPAYMENTS. If the seller is unable to originate or purchase, and deliver a sufficient amount of eligible subsequent mortgage loans to the trust by ___________, excess funding amounts will be paid on the first payment date thereafter as a prepayment to the owners of the class A-1F or class A-1A notes, as applicable.

     o  YOU MAY BE UNABLE TO REINVEST PAYMENTS IN COMPARABLE INVESTMENTS.
          Asset backed securities, like the offered notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered notes. You will bear the risk that the timing and amount of payments on your offered notes will prevent you from attaining your desired yield.

     o LIMITATIONS ON NOTE RATES WILL AFFECT YOUR YIELD TO MATURITY. The rate at which interest accrues on each class of offered notes, is subject to a rate cap that differs by loan group. The rate cap for the class A-1F and the class A-1A notes is the maximum rate for the related Loan Group. Each maximum rate is based on the weighted average of the interest rates on the mortgage loans in the related loan group, net of specified fees and expenses. If mortgage loans with relatively higher loan rates prepay, the maximum rate on the related classes of offered notes will be lower than otherwise would be the case.

          Your investment in the class A-1A notes also involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the adjustable rate mortgage loans.

     o EXCESS CASH MAY AFFECT YOUR YIELD. If a class of notes is overcollateralized by the related loan group below the required amount, excess interest, if any, generated by the loan group will be payable on the related notes as a payment of principal. If you purchase a note at a premium or a discount, your yield to maturity will be affected by the rate at which excess interest is paid. The amount of excess interest available for payment from a loan group on any payment date will be affected by:

          o the actual amount of interest received, collected or recovered with respect to the mortgage loans in the related loan group during the calendar month prior to the related payment date;

          o changes in the weighted average of the coupon rates of the mortgage loans in the related loan group resulting from prepayments and liquidations of mortgage loans; and

          o in the case of Group A, adjustments in the interest rates on these loans and adjustments in the note rate on the class A-1A notes.

               The amount of excess interest paid as principal on the notes related to a loan group will be based on the required amount of overcollateralization. The required level of overcollateralization may increase or decrease during the period that the related class of notes remain outstanding. Any increase in the overcollateralization for the notes related to a loan group may result in an accelerated rate of amortization of the related notes until the overcollateralization for the notes equals the required amount of overcollateralization. Any decrease in the required amount of overcollateralization will result in a decelerated rate of amortization of the related notes until the overcollateralization for the notes is reduced to the required amount of overcollateralization for the notes.

CREDIT ENHANCEMENT PROVIDES LIMITED PROTECTION AGAINST LOSSES

     Although credit enhancement is intended to reduce the impact of delinquent payments or losses on the payment of the notes, the amount of credit enhancement will be limited and will decline and under certain circumstances could be depleted prior to the payment in full of the notes. As a result, you may suffer losses on your investment.

EVENTS OF DEFAULT UNDER THE INDENTURE MAY HAVE A SIGNIFICANT IMPACT ON THE WEIGHTED AVERAGE LIFE OF YOUR NOTES

     So long as the note insurer is not in default under the note insurance policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture or accelerate the maturity of the notes without the consent of the note insurer. Upon the occurrence of an event of default under the indenture, the note insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the mortgage pool, which will result in redemption, in whole or in part, of the notes. The note insurer's decisions regarding defaults under the indenture may have a significant impact on the weighted average life of your notes.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES

     Many computers and computer chips were not programmed to recognize more than two digits in the year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. The servicer has implemented a program to identify and correct this problem in its computer systems, and has completed the necessary changes with respect to its technology systems in August 1999. The seller has not experienced any significant problems in its systems related to this issue. However, since the servicer relies on the performance of computer systems of other companies, there may be problems in the year 2000 due to other companies' computer systems. These problems may cause delays or disruptions in the amount and timing of payments to you.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR NOTES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered notes after those offered notes are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for your notes.

LEGAL ACTIONS ARE PENDING AGAINST DELTA FUNDING CORPORATION

     Because the nature of the seller's business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the seller is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the seller, the seller believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the seller.

     Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The seller has been named in several lawsuits STYLED as class actions and has entered into settlement agreements with various governmental agencies following investigations of the seller's lending practices. See "Delta Funding Corporation" in this prospectus supplement for a description of these lawsuits and settlement agreements.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY CAUSE LOSSES

     Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the loan to damages and administrative enforcement.

     The loans are also subject to federal laws, including:

          (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

          (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust fund to damages and administrative enforcement.

     The loans may also be subject to the Home Ownership and Equity Protection Act of 1994 which amended the Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act of 1994. The Home Ownership and Equity Protection Act of 1994

     o    requires additional disclosures,

     o    specifies the timing of these disclosures and

     o limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act 1994.

The Home Ownership and Equity Protection Act 1994 also provides that any purchaser or assignee of a mortgage covered by the Home Ownership and Equity Protection Act 1994 is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Home Ownership and Equity Protection Act 1994 from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loans. The Trust fund will be subject to all of the claims and defenses which the borrower could assert against the seller for violations of the Home Ownership and Equity Protection Act 1994.

INSOLVENCY OF SELLER MAY CAUSE LOSSES

     The seller intends that its transfer of the loans to the trust fund will constitute a sale, and the seller and the trust fund will agree to treat each transfer as a sale. In the event of the insolvency of the seller, the indenture trustee in bankruptcy or the seller, as debtor-in-possession, may attempt to recharacterize a sale as a loan by the trust fund to the seller secured by the pledge of the loans. If an attempt were to be successful, you could receive a prepayment of all or part of your notes. Any prepayment would adversely affect the yield on your notes and could result in a loss. Even if an attempt were to be unsuccessful, you could experience delays in payments which would adversely affect the yield on your notes.

THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                        DESCRIPTION OF THE MORTGAGE LOANS

     The mortgage loans will include:

          (a) the mortgage loans identified as of ____________ and described in this prospectus supplement; called the statistic calculation mortgage loans,

          (b) additional closed-end fixed and adjustable rate home equity loans to be delivered on the closing date, referred to as the additional mortgage loans, and together with the statistic calculation mortgage loans, called the initial mortgage loans and

          (c) additional mortgage loans to be purchased by the trust from the seller from time to time on or prior to _____________, called the subsequent mortgage loans, and together with the initial mortgage loans, called the mortgage loans.

     The mortgage loans will be divided into two groups, each called a loan group constituting a separate sub-trust: Loan Group F and Loan Group A. Each mortgage loan in Loan Group F will bear interest at a fixed rate that is calculated on the "actuarial basis". Some of the mortgage loans in Loan Group F will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years, called balloon loans , leaving a substantial payment due at the stated maturity. The mortgage loans in Loan Group F are secured by first or second liens primarily on one- to four-family residential properties, called the mortgaged properties.

     Each mortgage loan in Loan Group A will bear interest at an adjustable rate, called an ARM, that is calculated on the "actuarial basis". The interest rate, also referred to as the loan rate, borne by each ARM is subject to adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each referred to as a change date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits changes in the loan rate for each ARM on each change date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. The ARMs do not provide for negative amortization. The mortgage loans in Loan Group A are secured by first liens on the related mortgaged properties.

     For all of the statistic calculation mortgage loans in Loan Group A, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the change dates occur every six months after the initial change date. The reference for each applicable loan index and the date prior to a change date as of which the loan index is determined is set forth in the related mortgage note. Approximately ______% and ______%, by principal balance, of the statistic calculation mortgage loans in Loan Group A have initial change dates that are 24 months and 36 months, respectively, after origination, referred to as the 2/28 loans and 3/27 loans, respectively. The periodic cap for all of the ARMs, subsequent to the first change date, is 1.00%. However, the periodic cap for the initial change date for the 2/28 loans and 3/27 loans generally is _____%.

     As of the cut-off date, substantially all of the statistic calculation mortgage loans in Loan Group A were accruing interest at loan rates that are below the sum of the related gross margin and the loan index that would otherwise have been applicable. On the first change date for each mortgage loan, the related loan rate will adjust to the sum of the applicable loan index and the related gross margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

     Approximately ______%, by principal balance, of the statistic calculation mortgage loans provide for payment by the mortgagor of a prepayment charge on specific prepayments as provided in the related mortgage note.

STATISTICAL INFORMATION

     Set forth below is approximate statistical information as of the cut-off date regarding the statistic calculation mortgage loans in each loan group. On the closing date, the additional mortgage loans will be delivered to the trust for inclusion in Loan Group F and Loan Group A, respectively. In addition, prior to the closing date, statistic calculation mortgage loans may be removed from either loan group and other mortgage loans may be substituted for the removed loans. The seller believes that the information set forth in this prospectus supplement with respect to each loan group as presently constituted is representative of the characteristics of the initial mortgage loans in each loan group as it will be constituted at the closing date, although some characteristics of the initial mortgage loans in either loan group may vary. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     LOAN GROUP F. As of the cut-off date: approximately ____%, by principal balance, are balloon loans; and approximately _____%, by principal balance, have payments which, as of the cut-off date, are __ to __ days delinquent.


                                          CUT-OFF DATE PRINCIPAL BALANCES
                                                   LOAN GROUP F

                                                       NUMBER OF                CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                           STATISTIC CALCULATIONS      STATISTIC CALCULATION     STATISTIC CALCULATION
PRINCIPAL BALANCES                                  MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
--------------------                            -----------------------     ---------------------     ---------------------
$0.01- $25,000.00........................
$25,000.01- $50,000.00...................
$50,000.01- $75,000.00...................
$75,000.01-$100,000.00...................
$100,000.01-$125,000.00..................
$125,000.01-$150,000.00..................
$150,000.01-$175,000.00..................
$175,000.01-$200,000.00..................
$200,000.01-$225,000.00..................
$225,000.01-$250,000.00..................
$250,000.01-$275,000.00..................
$275,000.01-$300,000.00..................
$300,000.01-$325,000.00..................
$350,000.01-$375,000.00..................
$375,000.01-$400,000.00..................
$400,000.01-$425,000.00..................
$650,000.01-$675,000.00..................
                                            ---------------                ---------------            ---------------
    Total................................                                                             100.00%
                                            ===============                ===============            ===============



                                        GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                                   LOAN GROUP F

                                              NUMBER OF STATISTIC             CUT-OFF DATE             % OF CUT-OFF DATE
                                             CALCULATIONS MORTGAGE       STATISTIC CALCULATION       STATISTIC CALCULATION
STATE                                                LOANS                 PRINCIPAL BALANCE           PRINCIPAL BALANCE
-----                                        ---------------------       ----------------------      ---------------------
Arizona.............................
Arkansas............................
California..........................
Colorado............................
Connecticut.........................
Delaware............................
District of Columbia................
Florida.............................
Georgia.............................
Illinois............................
Indiana.............................
Kansas..............................
Kentucky............................
Louisiana...........................
Maine...............................
Maryland............................
Massachusetts.......................
Michigan............................
Minnesota...........................
Mississippi.........................
Missouri............................
Nebraska............................
New Hampshire.......................
New Jersey..........................
New Mexico..........................
New York............................
North Carolina......................
Ohio................................
Oklahoma............................
Oregon..............................
Pennsylvania........................
Rhode Island........................
South Carolina......................
Tennessee...........................
Texas...............................
Virginia............................
Washington..........................
West Virginia.......................
Wisconsin...........................
Wyoming.............................
                                            ---------------                ---------------            ---------------
    Total................................                                                             100.00%
                                            ===============                ===============            ===============

(1)  Determined by property address so designated in the related mortgage.


                                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)
                                                   LOAN GROUP F

                                                       NUMBER OF                CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF ORIGINAL COMBINED                      STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
LOAN-TO-VALUE RATIOS                                MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
--------------------------                      -----------------------    ---------------------      ----------------------
 5.01% to 10.00%.............................
10.01% to 15.00%.............................
15.01% to 20.00%.............................
20.01% to 25.00%.............................
25.01% to 30.00%.............................
30.01% to 35.00%.............................
35.01% to 40.00%.............................
40.01% to 45.00%.............................
45.01% to 50.00%.............................
50.01% to 55.00%.............................
55.01% to 60.00%.............................
60.01% to 65.00%.............................
65.01% to 70.00%.............................
70.01% to 75.00%.............................
75.01% to 80.00%.............................
80.01% to 85.00%.............................
85.01% to 90.00%.............................
                                                  ---------------                ---------------            ---------------
    Total................................                                                                   100.00%
                                                  ===============                ===============            ===============


(1) The original combined loan-to-value ratios, referred to as CLTVs, shown above are equal, with respect to each statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of the mortgage loan (y) divided by the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.


                                              CUT-OFF DATE LOAN RATES
                                                   LOAN GROUP F


                                                       NUMBER OF               CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                           STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
LOAN RATES                                          MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------------------                           ----------------------     ---------------------      ---------------------
 7.001%- 7.500%..............................
 7.501%- 8.000%..............................
 8.001%- 8.500%..............................
 8.501%- 9.000%..............................
 9.001%- 9.500%..............................
 9.501%-10.000%..............................
10.001%-10.500%..............................
10.501%-11.000%..............................
11.001%-11.500%..............................
11.501%-12.000%..............................
12.001%-12.500%..............................
12.501%-13.000%..............................
13.001%-13.500%..............................
13.501%-14.000%..............................
14.001%-14.500%..............................
14.501%-15.000%..............................
15.001%-15.500%..............................
15.501%-16.000%..............................
16.001%-16.500%..............................
                                                  ---------------                ---------------            ---------------
    Total................................                                                                   100.00%
                                                  ===============                ===============            ===============


                                         ORIGINAL TERM TO STATED MATURITY
                                                   LOAN GROUP F


                                                       NUMBER OF                CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF ORIGINAL TERMS                         STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
TO STATED MATURITY (IN MONTHS)                      MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-----------------------------                   ---------------------      ---------------------      ----------------------
  1- 60..................................
 61-120..................................
121-180..................................
181-240..................................
241-300..................................
301-360..................................
                                              ---------------                ---------------           ---------------
    Total................................                                                              100.00%
                                              ===============                ===============           ===============


                                        REMAINING MONTHS TO STATED MATURITY
                                                   LOAN GROUP F


                                                       NUMBER OF               CUT-OFF DATE             % OF CUT-OFF DATE
RANGE OF REMAINING MONTHS                       STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
TO STATED MATURITY                                  MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------------                       -----------------------    ---------------------      ---------------------
  1- 60......................................
 61-120......................................
121-180......................................
181-240......................................
241-300......................................
301-360......................................
                                                ---------------                ---------------        ---------------
    Total................................                                                             100.00%
                                                ===============                ===============        ===============


                                             MONTHS SINCE ORIGINATION
                                                   LOAN GROUP F


                                                        NUMBER OF                 CUT-OFF DATE           % OF CUT-OFF DATE
RANGE OF MONTHS                                  STATISTIC CALCULATIONS      STATISTIC CALCULATION     STATISTIC CALCULATION
SINCE ORIGINATION                                    MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------                                ----------------------      ---------------------     ---------------------
 0.......................................
 1- 3....................................
 4- 6....................................
 7-12....................................
13-33....................................
                                                 ---------------                ---------------          ---------------
    Total................................                                                                100.00%
                                                 ===============                ===============          ===============

       `9

                                                   PROPERTY TYPE
                                                   LOAN GROUP F

                                                       NUMBER OF                CUT-OFF DATE            % OF CUT-OFF DATE
                                                STATISTIC CALCULATIONS      STATISTIC CALCULATION     STATISTIC CALCULATION
PROPERTY TYPE                                       MORTGAGE LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------                                   ---------------------       ---------------------     ---------------------
Single Family................................
Two-to-Four Family...........................
Five-to-Eight Family.........................
Mixed Use....................................
Condominium..................................
Mobile Home..................................
                                                ---------------------       ---------------------     ---------------------
    Total................................                                                                           100.00%
                                                =====================       =====================     =====================


                                                OCCUPANCY TYPE (1)
                                                   LOAN GROUP F

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
OCCUPANCY TYPE                                       MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-----------------------------------------        ----------------------     ---------------------     -----------------------
Owner Occupied...........................
Non-Owner Occupied.......................
                                                -----------------------    ---------------------      -----------------------
    Total................................                                                                             100.00%
                                                =======================    =====================      =======================


(1) Based upon representations made by borrowers at the time of origination of the mortgage loans.

     LOAN GROUP A. As of the cut-off date: the weighted average current loan rate of the 2/28 loans and 3/27 loans was approximately _____% and _____% per annum, respectively; the weighted average number of months to the next change date for the 2/28 loans and 3/27 loans was approximately ____ months and _____ months, respectively; and approximately ____%, by principal balance, have payments which, as of the cut-off date, are __ to __ days delinquent.


                                          CUT-OFF DATE PRINCIPAL BALANCES
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                            STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
PRINCIPAL BALANCES                                   MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------------------------------------------   -----------------------     ---------------------      ---------------------
  $0.01 to $25,000.00........................
$25,000.01 to $50,000.00.....................
$50,000.01 to $75,000.00.....................
$75,000.01 to $100,000.00....................
$100,000.01 to $125,000.00...................
$125,000.01 to $150,000.00...................
$150,000.01 to $175,000.00...................
$175,000.01 to $200,000.00...................
$200,000.01 to $225,000.00...................
$225,000.01 to $250,000.00...................
$250,000.01 to $275,000.00...................
$275,000.01 to $300,000.00...................

                                                ----------------------      -------------------        -------------------
    Total................................                                                                          100.00%
                                                ======================      ===================       ====================


                                        GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
STATE                                                MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-----------------------------------------        ----------------------     ----------------------     -----------------------

Arkansas.................................
Arizona..................................
California...............................
Colorado.................................
Connecticut..............................
Delaware.................................
Florida..................................
Georgia..................................
Idaho....................................
Illinois.................................
Indiana..................................
Kentucky.................................
Louisiana................................
Maryland.................................
Massachusetts............................
Michigan.................................
Minnesota................................
Mississippi..............................
Missouri.................................
Nevada...................................
New Hampshire............................
New Jersey...............................
New Mexico...............................
New York.................................
North Carolina...........................
Ohio.....................................
Pennsylvania.............................
Rhode Island.............................
Tennessee................................
Texas....................................
Virginia.................................
West Virginia............................
Wisconsin................................

                                                 ---------------            -------------------        ----------------
    Total................................                                                                       100.00%
                                                 ===============            ====================       ================

(1) Determined by property address so designated in the related mortgage.


                                         ORIGINAL LOAN-TO-VALUE RATIOS(1)
                                                   LOAN GROUP A
                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF ORIGINAL                                STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
LOAN-TO-VALUE RATIOS                                 MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
--------------------                             ----------------------     ---------------------      ----------------------
15.01%-20.00%............................
20.01%-25.00%............................
25.01%-30.00%............................
30.01%-35.00%............................
35.01%-40.00%............................
40.01%-45.00%............................
45.01%-50.00%............................
50.01%-55.00%............................
55.01%-60.00%............................
60.01%-65.00%............................
65.01%-70.00%............................
70.01%-75.00%............................
75.01%-80.00%............................
80.01%-85.00%............................
85.01%-90.00%............................
90.01%-95.00%
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============

(1) The original Loan-to-Value Ratios, referred to as LTVs, shown above are equal, with respect to each statistic calculation mortgage loan, to the original principal balance of that mortgage loan at the date of origination divided by the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price for the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans become equal to or greater than the value of the related mortgaged properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.



                                              CUT-OFF DATE LOAN RATES
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF CUT-OFF DATE                            STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
LOAN RATES                                           MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------                           ----------------------     ----------------------     ---------------------
7.001%- 7.500%...........................
7.501%- 8.000%...........................
8.001%- 8.500%...........................
8.501%- 9.000%...........................
9.001%- 9.500%...........................
9.501%-10.000%...........................
10.001%-10.500%..........................
10.501%-11.000%..........................
11.001%-11.500%..........................
11.501%-12.000%..........................
12.001%-12.500%..........................
12.501%-13.000%..........................
13.001%-13.500%..........................
13.501%-14.000%..........................
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============



                                         ORIGINAL TERM TO STATED MATURITY
                                                   LOAN GROUP A


                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF ORIGINAL TERMS                          STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
TO STATE MATURITY (IN MONTHS)                        MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-----------------------------                    ----------------------     ---------------------      ----------------------
180......................................
240......................................
360......................................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============


                                        REMAINING MONTHS TO STATED MATURITY
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
RANGE OF REMAINING                               STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
MONTHS TO STATED MATURITY                            MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------------                        ----------------------     ----------------------     ---------------------
121-180..................................
181-240..................................
301-360..................................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============



                                             MONTHS SINCE ORIGINATION
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
RANGE OF MONTHS SINCE ORIGINATION                    MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------------------------------                ----------------------     --------------------       ----------------------
0............................................
1- 3.........................................
4- 6.........................................
7-12.........................................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============


                                                   PROPERTY TYPE
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
PROPERTY TYPE                                        MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------                                    ----------------------     ---------------------      ----------------------
Single Family............................
Two-to-Four Family.......................
Condominium..............................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============


                                                 OCCUPANCY TYPE(1)
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
OCCUPANCY TYPE                                       MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
--------------                                   ---------------------      ---------------------      ----------------------
Owner Occupied...........................
Non-Owner Occupied.......................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============

(1) Based upon representations made by the borrowers at the time of origination of the mortgage loans.


                                                   GROSS MARGIN
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
RANGE OF GROSS MARGINS                               MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------                           ----------------------     ---------------------      ---------------------
2.501%- 3.000%...........................
3.001%- 3.500%...........................
3.501%- 4.000%...........................
4.001%- 4.500%...........................
4.501%- 5.000%...........................
5.001%- 5.500%...........................
5.501%- 6.000%...........................
6.001%- 6.500%...........................
6.501%- 7.000%...........................
7.001%- 7.500%...........................
7.501%- 8.000%...........................
8.001%- 8.500%...........................
8.501%- 9.000%...........................
9.001%- 9.500%...........................
9.501%-10.000%...........................
10.001%-10.500%..........................
10.501%-11.000%..........................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============



                                                   LIFETIME CAP
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
RANGE OF LIFETIME CAPS                               MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------                           ----------------------     ----------------------     ---------------------
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
15.501%-16.000%..........................
16.001%-16.500%..........................
16.501%-17.000%..........................
17.001%-17.500%..........................
17.501%-18.000%..........................
18.001%-18.500%..........................
18.501%-19.000%..........................
19.001%-19.500%..........................
19.501%-20.000%..........................
20.001%-20.500%..........................
20.501%-21.000%..........................
21.001%-21.500%..........................
21.501%-22.000%..........................
22.001%-22.500%..........................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============


                                                  LIFETIME FLOOR
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
RANGE OF LIFETIME FLOORS                             MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
------------------------                         ----------------------     ---------------------      ---------------------
7.001%- 7.500%...........................
7.501%- 8.000%...........................
8.001%- 8.500%...........................
8.501%- 9.000%...........................
9.001%- 9.500%...........................
9.501%-10.000%...........................
10.001%-10.500%..........................
10.501%-11.000%..........................
11.001%-11.500%..........................
11.501%-12.000%..........................
12.001%-12.500%..........................
12.501%-13.000%..........................
13.001%-13.500%..........................
13.501%-14.000%..........................
14.001%-14.500%..........................
14.501%-15.000%..........................
15.001%-15.500%..........................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============


                                             MONTH OF NEXT CHANGE DATE
                                                   LOAN GROUP A

                                                       NUMBER OF                 CUT-OFF DATE            % OF CUT-OFF DATE
                                                 STATISTIC CALCULATIONS     STATISTIC CALCULATION      STATISTIC CALCULATION
MONTH OF NEXT CHANGE DATE                            MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------------                        ----------------------     ---------------------      ----------------------
August 2000..............................
September 2000...........................
November 2000............................
December 2000............................
February 2001............................
March 2001...............................
April 2001...............................
May 2001.................................
January 2002.............................
February 2002............................
March 2002...............................
April 2002...............................
May 2002.................................
June 2002................................
                                               ---------------              ---------------            ---------------
    Total................................                                                                      100.00%
                                               ===============              ===============            ===============

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     On the closing date, cash in an amount not to exceed approximately $____________, called the pre-funded amount, will be deposited into a segregated account maintained with the indenture trustee, called the pre-funding account. The maximum amount of subsequent mortgage loans to be transferred to the trust for Loan Group F and Loan Group A is approximately $_________ and $___________, respectively, each called an original pre-funded amount. Amounts on deposit in the pre-funding account will be withdrawn to purchase subsequent mortgage loans from the seller for Loan Group F and Loan Group A during the funding period from the closing date until the earliest to occur of

(1) the date on which the amount on deposit in the pre-funding account is less than $_________,

(2) the date on which an event of default occurs under the sale and servicing agreement or the indenture, or

(3)  the close of business on ___________.

     The purchase price for the subsequent mortgage loans will equal the outstanding principal balances of those mortgage loans as of the related cut-off dates and will be paid by withdrawal of funds on deposit in the pre-funding account. The subsequent mortgage loans may have characteristics which differ from the mortgage loans initially included in the applicable loan group. Accordingly, the statistical characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

     The obligation of the trust to purchase subsequent mortgage loans on any date during the funding period is subject to the following requirements in addition to other requirements set forth in the agreement:

          o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related cut-off date

          o the remaining term to stated maturity of the subsequent mortgage loan will not exceed __ years for fully amortizing loans or __ years for balloon loans in Loan Group F

          o the subsequent mortgage loan will be secured by a mortgage in a first lien position for Loan Group A or a first or second lien position for Loan Group F

          o the subsequent mortgage loan will not have a loan rate less than ___% for Loan Group F and ____% for Loan Group A

     Following the addition of the subsequent mortgage loans to each loan group, the mortgage loans, including the applicable subsequent mortgage loans, if any, in each loan group will have the following characteristics:

     LOAN GROUP F
     Weighted Average Loan Rate......................   At least _____%
     Weighted Average Remaining
       Term to Stated Maturity.......................   At least ___ months
     Weighted Average Original
       Combined Loan-to-Value Ratio..................   Not more than _____%
     Weighted Average Credit Score (FICO)............   At least _____
     Balloon Loans...................................   Not more than _____%
     Principal Balance...............................   Not more than $_______
     State concentration.............................   Not more than ______%
     Zip code concentration..........................   Not more than ______%
     Non-owner occupied..............................   Not more than ______%
     Second liens....................................   Not more than ______%
     LOAN GROUP A
     Weighted Average Loan Rate......................   At least ______%
     Weighted Average Remaining
       Term to Stated Maturity.......................   At least _____ months
     Weighted Average Original
       Loan-to-Value Ratio...........................   Not more than ______%
     Weighted Average Credit Score (FICO)............   At least ___
     Principal Balance...............................   Not more than $_______
     State concentration.............................   Not more than ______%
     Zip code concentration..........................   Not more than ______%
     Non-owner occupied..............................   Not more than ______%
     First liens.....................................   _______%


                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the offered notes, the aggregate amount of payments on the offered notes and the yield to maturity of the offered notes will be related primarily to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by their amortization schedules and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or the servicer. The mortgage loans may be prepaid by the mortgagors at any time. However, a majority of the mortgage loans are subject to a prepayment charge.

THE NOTE RATES

     The note rate for each class of offered notes, is subject to the applicable available funds cap. Each available funds cap on any payment date is determined, in part, by reference to the weighted average loan rate of the mortgage loans minus the expense fee rate, which equals the net loan rate, in the related loan group in effect at the beginning of the related due period. The expense fee rate is ________% per annum. All of the loan rates on the mortgage loans in Loan Group F are fixed for the lives of the mortgage loans. If mortgage loans bearing higher loan rates were to prepay at rates faster than mortgage loans with lower loan rates, the available funds cap for Loan Group F would be lower than otherwise would be the case. There is no mechanism to compensate the holders of the Group F notes, if the related note rate is limited by the available funds cap for Loan Group F.

     The yield to investors in the class A-1A notes will be sensitive to, among other things, the level of 1-month LIBOR and the levels of the loan index. All of the statistic calculation mortgage loans in Loan Group A are 2/28 and 3/27 loans which will bear interest at fixed loan rates for 24 months and 36 months, respectively, after origination of the mortgage loans. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between change dates, the adjusted loan rate on the related mortgage loan may not equal the loan index plus the related gross margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any change date will be based on the loan index related to the change date. Thus, if the value of the loan index with respect to a mortgage loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the available funds cap for Loan Group A. Furthermore, mortgage loans that have not reached their first change date are more likely to be subject to the applicable periodic rate cap on their first change date. See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the class A-1A notes will be entitled to receive the related LIBOR carryover to the extent funds are available for receipt as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the class A-1A notes do not address the likelihood of, and the note insurance policy does not cover, the payment of any LIBOR carryover.

     Although the loan rates on the mortgage loans in Loan Group A are subject to adjustment, the loan rates adjust less frequently than 1-month LIBOR and adjust by reference to the loan index. Changes in 1-month LIBOR may not correlate with changes in the loan index and either may not correlate with prevailing interest rates. It is possible that an increased level of 1-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus reducing the weighted average life of the class A-1A notes.

PREPAYMENT CONSIDERATIONS

     Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of a delinquent mortgage loan and any optional purchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in payments on the related class of offered notes which would otherwise be paid over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered notes in either note group may vary from the anticipated yield will depend upon the degree to which a note of a class is purchased at a discount or premium, and the degree to which the timing of payments on that note is sensitive to prepayments, liquidations and purchases of the related mortgage loans.

     We recommend that holders of the offered notes consider, in the case of any notes purchased at a discount, and particularly the subordinate notes, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the mortgage loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The rate of prepayment on the mortgage loans cannot be predicted. Home equity loans such as the mortgage loans have been originated in significant volume only during the past few years. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the mortgage loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the mortgage loans contain "due-on-sale" provisions and the servicer is required by the agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects Of Loans-Due-on-Sale Clauses in Home Equity Loans" in the prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the mortgage loans in Loan Group F is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     All of the mortgage loans in Loan Group A are ARMs. As is the case with conventional fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial change dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

     In addition to the foregoing factors affecting the weighted average lives of the offered notes, the use of excess interest to pay principal of the offered notes will result in acceleration of the offered notes then entitled to principal payments, relative to the amortization of the related mortgage loans, particularly in the early months of the transaction. This acceleration feature creates overcollateralization which equals the excess of the pool principal balance over the aggregate class principal balance of the notes. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

MATURITY DATES

     The maturity date for each class of offered notes is set forth under "Summary-Maturity Dates" in this prospectus supplement. The final maturity dates are the payment date immediately following the month of the last due date of the latest possible maturing mortgage loan in either loan group, plus 12 months. It is expected that the last actual payment date for each class of offered notes will occur significantly earlier than the maturity dates.

PAYMENT DELAY FEATURE OF FIXED RATE NOTES

     The effective yield to the noteholders of the fixed rate notes will be lower than the yield otherwise produced by the note rate and the purchase price of these notes because payments will not be made to the noteholders until the 15th day of the month following the month of accrual, without any additional payment of interest or earnings on that note in respect of the delay.

MANDATORY PREPAYMENT

     In the event that at the end of the funding period there is an excess funding amount, the holders of the class A-1F notes in the case of note group F and the holders of the class A-1A notes in the case of note group A, will receive an additional principal payment in an amount equal to the applicable excess funding amount. Although there can be no assurance, the seller anticipates that there should be no material principal prepayment to the noteholders due to a lack of subsequent mortgage loans.

INITIAL PAYMENT DATE

     With respect to any initial mortgage loan with a due date on the first day of each month, the class A-1F and class A-1A noteholders will receive a principal payment reflecting two installments of principal during the first due period. As a result, the noteholders will receive a larger payment in respect of principal on the initial payment date than would have been the case if the first due period were a one-month period.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on offered notes purchased at a price less than par and will decrease the yield on offered notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the offered notes also will be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on liquidated mortgage loans and foreclosed properties.

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the note is repaid. The weighted average life of any class of offered notes will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans, including final payments made upon the maturity of the balloon loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. With respect to the Group F notes, a 100% prepayment assumption assumes a constant prepayment rate, referred to as a CPR, of __% per annum of the outstanding principal balance of the mortgage loans in Loan Group F in the first month of the life of the mortgage loans and an additional amount of approximately _______%, precisely ____ percent per annum, in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage each month is assumed. With respect to the Group A notes, the prepayment assumption assumes a constant prepayment rate of the applicable per annum CPR percentage of the outstanding principal balances of the mortgage loans in Loan Group A. As used in the table below, __% prepayment assumption assumes a constant prepayment rate equal to ___% of the applicable prepayment assumption, i.e., no prepayments. Correspondingly, ____% prepayment assumption assumes prepayment rates equal to ____% of the applicable prepayment assumption, and so forth. The prepayment assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The seller believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered notes to predict the amount or the timing of receipt of prepayments on the mortgage loans.

STRUCTURING ASSUMPTIONS

For the purposes of the tables below, it is assumed that:

          (1) the mortgage loans consist of pools of loans with the level-pay and balloon characteristics as set forth below,

          (2) the amount of interest accrued on the mortgage loans is reduced by amounts sufficient to pay the servicing fee, the securities administration fee and the premium,

          (3) the closing date is ___________,

          (4) payments on the offered notes are made on the 15th day of each month regardless of the date on which the payment date actually occurs, commencing in the month after the closing date, and are made in accordance with the priorities described in this prospectus supplement,

          (5) the scheduled monthly payments of principal and interest on each mortgage loan will be timely paid on the first day of each due period, with no delinquencies or defaults, commencing on _____________,

          (6) all prepayments are prepayments in full received on the last day of each due period commencing in the calendar month following their delivery with 30 days of accrued interest,

          (7) the mortgage loan prepayment rates are a multiple of the prepayment assumption in the case of Loan Group F, and various constant percentages of CPR in the case of Loan Group A,

          (8) the optional termination is not exercised except in the calculation of weighted average life to call,

          (9) each class of offered notes has the respective note rate and initial class principal balance as set forth in this prospectus supplement,

          (10) the overcollateralization levels for the initial mortgage loans apply to the subsequent mortgage loans, are set initially as specified in this prospectus supplement, and thereafter decrease in accordance with the provisions specified in the agreement,

          (11) the loan index is ________% on each change date,

          (12) 1-month LIBOR for each interest period will be _______%,

          (13) the maximum amount of subsequent mortgage loans are included in the trust as of the cut-off date,

          (14) all mortgage loans in Loan Group A have change dates every six months after their initial change dates, and

          (15) there is no deposit to the initial interest coverage account.

The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.


                                                                         REMAINING            REMAINING             ORIGINAL
                                                                       AMORTIZATION            TERM TO            AMORTIZATION
                             PRINCIPAL               LOAN                  TERM                MATURITY               TERM
                            BALANCE($)              RATE(%)              (MONTHS)              (MONTHS)             (MONTHS)
                            ----------              -------            ------------          ------------        -----------
Group F Initial
   Mortgage Loans

Level Pay..........
Level Pay..........
Level Pay..........
Level Pay..........
    Balloon........
                      ------------------

                      ------------------

Group F Subsequent
   Mortgage Loans

Level Pay..........
Level Pay..........
Level Pay..........
Level Pay..........
    Balloon........
                      ------------------

                      ------------------
LOAN GROUP F
                      ------------------




                                                  REMAINING      REMAINING    ORIGINAL
                                                  AMORTIZATION   TERM TO      AMORTIZATION
                         PRINCIPAL      LOAN      TERM           MATURITY     TERM             GROSS
                         BALANCE($)     RATE(%)   (MONTH)        (MONTHS)     (MONTHS)         MARGIN(%)
                         ----------     -------   ------------   ---------    ------------     ---------

Group A Initial
  Mortgage Loans
Level Pay........
Level Pay........
Level Pay........
Level Pay........
Level Pay........
Level Pay........
                    ----------

                    ----------

Group A Subsequent
  Mortgage Loans
Level Pay........
Level Pay........
                    ----------

                    ----------
LOAN GROUP A
                    ----------
TOTAL POOL
                    ----------


                                                                 PERIODIC         PERIODIC
                    NUMBER OF                                    RATE             RATE
                    MONTHS TO                                    CAP              CAP
                    NEXT                                         (SUBSEQUENT      (FIRST
                    CHANGE        LIFETIME       LIFETIME        CHANGE           CHANGE
                    DATE          CAP(%)         FLOOR(%)        DATES)(%)        DATE(%)
                    --------      --------       --------        ------------     --------

Group A Initial
  Mortgage Loans
Level Pay........
Level Pay........
Level Pay........
Level Pay........
Level Pay........
Level Pay........
                    ----------

                    ----------

Group A Subsequent
  Mortgage Loans
Level Pay........
Level Pay........
                    ----------

                    ----------
LOAN GROUP A
                    ----------
TOTAL POOL
                    ----------

DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial class principal balance of each class of offered notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives.

     Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the notes may be made earlier or later than as indicated in the tables.


                                  ***PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                                AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                            Class A-1F                              Class A-1A
                                ------------------------------------------------------------------------------------------------
                                50%    75%   100%   115%   160%   175%   200%    50%    75%   100%   115%   160%   175%   200%
PAYMENT DATE                    ---    ---   ----   ----   ----   ----   ----    ---    ---   ---    ---    ---    ---    ----
--------------
Initial Percentage
     15,..............
     15, .............

     15, .............

     15, .............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
     15,..............
Weighted Average Life
(years)(2)
   To Maturity
   To Call............


-----------

(1) The percentages of the prepayment assumption for the Loan Group F mortgage loan are as set forth in the column headings above and the corresponding prepayment assumption for the Loan Group A mortgage loans are at the following percentages of CPR: 10%, 15%, 20%, 30%, 32%, 35% and 40%.

(2) The weighted average life of a class of notes is determined by (a) multiplying the amount of each payment in reduction of the related class principal balance by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing by the highest related class principal balance of the class of notes.

DESCRIPTION OF THE NOTES

     The property of the trust will consist of, to the extent provided in the sale and servicing agreement:

     (a) the mortgage loans;

     (b) payments received after the cut-off date, other than payments of interest on the initial mortgage loans due on or before ___________ __, ____;

     (c) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections on and proceeds of the mortgaged properties;

     (d) the collection account and the note account and any assets deposited in these accounts from time to time and any investment proceeds of these accounts; and

     (e) the initial interest coverage account and the pre-funding account and funds on deposit in these accounts, if any.

     Definitive notes, as defined under "Description of the Securities-- Book-entry securities" in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as note Registrar. See "--Book-entry notes" below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The principal balance of a class of notes, other than the notional amount notes on any payment date is equal to the applicable class principal balance on the closing date reduced by the

     (a) aggregate of amounts actually paid as principal to the holders of the class of notes prior to the applicable date and

     (b) in the case of a subordinate note, any reductions in the class principal balance of the subordinate note due to realized losses as described in this prospectus supplement

     The notional amount notes do not have a class principal balance but will have a notional amount which for any payment date prior to the ____ payment date will equal the lesser of

     (a) the loan group balance of Loan Group F as of the end of the second preceding due period and

     (b) the applicable amount set forth below:

         PAYMENT DATES                                      NOTIONAL AMOUNT
         -------------                                      ---------------
         1-3..............................................         $
         4-6..............................................         $
         7-9..............................................         $
         10-12............................................         $
         13-15............................................         $
         16-18............................................         $
         19-21............................................         $
         22-24............................................         $
         25-27............................................         $
         28-30............................................         $
         31-33............................................         $
         34-36............................................         $

On and after the ____ payment date, the notional amount of the notional amount notes will be zero. On any date, the note group balance of a note group is the aggregate of the class principal balances of the notes in the note group on the applicable date. The percentage interest of a note of any class as of any date of determination will equal the percentage obtained by dividing the denomination of the note by the original class principal balance or notional amount for the related class of notes.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the trust, other than the initial interest coverage account, the pre-funding account, the net rate cap fund and the LIBOR carryover fund, created by the agreement will include multiple segregated asset pools, each of which will be treated as a separate REMIC, creating a tiered REMIC structure. The offered notes, excluding any rights to receive LIBOR carryover or net rate cap carryover, will be designated as regular interests in a REMIC.

BOOK-ENTRY NOTES

     The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the offered notes and will initially be registered in the name of Cede & Co., referred to as Cede, the nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered notes will hold their notes through DTC in the United States, or Cedelbank or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Cedelbank and, The Chase Manhattan Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

     Investors may hold beneficial interests in the book-entry notes in minimum denominations representing class principal balances or notional amount of $25,000 and in integral multiples of $1,000 in excess of the notional amount of $25,000. One note of each class of offered notes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the notes of the class. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the offered notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the agreement. Note owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-entry securities" in the prospectus. For information with respect to tax documentation procedures relating to the notes, see "Federal Income Tax Considerations-- Federal Income Tax Consequences to Foreign Investors" and "-Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement and Tax Documentation Procedures- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Neither the seller, the servicer, the securities administrator nor the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

PAYMENT DATES

     Payments on the notes will be made by the indenture trustee on the 15th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in _________, each called a payment date, to the persons in whose names the notes are registered, each called a noteholder, as of the related record date. The record date for any payment date and (a) the fixed rate notes, is the last business day of the calendar month preceding the month of the applicable payment date and (b) the adjustable rate notes, the business day immediately preceding the applicable payment date so long as the adjustable rate notes remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable payment date. Payments will be made (1) in immediately available funds to holders of notes the aggregate principal balance or notional amount of which is at least $1,000,000, by wire transfer or otherwise, to the account of the noteholder at a domestic bank or other entity having appropriate facilities for payment, if the noteholder has so notified the indenture trustee, or (2) by check mailed to the address of the person entitled to the payment as it appears on the note register maintained by the indenture trustee as note registrar. Notwithstanding the foregoing, the final payment on any note will be made in like manner but only upon presentment and surrender of the note at the office or agency appointed for that purpose.

GLOSSARY

     For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

     AVAILABLE FUNDS: As to either loan group and any payment date, the sum, without duplication of the following amounts with respect to the mortgage loans in the applicable loan group:

     (1) scheduled and unscheduled payments of principal and interest on the mortgage loans received by the servicer, net of amounts representing the servicing fee with respect to each mortgage loans and reimbursement for related monthly advances and servicing advances;

     (2) Net Liquidation Proceeds and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property;

     (3) the purchase price for repurchased defective mortgage loans with respect to the loan group and any related substitution adjustment amounts;

     (4) payments from the servicer in connection with

          (a) monthly advances,

          (b) prepayment interest shortfalls and

          (c) the termination of the trust with respect to the mortgage loans as provided in the agreement;

     (5) on the payment dates during and immediately following the funding period, amounts from the initial interest coverage account for the payment of interest on the related classes of offered notes; and

     (6) on the payment date immediately following the funding period, any related Excess Funding Amount.

     AVAILABLE FUNDS CAP: As to any payment date, (A) in the case of Loan Group F, note group F, the Loan Group F Cap and (B) in the case of Loan Group A and note group A, the Loan Group A Cap.

     AVAILABLE LIBOR CARRYOVER AMOUNT: As to any payment date, the lesser of (A) the amounts remaining after payments pursuant to clauses C.1 through C.10 under "--Payment Priorities" and (B) the excess, if any, of (x) the Interest Remittance Amount for Loan Group A for the applicable payment date over (y) the sum of payments pursuant to clauses B.1 and B.2 under "--Payment Priorities" and the Group A Subordination Increase Amount.

     BASIC PRINCIPAL AMOUNT: As to either loan group and any payment date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in the loans group and the immediately preceding due period:

     (1) each payment of principal on a mortgage loan received by the servicer during the due period, including all full and partial principal prepayments;

     (2) the Net Liquidation Proceeds allocable to principal received by the servicer with respect to any Liquidated Mortgage Loan during the due period;

     (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loan with respect to the due period;

     (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid;

     (5) any monthly advances with respect to scheduled payments of principal due during the related due period; and

     (6) any related Excess Funding Amount.

     CLASS INTEREST CARRYOVER SHORTFALL: As to any class of notes and any payment date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding payment date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding payment date, over the amount in respect of interest that is actually paid to the holders of the class on the preceding payment date plus (2) one month's interest on the excess, to the extent permitted by law, at the related note rate.

     CLASS INTEREST PAYMENT: As to any class of notes and payment date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of notes for the applicable payment date.

     CLASS MONTHLY INTEREST AMOUNT: As to any payment date and class of notes, interest for the related Interest Period at the related note rate on the related class principal balance or notional amount minus the pro rata portion of any Civil Relief Act shortfalls for the related Loan Group during the related due period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

     CUMULATIVE LOSS EVENT: The occurrence of rates of cumulative losses during particular periods of time as specified in the agreement.

     DELINQUENCY AMOUNT: As to any date of determination, the aggregate principal balance of the mortgage loans that are (a) __ or more days delinquent or (b) in bankruptcy or foreclosure and REO properties.

     DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related due period exceeds (y) __% of the senior enhancement Percentage.

     DUE PERIOD: With respect to the first payment date, the period from and including ____________ through and including ____________, except that with respect to payments due on ____________, only collections of principal are included. With respect to each payment date thereafter for collections of both interest and principal, the period from and including the second day of the month preceding the month of the applicable payment date to and including the first day of the month of that payment date.

     EXCESS FUNDING AMOUNT: As to either note group, the portion, if any, of the Pre-Funded Amount allocated to the note group which remains on deposit in the pre-funding account at the end of the funding period.

     EXCESS INTEREST: As to any payment date, the Available Funds remaining after the application of payments pursuant to clauses 1. through 6. of clause C. under "--Payment Priorities," above.

     EXCESS OVERCOLLATERALIZATION AMOUNT: As to any payment date and loan group, the lesser of (1) the related Basic Principal Amount for the applicable payment date and (2) the excess, if any, of (x) the related Overcollateralization Amount, assuming 100% of the Basic Principal Amount is paid on the offered notes, over (y) the related Required Overcollateralization Amount.

         INTEREST PERIOD: For any payment date and (a) the fixed rate notes, the calendar month preceding the month of the applicable payment date, calculated on the basis of a 360-day year comprised of twelve 30-day months and (b) the adjustable rate notes, the period from the prior payment date, or in the case of the first payment date, from the closing date, through the day preceding the current payment date, calculated on the basis of a 360-day year and the actual number of days elapsed; provided, however, that interest accrued on any class of offered notes, other than the class IOF notes, at the applicable Available Funds Cap, will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

     INTEREST REMITTANCE AMOUNT: As to either loan group and any payment date, the portion of the Available Funds for that loan group that constitutes amounts in respect of interest.

     LOAN GROUP A CAP: The weighted average net loan rate of the mortgage loan in loans Group A.

     LOAN GROUP F CAP: The weighted average net loan rate of the mortgage loans in Loan Group F.

     LIBOR CARRYOVER: As to the class A-1A notes and any payment date, the sum of

     (1) the excess, if any, of the related Class Monthly Interest Amount calculated on the basis of the lesser of (x) 1-month LIBOR plus the applicable note margin and (y) __% per annum over the related Class Monthly Interest Amount for the applicable payment date,

     (2) any LIBOR Carryover remaining unpaid from prior payment dates and

     (3) 30 days interest on the amount in clause (2) calculated on the basis of the lesser of (x) 1-month LIBOR plus the applicable note margin and (y) __% per annum.

     LIQUIDATED MORTGAGE LOAN: As to any payment date, a mortgage loans with respect to which the servicer has determined, in accordance with the servicing procedures specified in the agreement, as of the end of the preceding Due Period, that all liquidation proceeds which it expects to recover with respect to the mortgage loans, including the disposition of the related REO, have been received.

     LOAN GROUP BALANCE: As to either loan group and any date of determination, the aggregate of the principal balances of the mortgage loans in the loan group at the applicable date.

     NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, liquidation proceeds, net of unreimbursed servicing fees, servicing advances and monthly advances with respect to the related Liquidated Mortgage Loan.

     OC FLOOR: An amount equal to ____% of the aggregate class principal balance of the offered notes as of the closing date.

     OVERCOLLATERALIZATION AMOUNT: As to any payment date and loan group, the excess, if any, of (1) the Loan Group Balance as of the end of the related Due Period over (2) the class principal balance of the related notes after giving effect to the payment of the Principal Payment Amount on the applicable payment date.

     POOL BALANCE: As of any date of determination, the sum of the Loans Group Balances as of the applicable date.

     PRE-FUNDED AMOUNT: As to any date of determination and either loan group, the applicable original Pre-Funded Amount minus the aggregate principal balance of subsequent mortgage loans purchased by the trust for inclusion in the loan group prior to the applicable date.

     PRINCIPAL BALANCE: As to any mortgage loan and any date of determination, the unpaid principal balance of the mortgage loan as of the related cut-off date minus all amounts credited against the Principal Balance prior to the date of determination.

     PRINCIPAL PAYMENT AMOUNT: As to any payment date and loan group, the lesser of (a) the class principal balance of the related notes immediately preceding the applicable payment date and (b) the sum of (1) the Basic Principal Amount minus the Excess Overcollateralization Amount and (2) the Subordination Increase Amount.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any payment date and either loan group, the amount determined as provided in the sale and servicing agreement.

     SUBORDINATION DEFICIENCY: As to any payment date and loan group, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable payment date over (y) the Overcollateralization Amount for that payment date after giving effect to the payment of the Basic Principal Amount on that payment date.

     SUBORDINATION INCREASE AMOUNT: As to any payment date and loan group, the lesser of (x) the Subordination Deficiency and (y) the Excess Interest.

PAYMENT PRIORITIES

     On each payment date the indenture trustee will withdraw from the note account the Available Funds for each loan group and apply this amount in the following order of priority, in each case, to the extent of the funds remaining:

          1. Concurrently, to the note insurer and to the securities administrator, premium and the securities administration fee, respectively for Loan Group F for the applicable payment date.

          2. To the related notes, the related Class Interest Payment amount for the applicable payment date.

          3. To the related notes, the Principal Payment Amount for the applicable payment date, excluding any Subordination Increase Amount included in that amount.

          4. To the note insurer, reimbursement for prior draws on the note policy.

          5. To the notes related to the other loan group (x) first, the related Class Interest Payment Amount to the extent not paid and (y) second, any Subordination Deficit.

          6. To the related notes, the Subordination Increase Amount for the applicable payment date.

          7. To the note insurer, any amounts owing under the insurance agreement.

          8. To the LIBOR carryover fund.

          9. To the class A-1A notes, the LIBOR Carryover from the LIBOR carryover fund.

          10. To the issuer, any remaining amounts.

NOTE RATES

     The note rate for the fixed rate notes is set forth on the cover page or described in this prospectus supplement. That note rate, is subject to the Loan Group F Cap.

The note rate for the adjustable rate notes for any Interest Period will equal the least of

     (x) the sum of 1-month LIBOR and the applicable note margin,

     (y) __%, and

     (z) the Loan Group A Cap.

     The note margin for the adjustable rate notes will be as follows:

                                               NOTE MARGIN

              CLASS                              (1)           (2)
              -----                             ----           ---

              A-1A.............................._____%         ____%

-------------------
(1) Prior to or on the optional termination date.
(2) After the optional termination date.

     With respect to each payment date, 1-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the servicer, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the servicer, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding payment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate notes. If no quotations can be obtained, the rate will be LIBOR for the prior payment date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

CREDIT ENHANCEMENT

     THE NOTE INSURANCE POLICY. The note insurer has issued a note insurance policy which guaranties payments on the notes. This section describes the terms of the note insurance policy. The following information has been supplied by the note insurer for inclusion in this prospectus supplement.

     The note insurer, in consideration of the payment of the premium and subject to the terms of the note insurance policy, unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the indenture trustee, or its successor, as indenture trustee for the Owners, on behalf of the Owners from the note insurer, for payment by the indenture trustee to each Owner of each Owner's proportionate share of the Insured Payment. The note insurer's obligations under the note insurance policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not these funds are properly applied by the indenture trustee. Insured Payments shall be made only at the time set forth in the note insurance policy and no accelerated Insured Payments shall be made regardless of any acceleration of the notes, unless the accelerated Insured Payments are made at the sole option of the note insurer.

     Notwithstanding the foregoing paragraph, the note insurance policy does not cover shortfalls, if ( any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability so attributable.

     The note insurer will pay any Insured Payment that is a Preference Amount on the day following receipt on a business day by the fiscal agent of:

     (1) a certified copy of requiring the return of a preference payment,

     (2) an opinion of counsel satisfactory to the note insurer that the order is final and not subject to appeal,

     (3) an assignment in any form as is reasonably required by the note insurer all rights and claims of the Owner relating to or arising under the notes against the debtor that made the preference payment or otherwise with respect to the preference payment, and

     (4) appropriate instruments to effect the appointment of the note insurer as agent for the Owner in any legal proceeding related to the preference payment, these instruments being in a form satisfactory to the note insurer, provided that if these documents are received after 12:00 noon, New York City time, on the applicable business day, they will be deemed to be received on the following business day. These payments shall be disbursed to the receiver or indenture trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless the Owner has returned principal or interest paid on the notes to the receiver or indenture trustee in bankruptcy, in which case the payment shall be disbursed to the applicable Owner. Subject to the terms of the sale and servicing agreement, the note insurer shall be subrogated to the rights of each Owner to receive payments under the notes to the extent of any payment by the note insurer under the note insurance policy.

     As used in this prospectus supplement, the following terms shall have the following meanings:

     "Deficiency Amount" means for any payment date the sum of:

     (A) the excess, if any, of

          (1) accrued and unpaid interest due on the notes over

          (2) the amount of available funds, including any cross-collateralization payment and excluding any payments under the note insurance policy available to be distributed therefor on the applicable payment date and

     (B) the Guaranteed Principal Amount.

However, the Deficiency Amount does not include any shortfalls in interest with respect to the applicable loan group resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, any LIBOR Carryover Amount, or any reduction in interest paid to any owner resulting from application of the Maximum Cap.

     "Final Payment Date" means the payment date in ______________.

     "Guaranteed Principal Amount" means (a) for any payment date, other than the Final Payment date, and each class of notes the amount, if any, by which the related note principal balance exceeds the related group balance at the end of the related Due Period, after giving effect to all payments of principal on the applicable notes on the related payment date , including the related Subordination Increase Amount and any crosscollateralization payment, and (b) on the Final Payment date, the related outstanding note principal balance, after giving effect to all other payments of principal on the applicable notes on the related payment date, including the related Subordination Increase Amount and any crosscollateralization payment.

     "Insured Payment" means (1) as of any payment date, any Deficiency Amount and (2) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the note insurance policy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the Insured Payment which shall be due and owing on the applicable payment date .

     "Owner" means each securityholder who, on the applicable payment date, is entitled under the terms of the notes to payment under those notes.

     "Preference Amount" means any amount previously distributed to an Owner on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to the seller, the depositor or the trust pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     So long as no insurer default is continuing, the note insurer will be entitled to exercise the rights of the noteholders. An insurer default will occur in the event the note insurer fails to make a payment required under the note insurance policy or if certain events of bankruptcy or insolvency occur with respect to the note insurer.

     Capitalized terms used in the note insurance policy and not otherwise defined in the note insurance policy shall have the respective meanings set forth in the sale and servicing agreement as of the date of execution of the note insurance policy, without giving effect to any subsequent amendment or modification to the sale and servicing agreement unless the amendment or modification has been approved in writing by the note insurer.

     Any notice under the note insurance policy or service of process on the fiscal agent or the note insurer may be made at the address listed below for the fiscal agent or the note insurer or any other address as the note insurer shall specify in writing to the indenture trustee.

     The notice address of the fiscal agent is ______________________________,
Attention: ____________________, or any other address as the fiscal agent shall specify to the indenture trustee in writing.

     The note insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

     The insurance provided by the note insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The note insurance policy is not cancelable for any reason. The premium on the note insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

     OVERCOLLATERALIZATION PROVISIONS. The sale and servicing agreement provides for the maintenance of overcollateralization at a specified required level for each loan group. To the extent that overcollateralization with respect to a class of notes on any payment date exceeds this level, the amount payable as principal will be adjusted to slow the amortization of the notes relative to that of the mortgage loans, freeing up cash to make other payments, including crosscollateralization payments with respect to the other loan groups.

     To the extent that overcollateralization on a payment date falls below the required level for a loan group, either because the required level of overcollateralization has increased or because of losses realized with respect to the related group of mortgage loans, available excess spread with respect to the mortgage loans will be applied to accelerate the amortization of the related notes so as to increase the level of overcollateralization. Crosscollateralization payments will not be available for this purpose.

     To the extent that aggregate outstanding principal with respect to a class of notes falls below the outstanding principal balance of the related loan group, amounts may be available in the form of a crosscollateralization payment. In addition, draws on the note insurance policy will be available, to the extent that a class of notes remains undercollateralized after all excess spread has been applied and all available crosscollateralization payments have been made.

     CROSSCOLLATERALIZATION PROVISIONS. Excess cash with respect to a group of mortgage loans will be available to cover certain shortfalls with respect to the notes relating to the other group.

REPORTS TO NOTEHOLDERS

     Concurrently with each payment to noteholders, the securities administrator will prepare and the indenture trustee will forward to each noteholder a statement setting forth, among other items the following, to the extent applicable to each class of notes:

          (a) the aggregate amount of the payment to each class of notes on the applicable payment date;

          (b) the amount of the payment set forth in paragraph (a) above in respect of interest and the amount of that payment in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (c) the amount of the payment set forth in paragraph (a) above in respect of principal;

          (d) the amount of Excess Interest for each loan group paid as principal;

          (e) the servicing fee;

          (f) the Loan Group Balance of each loan group and the Pool Balance, in each case as of the close of business on the last day of the preceding Due Period;

          (g) the class principal balance of each class of notes after giving effect to payments allocated to principal above;

          (h) the Overcollateralization Amount and the Required
     Overcollateralization Amount as of the close of business on the payment date, after giving effect to payments of principal on the applicable payment date;

          (i) the number and aggregate Principal Balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

          (j) whether a Cumulative Loss Event or a Delinquency Event has occurred and is continuing and the calculations of those events;

          (k) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

          (l) the amounts of realized losses for the applicable Due Period and the cumulative amount of realized losses to date;

          (m) the weighted average loan rate on the mortgage loans in each loan group and specifying the weighted average loan rate for each loan group as of the first day of the month prior to the payment date;

          (n) the note rate on the adjustable rate notes for the applicable payment date;

          (o) the amount of LIBOR Carryover paid to the adjustable rate notes and the amount of LIBOR Carryover remaining for the class;

          (p) during the funding period, the remaining Pre-Funded Amount and the portion of this amount used to acquired subsequent mortgage loans since the preceding payment date; and

          (q) during the funding period, the amount remaining in the initial interest coverage account.

     In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per note with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the indenture trustee will forward to each person, if requested in writing by that person, who was a noteholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

                                [THE NOTE INSURER

                         To be inserted, as applicable]


                                  THE AGREEMENT

     The following summaries together with the information in this prospectus supplement under "Description of the Notes" and in the prospectus under the headings "Description of the securities" and "The Agreements" describe the material provisions of the sale and servicing agreement, the trust agreement and the indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements.

ASSIGNMENT OF MORTGAGE LOANS

     On the closing date with respect to the initial mortgage loans and on each subsequent transfer date with respect to the subsequent mortgage loans, the seller will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the related cut-off date other than payments of interest on the initial mortgage loans due on or before ____________. The indenture trustee, concurrently with the initial transfer, will deliver the notes to the seller. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. This schedule will include information as to the Principal Balance of each mortgage loan as of the related cut-off date, as well as information with respect to the loan rate.

     The sale and servicing agreement will require that, within the time period specified in the sale and servicing agreement, the seller will deliver to the indenture trustee, or the Custodian, as the indenture trustee's agent for this purpose, the mortgage loans endorsed to the indenture trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the seller may deliver true and correct copies of the original mortgages.

     Under the terms of the agreement, the seller will promptly and in no event later than 30 days after the closing date with respect to the initial mortgage loans and promptly but not later than 30 days after each subsequent transfer date with respect to the related subsequent mortgage loans, prepare and record assignments of the mortgages related to each mortgage loan in favor of the indenture trustee, unless opinions of counsel satisfactory to the rating agencies and the note insurer are delivered to the indenture trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the indenture trustee in the mortgage loans. The seller expects that assignments for substantially all of the mortgage loans will not be recorded based on the opinion of counsel. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date or subsequent transfer date, as the case may be, the assignment will be prepared and recorded within 30 days after receipt of this information, but in no event later than one year after the closing date or subsequent transfer date, as the case may be.

     Within 45 days of the closing date with respect to the initial mortgage loans and each subsequent transfer date with respect to the related subsequent mortgage loans, the indenture trustee, or the custodian on behalf of the indenture trustee, will review the mortgage loans and the related documents pursuant to the sale and servicing agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the seller by the indenture trustee, the seller will be obligated to either (a) substitute for the mortgage loan an eligible substitute mortgage loan; however, this substitution is permitted only within 90 days of the closing date or (b) purchase the mortgage loan at a price equal to the outstanding Principal Balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, net of the servicing fee if the seller is the servicer, plus if the seller is not the servicer the amount of any unreimbursed servicing advances made by the servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the indenture trustee or the noteholders.

     In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises an eligible substitute amount equal to the excess of the Principal Balance of the related defective mortgage loan over the Principal Balance of the eligible substitute mortgage loan.

     An eligible substitute mortgage loan is a mortgage loan to be substituted by the seller for a defective mortgage loan which must, on the date of the substitution,

     o have an outstanding principal balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate Principal Balance, not in excess of, and not less than __% of, the Principal Balance of the defective mortgage loan;

     o have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

     o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan; and

     o comply with each representation and warranty as to the mortgage loans set forth in the agreement, deemed to be made as of the date of substitution.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date, that, among other things: (a) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and (b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the noteholders in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to (x) substitute for the mortgage loan an eligible substitute mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND NOTE ACCOUNT

     The servicer will establish and maintain in the name of the indenture trustee a separate collection account for the benefit of the holders of the notes. The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of interest due on or before ____________, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the note account or on the applicable payment date if approved by the rating agencies and the note insurer.

     The indenture trustee will establish a note account. No later than 11:00 a.m. New York time on the business day prior to each payment date, the Available Funds for a loan group and the related Due Period are required to be deposited into the note account. The note account will be an eligible account. Amounts on deposit in the note account may be invested in eligible investments maturing on or before the business day prior to the related payment date or, if the eligible investments are an obligation of the indenture trustee or are money market funds for which the indenture trustee or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related payment date. Investment earnings from amounts on deposit in the note account will not be part of Available Funds.

     An eligible account is a segregated account that is

     1. maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the rating agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of A by Standard & Poor's Rating Service and A2 by Moody's Investor Services, and which is any of

          (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

          (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

          (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws,

          (D)  a principal subsidiary of a bank holding company;

     2. a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $__________, acting in its fiduciary capacity; or

     3. otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the indenture trustee, without reduction or withdrawal of the then current ratings of the offered notes.

ADVANCES

     Not later than the close of business on the fourth business day prior to each payment date, referred to as the determination date, the servicer will deposit in the collection account an amount equal to each scheduled payment due on a mortgage loan during the related Due Period but not received by the servicer as of the related determination date, net of the servicing fee, called a monthly advance. The obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

     o the preservation, restoration and protection of the mortgaged properties,

     o    any enforcement or judicial proceedings, including foreclosures, and

     o the management and liquidation of mortgaged properties acquired in satisfaction of the related Mortgage.

Each expenditure will constitute a servicing advance.

     The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's right to reimbursement for monthly advances is limited to late collections on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's right to reimbursements is prior to the rights of noteholders.

     Notwithstanding the foregoing, the servicer is not required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the servicer, the servicer determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. In addition, if any servicing advance or monthly advance is determined in good faith by the servicer to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to the servicer from other amounts on deposit in the collection account.

INITIAL INTEREST COVERAGE ACCOUNT

     On the closing date, cash may be deposited in the initial interest coverage account, which account will be in the name of and maintained by the indenture trustee and will be part of the trust. The amount on deposit in the initial interest coverage account, including reinvestment income on that amount, will be used by the indenture trustee, on the payment dates during and immediately following the funding period, to fund shortfalls in the interest collections attributable to the pre-funding feature of the trust. Any amounts remaining in the initial interest coverage account and not needed for this purpose will be paid to the trust and will not thereafter be available for payment to the holders of the offered notes.

     Amounts on deposit in the initial interest coverage account will be invested in eligible investments.

PRE-FUNDING ACCOUNT

     On the closing date, the Original Pre-Funded Amount for each loan group will be deposited into the pre-funding account. Amounts in the pre-funding account may be used only to (a) acquire subsequent mortgage loans, and (b) to make accelerated payments of principal on the notes. During the funding period amounts will, from time to time, be withdrawn from the pre- funding account to purchase subsequent mortgage loans in accordance with the sale and servicing agreement. Any Pre-Funded Amount remaining at the end of the funding period will be paid as a principal prepayment to the holders of the class A-1F notes in the case of note group F and the holders of the class A-1A notes in the case of note group A.

     Amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment earnings on funds in the pre-funding account will be transferred to the initial interest coverage account.

CARRYOVER RESERVE FUND

     The sale and servicing agreement provides for the LIBOR carryover fund, which is held by the indenture trustee on behalf of the holders of the class A-1A notes. To the extent amounts on deposit are sufficient, holders of the class A-1A notes will be entitled to receive payments from the fund equal to any LIBOR Carryover. The amount required to be deposited in the fund on any payment date will equal any LIBOR Carryover, for the applicable payment date, or, if no LIBOR Carryover, is payable on the applicable payment date, an amount that when added to other amounts already on deposit in the applicable fund, the aggregate amount on deposit is equal to $10,000. Any investment earnings on amounts on deposit in each fund will be paid to, and for the benefit of, the holders of the owner trust notes and will not be available to pay any LIBOR Carryover.

SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the sale and servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the sale and servicing agreement, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a mortgage loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the mortgage loans. In addition, the servicer has the right to modify the terms of the mortgage loans if the modification would be made by the servicer if the mortgage loan were held for the servicer's own account.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

     With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to ____% per annum, on the Principal Balance of each mortgage loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     Not later than the determination date, the servicer is required to remit to the indenture trustee, without any right of reimbursement, an amount equal to, with respect to each mortgage loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of the sum of 30 days' interest on the Principal Balance of each mortgage loan at the related loan rate, or at any lower rate as may be in effect for the mortgage loan because of application of the Civil Relief Act, minus the servicing fee for the mortgage loan, over the amount of interest actually paid by the related mortgagor in connection with each principal prepayment, with respect to all these mortgage loans, referred to as the prepayment interest shortfall, and (b) the sum of the servicing fee received by the servicer in the most recently ended Due Period.

     The servicer is not obligated to offset any of the servicing fee against, or to provide any other funds to cover, any Civil Relief Act Shortfalls.

EVIDENCE AS TO COMPLIANCE

     The sale and servicing agreement provides for delivery on or before the last business day of the fifth month following the end of each fiscal year of the servicer, beginning in ____, to the indenture trustee, the securities administrator, the note insurer and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

     On or before the last business day of the fifth month following the end of each fiscal year of the servicer, beginning in ____, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the indenture trustee, the securities administrator, the note insurer and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusion.

     The servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The sale and servicing agreement provides that the servicer may not resign from its obligations and duties under the sale and servicing agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the indenture trustee, the note insurer and the securities administrator or (2) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer, to the indenture trustee, the note insurer and the securities administrator in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee and the securities administrator; and (b) the rating agencies have confirmed to the indenture trustee, the note insurer and the securities administrator that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current ratings of the offered notes. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement.

     The servicer may perform any of its duties and obligations under the sale and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any arrangement, the servicer will remain liable and obligated to the indenture trustee, the securities administrator, the note insurer and the noteholders for the servicer's duties and obligations under the sale and servicing agreement, without any diminution of these duties and obligations and as if the servicer itself were performing the duties and obligations.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer under the sale and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the sale and servicing agreement, anything in the sale and servicing agreement to the contrary notwithstanding.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, at the direction of the note insurer or at the direction of noteholders representing at least 51% of the aggregate note principal balance with the consent of the note insurer, the indenture trustee must terminate all of the rights and obligations of the servicer under the sale and servicing agreement, at which point the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed to the duties and obligations of the servicer but is unwilling or unable do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other home equity loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $50,000,000 and acceptable to the note insurer to act as successor to the servicer under the sale and servicing agreement. Pending an appointment, the indenture trustee will be obligated to act in this capacity unless prohibited by law.

EVENTS OF DEFAULT UNDER THE INDENTURE

     "Events of Default" under the indenture include:

     o a default in the payment of any interest with respect to any class of notes when the same becomes due and continuance of this default for a period of five days or a default in the payment in full of the note principal balance with respect to any class of notes at the final scheduled distribution date;

     o failure on the part of the trust to perform in any material respect any other covenant or agreement under the indenture, or the breach of a representation or warranty by the trust, which continues for a period of thirty days after notice of the breach is given; and

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

     If an Event of Default under the indenture has occurred and is continuing, the indenture trustee must at the direction of the note insurer or upon the direction of noteholders representing at least a majority of the aggregate outstanding note principal balance of the notes with the prior written consent of the note insurer, declare the principal amount of the notes due and payable immediately. This declaration may be rescinded by the note insurer or noteholders representing at least a majority of the aggregate outstanding note principal balance of the notes with the written consent of the note insurer.

     Upon acceleration of payment of the notes described above, the indenture trustee will, at the direction of the note insurer or upon the direction of noteholders representing at least a majority of the aggregate outstanding note principal balance of the notes with the prior written consent of the note insurer, elect not to liquidate the assets of the trust provided that the assets are generating sufficient cash to pay scheduled interest and principal as it becomes due and payable to the noteholders.

     However, the indenture trustee may not sell or otherwise liquidate the assets of the trust following an Event of Default unless:

     o    100% of the noteholders and the note insurer consent to a sale,

     o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders, and the note insurer, or

     o the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to make all scheduled payments on the notes and obtains the consent of the note insurer and the holders of 66 and 2/3% of the aggregate outstanding principal balance of the notes to sell or liquidate the trust's assets.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

     Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment; provided, that neither the indenture trustee nor any director, officer or employee of the indenture trustee will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the servicer and held harmless against any loss, liability or expense incurred in connection with any of its duties under the agreements other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated, or any person resulting from a merger or consolidation, will be the successor to the indenture trustee under the indenture.

     The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee and the indenture trustee acting jointly, or in some instances, the owner trustee or the indenture trustee acting alone, with the consent of the note insurer (which consent will not be unreasonably withheld), will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each case a separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

     The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor to the owner trustee acceptable to the note insurer. The indenture trustee may also remove the owner trustee if it ceases to be eligible to continue as owner trustee under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor to the owner trustee will not become effective until acceptance of the appointment by the successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the notes, or of any home equity loans or related documents, and will not be accountable for the use or application by the seller or the servicer or any of its affiliates of any funds paid to any of them with respect to the notes, or the mortgage loans, or the investment of any monies by the servicer before the monies are deposited into the collection account or the note account. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

     The indenture trustee will make no representations as to the validity or sufficiency of the indenture or the notes, other than their execution and authentication, or of any mortgage loans or related documents, and will not be accountable for the use or application by the seller, the servicer or any of its affiliates of any funds paid to any of them with respect to the notes or the mortgage loans, or the use or investment of any monies by the servicer before the monies are deposited into the collection account or the note account. So long as no Event of Default or Event of Servicing Termination has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement or sale and servicing agreement which constitutes an Event of Servicing Termination unless the indenture trustee obtains actual knowledge of the failure as specified in the indenture.

AMENDMENT

     The sale and servicing agreement may be amended by the parties to that agreement with the consent of the note insurer, but without the consent of the noteholders, to

     o    cure any ambiguity,

     o correct or supplement any provisions which may be inconsistent with any other provisions of the sale and servicing agreement

     o    add to the duties of the seller or the servicer,

     o add or amend any provisions of the sale and servicing agreement required by the rating agencies in order to maintain or improve any rating on the notes, it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the depositor, the indenture trustee, the owner trustee or the servicer is obligated to obtain, maintain, or improve any rating, or

     o add any other provisions with respect to matters or questions arising under the sale and servicing agreement that are not inconsistent with the provisions of the sale and servicing agreement

     However, the sale and servicing agreement may only be amended in this manner if either an opinion of counsel is delivered that states that this action will not materially and adversely affect the interests of any noteholder or the note insurer or the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrade of the then current rating of the notes, without regard to the note insurance policy. The sale and servicing agreement may also be amended by the seller, the depositor, the servicer, the owner trustee and the indenture trustee, with the consent of the note insurer and noteholders holding at least 51% of the related aggregate note principal balance of the affected notes in order to add any provisions, change or eliminate any of the provisions of the sale and servicing agreement or modify the rights of the noteholders. No amendment, however, may reduce the amount or delay the timing of collections of payments on the notes or under the note insurance policy without the consent of the holder of the applicable note and the note insurer or reduce percentage of noteholders required to consent to the amendment, without the consent of the holders of all notes then outstanding.

     The indenture provides that, with the consent of the note insurer and prior notice to the rating agencies and at the request of the trust pursuant to the indenture, the trust and the indenture trustee may, without noteholder consent, enter into one or more supplemental indentures which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), for any of the following purposes:

     (a) to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

     (b) to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to the trust, and assumption by any successor of the covenants of the trust contained in the notes or the indenture;

     (c) to add to the covenants of the trust for the benefit of the holders of the notes, or to surrender any right or power conferred upon the trust in the indenture;

     (d) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     (e) to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

     (f) to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as will be necessary to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture; or

     (g) to modify, eliminate or add to the provisions of the indenture to any extent as will be necessary to effect the qualification of the indenture under the TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture any other provisions as may be expressly required by the TIA.

     No supplemental indentures will, however, be entered into unless the indenture trustee has received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the trust or the noteholders.

     In addition, the indenture provides that, with the consent of the rating agencies and the note insurer, and at the request of the trust pursuant to the indenture, the trust and indenture trustee may, without noteholder consent, enter into one or more supplemental indentures that conform to the TIA to add provisions to, change or eliminate provisions of the indenture, or modify the rights of the noteholders, if an opinion of counsel states that the action will not have a material adverse tax consequence to the trust or the noteholders. The opinion must also state that this action will not materially and adversely affect the interests of the noteholders or the note insurer, unless the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the notes, without regard to the note insurance policy.

     The indenture also provides that the trust and the indenture trustee, when authorized by a written request of the trust, also may, with prior notice to the note insurer and each rating agency and with the consent of the note insurer and the holders of at least a majority of the aggregate principal balance of the notes affected enter into a supplemental indenture to add, change or eliminate any provisions of the indenture or modify the rights of the noteholders. However, without the consent of the holder of each affected noteholder and an opinion of counsel that the contemplated action will not cause the trust to be subject to any entity level tax, no supplemental indenture may:

     (a) change the date of payment, reduce the amount of or the interest rate on any installment of interest or principal, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal of or interest on the notes, change any place, coin or currency of any payment on any note, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds to the payment of any amount due on the notes on or after the due date;

     (b) reduce the percentage of the note principal balances of the notes, the consent of the holders required for any supplemental indenture, or the consent of the holders required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences under the indenture;

     (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the indenture or modify or alter the exception in the definition of the term "Holder";

     (d) reduce the percentage of the aggregate outstanding principal balance of the notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust pursuant to the indenture;

     (e) modify any of the amendment provisions of the indenture other than to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the other Agreements cannot be modified or waived without the consent of the holder of each affected note;

     (f) modify any of the provisions of the indenture in so as to affect the calculation of the amount of any payment of interest or principal due on any note on any distribution date (including the calculation of any of the individual components of the calculation); or

     (g) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any pledged property or deprive the holder of any note of the security provided by the lien of the indenture.

TERMINATION; RETIREMENT OF THE NOTES

     The trust will terminate on the payment date following the later of (A) payment in full of all amounts owing to the note insurer, unless the note insurer shall otherwise consent and (B) the earliest of (1) the final payment (or other liquidation) of the last mortgage loan in the trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan, (2) the optional transfer to the servicer of all of the mortgage loans, as described below and (3) the stated final maturity date.

     The servicer may, at its option, terminate the trust on the first payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate outstanding principal balance of the mortgage loans on the cut-off date. In order to terminate the trust, the servicer must pay an amount equal to the sum of the aggregate outstanding principal balance of the mortgage loans plus accrued and unpaid interest at the weighted average mortgage rate with respect to the mortgage loans as of the end of the related Due Period, together with all amounts due to the note insurer.

     In no event will the trust created by the trust agreement continue for more than 21 years after the death of certain individuals named in the sale and servicing agreement. Written notice of termination of the trust will be given to each noteholder, and the final payment will be made only upon surrender and cancellation of the notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

NO PETITION

     The indenture trustee and the noteholders by their acceptance of a note will covenant that they will not institute or join in instituting against the trust, the seller, the servicer or the depositor, any bankruptcy, reorganization, insolvency, liquidation or similar proceeding in connection with any obligations regarding the notes, the indenture or the transactions contemplated by the Agreements.

THE INDENTURE TRUSTEE

     ____________, a banking corporation organized under the laws of the State of __________, will be named indenture trustee pursuant to the sale and servicing agreement and the indenture.

     The indenture trustee may own notes and have normal banking relationships with the servicer, the seller and the note insurer and/or their affiliates.

     The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee, subject to the consent of the note insurer. The note insurer may remove the indenture trustee if the indenture trustee ceases to be eligible under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of the insolvency of the indenture trustee, the trust will be obligated to appoint a successor indenture trustee approved by the note insurer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

     No noteholder will have the right under the indenture to institute any proceeding with respect to the indenture unless the note insurer has consented in writing to the institution of the proceeding, the noteholder previously has given to the indenture trustee written notice of default under the indenture and noteholders representing at least 51% of the aggregate outstanding principal balance of the notes have made written requests to the indenture trustee to institute the proceeding in its own name as indenture trustee and have offered to the indenture trustee reasonable indemnity, but the indenture trustee has neglected or refused to institute any proceeding for sixty days. The indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under or related to the indenture at the request, order or direction of any of the noteholders, unless the noteholders have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred and the note insurer has consented to the action.

[THE SECURITIES ADMINISTRATOR

     ______________________________________, will be named securities administrator pursuant to the agreement.]

USE OF PROCEEDS

     The net proceeds to be received from the sale of the notes will be applied by the seller for general corporate purposes, including repayment of financing for the mortgage loans. This financing may have been provided by one or more of the underwriters or their affiliates.

FEDERAL INCOME TAX CONSIDERATIONS

     Stroock & Stroock & Lavan LLP, special tax counsel to the seller and the issuer, is of the opinion that, for federal income tax purposes, assuming that all of the provisions of the agreements are complied with, the notes will be considered indebtedness and the trust will not be an association, publicly traded partnership, or taxable mortgage taxable as a corporation. This opinion is an expression of opinion only, is not a guarantee of a particular tax result and is not binding on the Internal Revenue Service or any third party.

     The trust will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for federal income tax purposes. Consequently, unless the Internal Revenue Service were to successfully assert that the notes did not represent debt for federal income tax purposes, the noteholders will be subject to taxation as described in "Federal Income Tax Consequences-Taxation of debt securities including regular interest securities" in the prospectus.

     The Class A-1A notes provide for stated interest at a floating rate based upon one-month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. Because of the imposition of an interest rate cap the tax treatment of interest on the notes is not entirely clear under the regulations, the trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus the stated interest should not be taxable to the Class A-1A noteholders as OID or as contingent interest.

     If the trust has a single owner for tax purposes it will be treated as division of its owner and as division of its owner will be disregarded as an entity separate from its owner for federal tax purposes. However, in the event that contrary to the opinion of special tax counsel, the Internal Revenue Service successfully asserts that one or more classes of notes did not represent debt for federal tax purposes and instead were treated as equity, this could have certain adverse tax consequences to foreign holders as described in "Federal Income Tax Consequences-Tax consequences to holders of the notes issued by a partnership or division - possible alternative treatment of the notes" in the prospectus. If the trust has more than one owner for tax purposes, the seller intends to treat the trust as a partnership for federal income tax purposes and will not take any actions with respect to federal income tax reporting requirements that are inconsistent with the trust and the noteholders' agreement to treat the notes as debt for tax purposes.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Internal Revenue Code , collectively, called a plan, which proposes to cause a plan to acquire any of the offered notes should consult with its counsel with respect to the potential consequences, under ERISA and the Internal Revenue Code, of the plan's acquisition and ownership of the notes. See "ERISA Considerations" in the prospectus.

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, including individual retirement accounts and annuities, Keogh plans and entities in which these plans, accounts, annuities or arrangements are invested including insurance company general accounts, persons acting on behalf of a pan, or persons using the assets of a Plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Internal Revenue Code or cause the trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. ss.2510.3-101 called the "Plan Asset Regulations". Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, it is not anticipated that any exception will apply with respect to the acquisition of a note.

     Under the Plan Asset Regulations, if the notes are treated as having substantial equity features, the purchaser of a note of could be treated as having acquired a direct interest in the assets securing the notes. In that event, the purchase, holding, or resale of the applicable notes and the operation and management of the trust could result in transactions that are prohibited under ERISA or the Internal Revenue Code. Consequently, if a plan investor purchases the notes, the trust could be deemed assets of the Plan for purposes of the fiduciary responsibility provisions of ERISA and the Internal Revenue Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of that plan. Therefore, the owner trustee could be deemed an ERISA fiduciary of plans that invest in the notes and could be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the trust. Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a plan could still be considered to give rise to a prohibited transaction if the trust, the owner trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the plan or in the event that a subsequent transfer of a note is between a plan and a "party in interest" as defined in Section 3(14) of ERISA or "disqualified person" (as defined in Section 4975 of the Internal Revenue Code) with respect to the plan.

     Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a plan could still be considered to give rise to a prohibited transaction if the trust, the owner trustee, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the plan or in the event that a subsequent transfer of a note is between a plan and a party in interest or disqualified person with respect to the plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the notes, depending in part upon the type of plan fiduciary making the decision to acquire notes and the circumstances under which the decision is made. These exemptions include, but are not limited to,

     (1) PTCE 96-23, regarding investments determined by in-house asset managers,

     (2) PTCE 95-60, regarding investments by insurance company general accounts,

     (3) PTCE 91-38, regarding investments by bank collective investment funds,

     (4) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

     (5) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

Before purchasing any notes, we recommend that a plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Internal Revenue Code and not exempt under Section 4975(g) of the Internal Revenue Code consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. A purchaser of a note will be required to represent that either: (1) it is not, and is not purchasing a note for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, or (2) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other prohibited transaction exemption is applicable to the purchase and holding of a note by the acquirer.

                         LEGAL INVESTMENT CONSIDERATIONS

     The offered notes will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the offered notes. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ____________, among the seller and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the seller the principal amount of offered notes set forth below under the underwriter's name.

CLASS

Class A-1F
Class A-2F


         Total

     The seller has been advised that the underwriters propose initially to offer the offered notes to some dealers at the price less a selling concession not to exceed the applicable percentage of the note denomination set forth below, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed the applicable percentage of the note denomination set forth below:

                                                    SELLING         REALLOWANCE
CLASS                                              CONCESSION        DISCOUNT
-----                                              ----------        --------
Class A-1F..............................
Class A-2F..............................


     After the initial public offering, the public offering prices, concessions and discounts may be changed.

     The seller has been advised by the underwriters that they presently intend to make a market in the offered notes. However, no underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered notes will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide noteholders with a sufficient level of liquidity of investment.

     Until the payment of the offered notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the offered notes, other than the class IOF notes. As an exception to these rules, the underwriters are permitted to engage in particular transactions that stabilize the prices of the offered notes, other than the class IOF notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

     Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related offered notes. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

     Immediately prior to the sale of the mortgage loans to the trust, the mortgage loans were subject to financing provided by affiliates of some of the underwriters. The seller will apply a portion of the proceeds it receives from the sale of the offered notes to repay the financing.

     The underwriting agreement provides that the seller will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The consolidated balance sheets of __________________ and _____________ as of _____________ and ________________ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended _______________, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of _____________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Some legal matters with respect to the offered notes will be passed upon for the seller and servicer by Stroock & Stroock & Lavan LLP, New York, New York, and for the underwriters by Brown & Wood LLP, New York, New York.

                                     RATINGS

     The offered notes will be rated by ____________________, referred to as ________________, and _______________, referred to as _______________, each called a rating agency. It is a condition to the issuance of the offered notes that they receive ratings by the rating agencies as follows:

          CLASS
          -----                     ----             ---
          Class A-1F                AAA              AAA
          Class A-2F                AAA              AAA


     The ratings assigned by ______ to mortgage pass-through notes address the likelihood of the receipt of all payments on the mortgage loans by the related noteholders under the agreements pursuant to which the notes are issued. ________'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the notes, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the notes. __________'s ratings on the notes do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings assigned by __________ to mortgage pass-through notes address the likelihood of the receipt of all payments on the mortgage loans by the related noteholders under the agreements pursuant to which the notes are issued. __________'s ratings take into consideration credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the notes, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the notes. __________'s ratings on the notes do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the likelihood that holders of the adjustable rate notes will receive any LIBOR Carryover.

     There can be no assurance as to whether any other rating agency will rate the offered notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the offered notes of any class could be lower than the respective ratings assigned by the applicable rating agency.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Mortgage loan Asset-Backed Notes, series ____-_, referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Cedelbank or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed notes issues.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear, in this capacity, and as DTC participants.

     Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed notes issues in same-day funds.

     Trading between Cedelbank and/or Euroclear participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the applicable accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one- day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross- market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedelbank or Euroclear seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S.  FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (note of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate note). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the note owners or his agent.

     Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The note owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. person" means

     (a) a citizen or resident of the United States,

     (b) a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, organized in or under the laws of the United States or any political subdivision of the United States,

     (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

     (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after __________ __, ____. We recommend that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                   SUBJECT TO COMPLETION DATED _________, 2000
PROSPECTUS

                               $------------------

                               ASSET BACKED NOTES

                            ASSET BACKED CERTIFICATES

                               ------------------

                            DELTA FUNDING CORPORATION
                               SELLER AND SERVICER

                               ------------------


SECURITIES OFFERED                    The securities are obligations only of the
o  asset backed notes,                related trust and are not insured or
   asset backed certificates          guaranteed by any governmental agency.
   or a combination
                                      The securities involve significant risks.
o  rated in one of four highest       We recommend that you review the
   rating categories by at            information under "Risk Factors" in the
   least one rationally               related prospectus supplement.
   recognized rating organization
                                      This prospectus must be accompanied
o  not listed on any trading          by a prospectus supplement for the
   exchange                           particular series.

ASSETS

o  subprime mortgage loans
   secured by first or second liens
   on residential or _____ used properties
o  securities backed by those types of
   subprime mortgage loans
o  may include one or more forms of enhancement

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The seller may offer securities through underwriters or by other methods described under the caption "Method of Distribution."

                  The date of this prospectus is ________, 2000

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The seller, as creator of each trust, has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061-2511 and Seven World Trade Center, New York, New York 10048. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

          Each trust will be required to file with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the securities Exchange Act of 1934, as amended, (a) a Current Report on Form 8-K each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 8-K will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

          The servicer will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to Corporate Secretary, Delta Funding Corporation, 1000 Woodbury Road, Woodbury, New York 11797. Telephone requests for copies should be directed to the servicer, at (516) 364-8500. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

                           THE SELLER AND THE SERVICER

          Delta Funding Corporation, a New York corporation is a specialty consumer finance company that has engaged in originating, acquiring, selling and servicing home equity loans since 1982. Throughout its operating history, the company has focused on lending to individuals who generally do not qualify for conforming credit. The company makes loans to these borrowers for a variety of purposes, for example debt consolidation, home improvement, refinancing or education, and these loans are primarily secured by first mortgages on one- to four-family residential properties.

          The company primarily originates and purchases home equity loans through three distribution channels. The company originates home equity loans through licensed mortgage brokers who submit loan applications on behalf of the borrower, through its retail subsidiary, Fidelity mortgage, and through its in-house loan officers. The company purchases from approved licensed mortgage bankers and financial institutions, loans that conform to the company's underwriting guidelines. The company believes that it has a competitive advantage in serving brokers and retail borrowers and correspondents in the nonconforming home equity market that stems from its substantial experience in this sector and its emphasis on providing quality service that is prompt, responsive and consistent. The members of the company's senior management have an average of over 14 years of nonconforming mortgage loan experience. The company believes this industry- and company-specific experience, coupled with the systems and programs it has developed over its history, enable the company to provide quality services including preliminary approval of most loans from brokers and loans from correspondents within one day, consistent application of its underwriting guidelines and funding or purchasing of loans within 14 to 21 days of preliminary approval. In addition, the company seeks to establish and maintain productive relationships with its network of brokers and correspondents by servicing each one with a business development representative, a team of experienced underwriters and, in the case of loans from brokers, a team of loan officers and processors who are assigned to specific brokers to process all applications submitted by each broker.

          In February 1997, in an effort to broaden its direct origination sources and to expand its geographic presence, the company's parent company, Delta Financial Corporation, acquired two related retail originators of home equity loans, Fidelity Mortgage Inc., based in Cincinnati, Ohio, and Fidelity Mortgage (Florida), Inc., based in West Palm Beach, Florida, and subsequently merged the two companies into Fidelity Mortgage Inc. This affiliate develops retail loan leads primarily through its telemarketing system and its network of 15 retail offices located in Florida (3), Georgia, Illinois, Indiana, Missouri, North Carolina, Ohio (4), Pennsylvania (2) and Tennessee.

          During its first 12 years of operation, the company concentrated its efforts on serving brokers and correspondents primarily in New York, New Jersey and Pennsylvania. Commencing in 1995, the company began to implement a program to expand its geographic focus into the New England, Mid-Atlantic, Midwest and Southeast regions. To increase the size of its network of brokers and correspondents in these new markets and to provide better service, the company operates a full service office in Atlanta, Georgia; full processing offices in Chicago, Illinois and Warwick, Rhode Island; processing offices in Deerfield Beach, Florida and Cleveland, Ohio and business development offices in Delaware, Michigan (2), New Jersey, Ohio, Pennsylvania, and Virginia. The company is not dependent on any single or affiliated group of brokers or correspondents.

          The company's headquarters are located in approximately 135,000 square feet in a 230,000 square foot building located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

UNDERWRITING

          All of the company's brokers and correspondents are provided with the company's underwriting guidelines. Loan applications received from brokers and correspondents are classified according to particular characteristics, including but not limited to: ability to pay, credit history of the applicant, loan-to-value ratio and general stability of the applicant in terms of employment history, time in residence and condition and location of the collateral. The company has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings "A" through "D", with subratings within those categories. Terms of loans made by the company, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Loan applicants with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. The general criteria used by the company's underwriting staff in classifying loan applicants are set forth below.

               UNDERWRITING CRITERIA OF DELTA FUNDING CORPORATION

                                   "A" Risk               "B" Risk              "C" Risk              "D" Risk
                                   --------               --------              --------              ---------

Credit profile.............     Excellent credit       Good overall credit   Good to fair credit   Fair to poor credit
                                history
Existing mortgage
  history..................     Current at             Current at            Up to 30 days         90 days delinquent
                                application time and   application time      delinquent at         or more
                                a maximum of two       and a maximum of      application time
                                30-day late payments   four 30-day late      and a maximum of
                                in the last 12 months  payments in the       four 30-day late
                                                       last 12 months        payments and one
                                                                             90-day late payment
                                                                             in the last 12
                                                                             months

Other credit...............     Minor 30-day late      Some slow pays        Slow pays, some       Not a factor.
                                items allowed with a   allowed but           open delinquencies    Derogatory credit
                                letter of              majority of credit    allowed.  Isolated    must be paid with
                                explanation; no open   and installment       charge-offs,          proceeds.  Must
                                collection accounts,   debt paid as          collection accounts   demonstrate ability
                                charge-offs,           agreed.  Small        or judgments          to pay
                                judgments              isolated              case-by-case
                                                       charge-offs,
                                                       collections, or
                                                       judgments allowed
                                                       case-by-case

Bankruptcy filings.........     Discharged more than   Discharged more       Discharged more       May be open at
                                three years prior to   than two years        than one year prior   closing, but must be
                                closing and            prior to closing      to closing and good   paid off with
                                excellent              and excellent         reestablished credit  proceeds
                                reestablished credit   reestablished credit

Maximum loan-to-value
  ratio:
  Owner-occupied...........     Generally 80% (up to   Generally 80% (up     Generally 75% (up     Generally 65% (up to
                                90%*) for a one- to    to 85%*) for a one-   to 80%*) for a one-   70%*) for a one- to
                                four-family residence  to four-family        to four-family        four-family residence
                                                       residence             residence
  Non-owner occupied.......     Generally 75% (up to   Generally 70% (up     Generally 65% (up     Generally 55% (up to
                                80%*) for a one- to    to 80%*) for a one-   to 75%*) for a one-   60%*) for a one- to
                                four-family residence  to four-family        to four-family        four-family residence
                                                       residence             residence

Employment.................     Minimum 2 years        Minimum 2 years       No minimum required   No minimum required
                                employment in the      employment in the
                                same field             same field
 .........
*   On an exception basis

          The company uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the company may determine that the prospective borrower warrants an exception, if sufficient compensating factors exist. Examples of compensating factors are:

     o    low loan-to-value ratio,
     o    low debt ratio,
     o    long-term stability of employment and/or residence,
     o    excellent payment history on past mortgages, or
     o    a significant reduction in monthly expenses.

          The mortgage loans originated by the company have amortization schedules ranging from 5 years to 30 years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Substantially all of the company's mortgage loans are fully amortizing loans. The company primarily purchases fixed rate loans which amortize over a period not to exceed 30 years. Loans that are not fully amortizing generally provide for scheduled amortization over 30 years, with a due date and a balloon payment at the end of the fifteenth year. The principal amounts of the loans purchased or originated by the company generally range from a minimum of $10,000 to a maximum of $350,000. The company generally does not acquire or originate any mortgage loans where the combined loan-to-value ratio exceeds 90%. The collateral securing loans acquired or originated by the company are generally one- to four-family residences, including condominiums and townhomes, and these properties may or may not be occupied by the owner. It is the company's policy not to accept commercial properties or unimproved land as collateral. However, the company will accept mixed-use properties such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes and will accept small multifamily properties of 5 to 8 units, both at reduced loan-to-value ratios. The company does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

          The company's mortgage loan program includes:

     o    a full documentation program for salaried borrowers,
     o    a limited documentation program,
     o    a non-income verification program for self-employed borrowers and
     o    a stated income program.

          The total monthly debt obligations, which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness, generally is 50% or less of the borrower's monthly gross income. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For the company's limited documentation program, the company requires a job letter to be submitted which contains the same information one would find on a standard verification of employment form:

     o    job position,
     o    length of time on job,
     o    current salary, and
     o    the job letter should appear on the employer's letterhead.

          For the company's non-income verification program, proof of self-employment in the same business plus proof of current self-employed status is required. The company's stated income program, which represents a very small percentage of the company's loans, is only offered for better credit quality borrowers where a telephone verification is done by an underwriter to verify that the borrower is employed. The company usually requires lower combined loan-to-value ratios with respect to loans made under programs other than the full documentation program.

          Assessment of an applicant's ability and willingness to pay is one of the principal elements in distinguishing the company's lending specialty from methods employed by traditional lenders, such as savings and loans and commercial banks. All lenders utilize debt ratios and loan-to-value ratios in the approval process. Many lenders simply use software packages to score an applicant for loan approval and fund the loan after auditing the data provided by the borrower. In contrast, the company employs experienced non-conforming mortgage loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record.

          The company has a staff of 96 underwriters with an average of five years of non-conforming lending experience. With the exception of the company's Atlanta, Georgia office, all underwriting functions for broker and correspondent originations are centralized in its Woodbury, New York office. All underwriting functions for retail originations are centralized in the company's two retail underwriting "hubs," located in Cincinnati, Ohio and West Palm Beach, Florida. The company does not delegate underwriting authority to any broker or correspondent. The company's underwriting department functions independently of its business development and mortgage origination departments and does not report to any individual directly involved in the origination process. No underwriter at the company is compensated on an incentive or commission basis.

          The company has instituted underwriting checks and balances that are designed to ensure that every loan is reviewed and approved by a minimum of two underwriters, with some higher loan amounts requiring a third approval. The company believes that by requiring each file be seen by a minimum of two underwriters, a high degree of accuracy and quality control is ensured throughout the underwriting process and before funding.

          The company's underwriting of every loan submitted consists not only of a thorough credit review, but also
     o a separate appraisal review conducted by the company's appraisal review department and
     o a full compliance review, to esure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

Appraisals are performed by third party, fee-based appraisers or by the company's approved appraisers and generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

          The company performs an appraisal review on each loan prior to closing or prior to purchasing. While the company recognizes that the general quality control practices of conventional mortgage lenders is to perform only drive-by appraisals after closings, the company believes this practice does not provide sufficient protection. In addition to reviewing each appraisal for accuracy, the company accesses other sources to validate sales used in the appraisal to determine market value. These sources include:

     o    Multiple Listing Services in nine states;
     o assessment and sales services, such as Comps, Inc., Pace, 1st American and Transamerica;
     o    internet services such as Realtor.com; and
     o other sources for verification, including broker price opinions and market analyses by local real estate agents.

          Post closing, in addition to its normal due diligence, the company randomly selects one out of every ten appraisals, and performs a drive-by appraisal. This additional step gives the company an added degree of comfort with respect to appraisers with which the company has had limited experience. The company actively tracks and grades, on criteria that it has developed over time, all appraisers from which it accepts appraisals for quality control purposes and does not accept work from appraisers who have not conformed to its review standards.

          Upon completion of a broker loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the company. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the company's operating procedures. Title insurance that insures the company's interest as mortgagee and evidence of adequate homeowner's insurance naming the company as an additional insured party are required on all loans.

          The company performs a post-funding quality control review to monitor and evaluate the company's loan origination policies and procedures. The quality control department is separate from the underwriting department, and reports directly to a member of senior management.

          At least 10% of all loan originations and purchases are subjected to a full quality control re-underwriting and review, the results of which are reported to senior management on a monthly basis. Discrepancies noted by the audit are analyzed and corrective actions are instituted. A typical quality control review currently includes:

     o    obtaining a new drive-by appraisal for each property;
     o    running a new credit report from a different credit report agency;
     o reviewing loan applications for completeness, signatures, and for consistency with other processing documents;
     o    obtaining new written verification of income and employment;
     o obtaining new written verification of mortgage to re-verify any outstanding mortgages; and
     o    analyzing the underwriting and program selection decisions.

The quality control process is updated from time to time as the company's policies and procedures change.

SERVICING

          The company has been servicing loans since its inception in 1982, and has serviced or is servicing substantially all of the loans that it originated or purchased. Servicing involves, among other things, collecting payments when due, remitting payments of principal and interest and furnishing reports to the current owners of the loans and enforcing the current owners' rights with respect to the loans, including, recovering delinquent payments, instituting foreclosure and liquidating the underlying collateral.

          The company services all loans out of its headquarters in Woodbury, New York, utilizing a leading in-house loan servicing system called LSAMS, which it purchased in 1995. LSAMS replaced the company's former service bureau loan servicing system, and has provided the company with considerably more flexibility to adapt the system to the company's specific needs as a nonconforming home equity lender. As such, the company has achieved significant cost efficiencies by automating a substantial number of previously manual servicing procedures and functions since its conversion to LSAMS on July 1, 1995.

          At the same time that it upgraded its primary servicing system, the company purchased a default management sub-servicing system with separate modules for foreclosure, bankruptcy, and REO, to provide it with the ability to more efficiently monitor and service loans in default. These sub-servicing modules provide

     o detailed tracking of all key events in foreclosure and bankruptcy on a loan-by-loan and portfolio-wide basis;
     o the ability to track and account for all pre- and post-petition payments received in bankruptcy from the borrower and trustee; and
     o the ability to monitor, market and account for all aspects necessary to liquidate an REO property after foreclosure.

The company's management information systems department also has created a market value analysis program to run with LSAMS, which provides the company with the ability to monitor its equity position on a loan-by-loan and portfolio-wide basis.

          Centralized controls and standards have been established by the company for the servicing and collection of mortgage loans in its portfolio. The company revises its policies and procedures from time to time in connection with changing economic and market conditions and changing legal and regulatory requirements.

          The company's collections policy is designed to identify payment problems sufficiently early to permit the company to quickly address delinquency problems and, when necessary, to act to preserve equity in a preforeclosure property. The company believes that these policies, combined with the experience level of independent appraisers engaged by the company, help to reduce the incidence of charge-offs of a first or second mortgage loan.

          Borrowers are billed on a monthly basis in advance of the due date. Collection procedures commence upon identification of a past due account by the company's automated servicing system using the company's proprietary payment profiling software. If timely payment is not received, LSAMS automatically places the loan in the assigned collector's auto queue and collection procedures are generally initiated on the day determined by the proprietary software to be after the borrower's typical payment date. This payment profiling allows the company to focus its collections efforts on those borrowers who are delinquent and outside their typical payment date as opposed to those borrowers who are delinquent but typically pay on or about a specific date each month. These loans are automatically queued into LSAMS auto queue as well as a Davox Predictive Dialer. The predictive dialer initiates the telephone calls and transfers the calls to a collector when a borrower is reached. If the predictive dialer determines a line is busy or receives a no answer, it automatically cycles those calls through the same day at pre-determined intervals. If the predictive dialer contacts an answering machine, an automated message is left. The account remains in the queue unless and until payment is received, at which point LSAMS automatically removes the loan from the collector's auto queue until the next payment profile pattern is broken. In the case of seriously delinquent accounts, collection calls can begin as soon as two days after the payment due date.

          When a loan appears in a collector's auto queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts are attempted until the account is current or other payment arrangements have been made. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or, in some circumstances, to supplement the phone contacts. During the delinquency period, the collector will continue to contact the borrower and property inspections are performed on or about the 45th day of delinquency. The company's collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account on LSAMS. Additional guidance with the collection process is derived through frequent communication with the company's senior management.

          On or about the ninety-first day of delinquency, the loan is referred to the loss mitigation department. This department is comprised of the collectors with the ability to negotiate payment plans, deeds in lieu, short sales, etc. If their efforts have also been exhausted without success, the loss mitigation representative responsible for the account recommends the loan be sent to foreclosure at one of several foreclosure committee meetings held each month. The foreclosure committee is comprised of the loss mitigation representative, the foreclosure department manager and two members of the executive department. This meeting is held to determine whether foreclosure proceedings are appropriate, based upon the analysis of all relevant factors, including a market value analysis, reason for default and efforts by the borrower to cure the default.

          Regulations and practices regarding the liquidation of properties and the rights of a borrower in default vary greatly from state to state. As a result, all foreclosures are assigned to outside counsel, located in the same state as the secured property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. All aspects of foreclosures and bankruptcies are monitored by the company through its sub-servicing loan system described above and through monthly status reports from attorneys.

          Prior to foreclosure sale, the company performs an in-depth market value analysis on all defaulted loans. This analysis includes:

     o a current valuation of the property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser or a broker from the company's network of real estate brokers, complete with a description of the condition of the property, recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price;

     o    an evaluation of the amount owed, if any, for real estate taxes;

     o    an evaluation of the amount owed, if any, to a senior mortgagee; and

     o estimated carrying costs, brokers' fee, repair costs and other related costs associated with real estate owned properties.

The company bases the amount it will bid at foreclosure sales on this analysis.

          If the company acquires title to a property at a foreclosure sale or otherwise, the REO department immediately begins working the file by obtaining an estimate of the sale price of the property by sending at least two local real estate brokers to inspect the premises, and then hiring one to begin marketing the property. If the property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

          The company loan servicing software also tracks and maintains homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated bi-weekly listing all policies scheduled to expire within the next 15 days. When policies lapse, a letter is issued advising the borrower of that lapse and notifying the borrower that the company will obtain force-placed insurance at the borrower's expense. The company also has an insurance policy in place that provides coverage automatically for the company in the event that the company fails to obtain force-placed insurance.

DELINQUENCY AND LOSS EXPERIENCE

          The following table sets forth information relating to the delinquency and loss experience of the company for its servicing portfolio of mortgage loans including mortgage loans serviced for others, for the periods indicated.

          The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the company's mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in the company's mortgage loan portfolio are not fully seasoned, the delinquency and loss information for an isolated group would also be distorted to some degree since newly originated loans have not been in existence long enough to give rise to some or all of the indicated periods of delinquency in the table.


                              DELTA FUNDING CORPORATION'S HISTORIC SERVICING PORTFOLIO INFORMATION
                                                                             Year Ended December 31,
                                                 ---------------------------------------------------------------------------------
                                                      1994          1995             1996            1997             1998

Total Outstanding Principal Balance (end of          $310,228,743  $468,846,079   $ 932,958,188   $1,840,150,403   $2,950,434,922
period)
Average Outstandings(1)...................           $300,678,046  $373,384,417   $ 667,368,565   $1,376,108,923   $2,436,343,233
DELINQUENCY
30-59 Days:
  Principal Balance.......................           $ 22,569,938  $ 35,052,951   $  54,582,550   $  90,052,724    $ 153,726,410
  Percent of Delinquency by Dollar(2).....                   7.28%         7.48%            5.9%            4.9%             5.2%
60-89 Days:
  Principal Balance.......................           $  6,398,055  $  8,086,230   $  14,272,587   $  28,864,099    $  50,034,005
  Percent of Delinquency by Dollar(2).....                   2.06%         1.72%            1.5%            1.6%             1.7%
90 Days or More
  Principal Balance.......................           $  6,517,506  $  6,748,506   $   9,224,525   $  17,695,594    $  47,886,542
  Percent of Delinquency by Dollar(2).....                   2.10%         1.44%           1.0%            1.0%             1.6%
Total Delinquencies:
  Principal Balance.......................           $ 35,485,499  $ 49,887,242   $  78,079,663   $ 136,612,417    $ 251,646,956
  Percent of Delinquency by Dollar(2).....                  11.44%        10.64%           8.4%            7.4%             8.5%
FORECLOSURES
  Principal Balance.......................           $ 20,768,336  $ 23,506,751   $  34,765,638   $  85,500,439    $ 145,678,781
  Percent of Foreclosures by Dollar(2)                       6.69%         5.01%            3.7%            4.7%             4.9%
REO
  Principal Balance.......................           $  1,926,922  $  4,020,295   $   5,672,811   $  10,292,208    $  18,811,007
  Percent of REO by Dollar(2).............                    0.6%          0.9%           0.6%            0.6%             0.6%
Gross Losses..............................           $   (693,902) $ (2,142,099)  $  (3,223,525)  $  (5,514,944)   $ (10,324,682)
Recoveries................................           $      6,812  $          0   $     357,320   $     529,406    $   1,620,479
Net Losses on liquidated loans(3).........          $   (687,090)  $ (2,142,099)  $ ( 2,866,204)  $  (4,985,538)   $  (8,703,996)
Percentage of Net Losses on liquidated loans
   (based on Average Outstanding Principal
   Balance)(4)............................                  0.23%          0.57%           0.43%           0.36%            0.36%

(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(2) Percentages are expressed based upon the total outstanding principal balance as of the indicated date.
(3) Net Losses equal Gross Losses plus recoveries.

          The company believes that the increase in Total Delinquencies, Percent of Delinquency by Dollar, from 1997 to 1998 is attributable primarily to a combination of (a) the seasoning of the loans in its servicing portfolio and (b) the reduction, on a percentage basis, in the size of the increase in the average servicing portfolio in 1998 (77% over 1997) from the increase in 1997 (106% over 1996).

          While the above delinquency and foreclosure and loss experiences reflect the company's experiences for the periods indicated, there can be no assurance that the delinquency and foreclosure and loss experiences on the mortgage loans in any trust will be similar. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in any trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the table is based on all of the loans in the company's servicing portfolio. The mortgage loans in a trust may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the mortgage loans in the company's servicing portfolio.

                          DESCRIPTION OF THE SECURITIES

GENERAL

          Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate pooling and servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates.

          The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

          Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

          Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However payments may be made by wire transfer which, shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

BOOK-ENTRY SECURITIES

          If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company in the United States, or Cedelbank or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Depository Trust Company is referred to as DTC, Cedelbank is referred to as Cedel and the Euroclear System is referred to as Euroclear. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC, referred to as Cede. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold the omnibus positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security called a "definitive security". Unless and until definitive securities are issued, it is anticipated that the only "certificateholder" or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

          Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate.

          Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess certificates, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

          Beneficial owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Morgan Guaranty Trust Company of New York, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Morgan Guaranty Trust Company of New York, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with Morgan Guaranty Trust Company of New York are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Morgan Guaranty Trust Company of New York acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

          Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

          Monthly and annual reports on the applicable trust fund will be provided to cede, as nominee of DTC, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners' book-entry securities are credited.

          DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities. Cedel or Morgan Guaranty Trust Company of New York, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Cedel participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

     o DTC or the seller advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor,
     o the seller, at its sole option, elects to terminate a book-entry system through DTC, or
     o after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

          Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

          Neither the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

VALUATION OF THE PRIMARY ASSETS

          If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security--sometimes called the primary asset--included in the related trust fund for a series will be assigned an initial asset value. At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

     o the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

     o    the then principal balance of the primary assets.

The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

          The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

          The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360 day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

          Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

PAYMENTS OF PRINCIPAL

          On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

FINAL SCHEDULED DISTRIBUTION DATE

          The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series.

SPECIAL REDEMPTION

          If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date. In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

          The seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement. In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

          Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

          There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

          The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans. In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans. If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

                                 THE TRUST FUNDS

          The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Each trust fund will include:

     o    the primary assets,

     o amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement,

     o    any credit enhancement or the rights to that credit enhancement,

     o any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession, and

     o the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

          The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the seller or the related trust fund not pledged to secure the notes.

          The primary assets for a series will be transferred by the seller to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement between the seller, the trust fund and the servicer, with respect to a series that includes notes.

          As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

          If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

          With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

          Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

          An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

THE LOANS

          The primary assets for a series may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics.

          The full principal amount of a home equity loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest. The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

          The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use will be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

          The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

     o the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     o a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid principal balance of the loans;

     o the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

     o    the range and average outstanding principal balance of the loans;

     o the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

     o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

     o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     o the geographic distribution of the mortgaged properties securing the loans;

     o the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     o    the lien priority of the home equity loans; and

     o    the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

          If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the related securities.

PRIVATE SECURITIES

          Primary assets for a series may consist, in whole or in part, of private securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. The pass-through certificates or collateralized obligations will comply with the then-current position of the Securities and exchange Commission for inclusion in a re-securitization transaction.

          Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the applicable agreement with a trustee. The trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the private securities servicer.

          The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to the established trusts, and selling beneficial interests in these trusts. The obligations of the private securities sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the private securities trustee or the private securities servicer. The private securities sponsor or the private securities servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement. The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

          Credit support in the form of reserve funds, subordination of other private securities issued under the applicable agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the underlying loans and other factors, such as the operating history and degree of securitization experience of the seller/servicer of the underlying loans and the then current market for various types of credit enhancement, and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

          The prospectus supplement for a series for which the primary assets include private securities will specify on an approximate basis and as of the date specified in the related prospectus supplement, to the extent relevant and to the extent information is reasonably available to the seller and the seller reasonably believes the information to be reliable:

         (a) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for the series;

         (b)    certain characteristics of the underlying loans including

               o the payment features of the underlying loans, for example whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

               o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

               o the servicing fee or range of servicing fees with respect to the underlying loans,

               o the minimum and maximum stated maturities of the underlying loans at origination,

               o    the lien priority of the underlying loans, and

               o the delinquency status and year of origination of the underlying loans;

          (c) the maximum original term-to-stated maturity of the private securities;

          (d) the weighted average term-to-stated maturity of the private securities;

          (e) the pass-through or certificate rate or ranges this rate for the private securities;

          (f) the private securities sponsor, the private securities servicer and the private securities trustee for private securities;

          (g) certain characteristics of credit support if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private securities or to the private securities themselves;

          (h) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

          (i) the terms on which underlying loans may be substituted for those originally underlying the private securities.

          If information of the nature described above is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission within 15 days of the initial issuance of the securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

          A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets. Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts. Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

          If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series. If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed fifty percent of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period. Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

          Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series. The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences. The seller will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied. It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the seller or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund. As a result, the additional primary assets may adversely affect the performance of the related securities.

          If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

          (a) the amount of interest accrued on the securities of the series, and

          (b) if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

          (c) the amount of interest available for these fees or expenses from the primary assets in the trust fund.

If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement. Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

ELIGIBLE INVESTMENTS

         Each agreement generally will define eligible investments to include the following:

               (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United States;

               (b) repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

               (c) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

               (d) commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

               (e) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

               (f) interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of "Aaa" by Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, Inc.;

PROVIDED that no instrument described above may evidence either the right to receive:

          (a) only interest with respect to the obligations underlying the instrument or

          (b) both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

PROVIDED, FURTHER, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

                                   ENHANCEMENT

          The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

          If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

          o FINANCIAL GUARANTY INSURANCE POLICY which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

          O OVERCOLLATERALIZATION which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities.
               Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

          o LETTER OF CREDIT which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

          o CASH RESERVE FUND which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

          o INSURANCE POLICIES which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

          o SUBORDINATE SECURITIES which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series; or

          o DERIVATIVE PRODUCTS which may include a swap to convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities. Any derivative product will constitute or will be structured so as to be an insurance policy or an exempt security.

          The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                               SERVICING OF LOANS

          Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

          The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

          The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

          The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee. The collection account and/or certificate account will be an account maintained:

          o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

          o in an account or accounts the deposits in which are insured to the maximum extent available by the federal deposit insurance corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

          The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

          The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

               (a) all payments on account of principal, including prepayments, on the primary assets;

               (b) all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

               (c) all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

               (d) all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

               (e) all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

               (f) all delinquency advances made by the servicer required pursuant to the related agreement; and

               (g) all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

               (a) to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer's right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

               (b) to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts liquidation proceeds or the proceeds of insurance policies;

               (c) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

               (d) to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

               (e) to pay to the applicable person with respect to each primary asset or REO property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

               (f) to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

               (g) to clear and terminate the collection account pursuant to the related agreement.

          In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

          The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

          The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as its customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

          In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

     o    war,
     o    revolution,
     o    governmental actions,
     o    floods and other water-related causes,
     o    earth movement, including earthquakes, landslides and mudflows,
     o    nuclear reactions,
     o    wet or dry rot,
     o    vermin,
     o    rodents,
     o    insects or domestic animals,
     o    theft and,
     o    in some cases, vandalism

          The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

          The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of:

          (a) the replacement cost of the improvements less physical depreciation or

          (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

          (a) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

          (b) the outstanding principal balance of the related loan plus the balance of any senior mortgage.

The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

          The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer's normal servicing procedures, will be deposited in the collection account. The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral securing the home equity loans. If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

REALIZATION UPON DEFAULTED LOANS

          The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

          o restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

          o the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

          When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless exercise of the servicer's rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

          The servicer will pay the expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

          When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for distribution to securityholders an amount equal to one month's interest on the related loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

          The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances by the servicer. In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under "--Advances and limitations on advances."

          The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

EVIDENCE AS TO COMPLIANCE

          The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that this examination, which has been conducted substantially in compliance with either:

          o the audit guide for audits of non-supervised mortgagees approved by the department of housing and urban development or

          o the requirements of the uniform single attestation program for mortgage bankers,

has disclosed no items of non-compliance with the provisions of the applicable agreement that, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred in the report.

          The applicable agreement for each series will also provide for delivery to the trustee for that series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

          If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under "The Agreements--Events of default; Rights upon event of default--Pooling and servicing agreement; Sale and servicing agreement."

          The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation

          (a)  services similar loans in the ordinary course of its business,

          (b)  is reasonably satisfactory to the trustee for the related series,

          (c) would not cause any rating agency's rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

          (d) executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

          No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

          The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer's reckless disregard of its obligations and duties under the applicable agreement.

          Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability. The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement. In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement. The servicer's right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer's resignation or termination, or arising from events that occurred prior to any resignation or termination. Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

THE AGREEMENTS

          The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

ASSIGNMENT OF PRIMARY ASSETS

          At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the trust fund all right, title and interest of the seller in the primary assets and other property to be transferred to the trust fund for a series. An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

         ASSIGNMENT OF LOANS. The seller will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee,

     o the mortgage note endorsed without recourse to the order of the trustee or in blank,

     o the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office, and

     o    an assignment of the mortgage in recordable form.

The trustee or the custodian, will hold such documents in trust for the benefit of the holders.

          The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

          Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

     o the original principal amount and unpaid principal balance as of the cut-off date;
     o    the current interest rate;
     o    the current scheduled payment of principal and interest;
     o    the maturity date, if any, of the related mortgage note; and
     o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

          ASSIGNMENT OF PRIVATE SECURITIES. The seller will cause private securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security. Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the applicable agreement, the seller will represent and warrant to the trustee regarding the private securities that:

          (a) the information contained in the applicable schedule is true and correct in all material respects;

          (b) immediately prior to the conveyance of the private securities, the seller had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

          (c)  there has been no other sale by it of the private securities; and

          (d) there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

          REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. If any document in the file relating to the primary assets delivered by the seller to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee's notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

          The seller, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

          (a) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

          (b) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

          Any  substitute primary asset will have, on the date of substitution,

          o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders,

          o an interest rate not less than, and not more than 2% greater than, the interest rate or margin of the removed primary asset,

          o a remaining term-to-stated maturity not greater than, and not more than two years less than, that of the removed primary asset, and

          o will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

          The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

          The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

               (a) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

               (b) the amount of interest distributed to holders of the related securities and the current interest on the securities;

               (c) the amounts of

               o    any overdue accrued interest included in the distribution,

               o any remaining overdue accrued interest with respect to the securities or

               o any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

               (d) the amounts of

               o any overdue payments of scheduled principal included in the distribution,

               o any remaining overdue principal amounts with respect to the related securities,

               o any current shortfall in receipt of scheduled principal payments on the related primary assets or

               o any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the related securities;

               (e) the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any;

               (f) the number and aggregate principal balance of loans that were delinquent

               o    one monthly payment,

               o    two monthly payments and

               o    three or more monthly payments,

         as of the end of the prior collection period;

               (g) the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

               (h) the aggregate principal balance of loans which became REO during the prior collection period;

               (i) the book value of any REO property acquired by the related trust fund;

               (j) the amount of losses realized during the prior collection period;

               (k) the aggregate principal balance of loans repurchased during the prior collection period;

               (l) the amount of the servicing fee for the prior collection period;

               (m) during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

               (n) during the pre-funding period, the amount remaining in the segregated trust account; and

               (o) any other information as specified in the related agreement.

          In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a), (b), and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the loans.

          If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee. The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities. Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SALE AND SERVICING AGREEMENT. Events of default under the pooling and servicing agreement or sale and servicing agreement for each series of securities relating to loans will include

          (a) any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution account required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series,

          (b) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series, and

          (c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

          So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

          In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

          During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

          INDENTURE. Events of default under the indenture for each series of notes will include:

          (a) a default for 30 days or more in the payment of any principal of or interest on any note of a series;

          (b) failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

          (c) any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

          (d) some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

          (e) any other event of default provided with respect to notes of that series.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

          If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless

          (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale,

          (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale or

          (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

          In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

          If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

THE TRUSTEE

          The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the seller. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

DUTIES OF THE TRUSTEE

          The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

          The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

          The trustee may, upon written notice to the seller, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time

          (a) if the trustee ceases to be eligible to continue as trustee under the applicable agreement,

          (b) if the trustee becomes insolvent or

          (c) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the seller.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

          The applicable agreement for each series of securities may be amended by the seller, the servicer and the trustee with respect to the series, without notice to or consent of the holders

          (a) to cure any ambiguity,

          (b) to correct any defective provisions or to correct or supplement any provision in the agreement,

          (c) to add to the duties of the seller, the trust fund or servicer,

          (d) to add any other provisions with respect to matters or questions arising under the applicable agreement or related credit applicable enhancement,

          (e) to add or amend any provisions of the applicable agreement as required by a rating agency in order to maintain or improve the rating of the securities, it being understood that none of the seller, the servicer or trustee is obligated to maintain or improve such rating, or

          (f) to comply with any requirements imposed by the Internal Revenue Code of 1986;

provided that any amendment except pursuant to clause (f) above will not materially and adversely affect the interests of any holders of the series or, if specified in the related prospectus supplement, the enhancer, as evidenced by an opinion of counsel. Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities.

          The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may

          (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

          (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment or

          (c) if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or
(b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

VOTING RIGHTS

          The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

LIST OF HOLDERS

          Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

          No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

          If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form. In this event, beneficial owners of the securities will not be considered "holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

          For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

TERMINATION

          Pooling and servicing agreement; Trust agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

          (a) the later of

               (1) the final payment or other liquidation of the last primary asset remaining in the trust fund for the series and

               (2) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

          (b) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Internal Revenue Code of 1986, the repurchase price may equal the greater of

         (a) 100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase and

         (b) the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

The exercise of this right will effect early retirement of the securities of the series, but an entity's right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

         INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

          In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except

     o for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series,
     o    to replace stolen, lost or mutilated notes of the series,
     o    to maintain paying agencies and to hold monies for payment in trust,

upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF THE LOANS

          The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

MORTGAGES

          The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

          Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

          Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen's liens, and other liens given priority by applicable law.

          There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

          Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

          If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

          The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

          A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

          Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender, or other purchaser at the trustee's sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

          The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

          Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

          An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

          In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

          In New York, the debtor, or anyone on the debtor's behalf, may cure a default by paying the entire amount of the debt then due, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' fees. In addition, the borrower, or its successor, or any other persons having a subordinate lien or encumbrance may discharge the mortgage or deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees. In New York, with few exceptions, the right of redemption is forever barred by a valid foreclosure.

          When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

          The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

          The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

          Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 bankruptcy code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

          Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

          In a Chapter 11 case under the bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

          The bankruptcy code provides priority to specified tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loans. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

          Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

          (a) originated or assumed during the "window period" under the Garn-St Germain Depository Institutions Act which ended in all cases not later than October 15, 1982, and

          (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Depository Institutions Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

          In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

          Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of mortgage loans having higher mortgage rates.

APPLICABILITY OF USURY LAWS

          New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 referred to as "Title V", provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

          A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

          Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

               (a) are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

               (b) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service and

               (c) may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower's obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

USE OF PROCEEDS

          The seller will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o to establish any reserve fund, pre-funding account or segregated trust account,

     o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement and

     o    for its general corporate purposes.

FEDERAL INCOME TAX CONSIDERATIONS

          This section sets forth

     o certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the seller, referred to as federal tax counsel, and

     o a summary, based on the advice of Federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

          The summary is based upon the provisions of the Internal Revenue Code of 1986, the regulations promulgated under the Internal Revenue Code of 1986, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

          The federal income tax consequences to holders will vary depending on whether

               (a) the securities of a series are classified as indebtedness for federal income tax purposes;

               (b) an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a real estate mortgage investment conduit, known as a REMIC, under the Internal Revenue Code of 1986;

               (c) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

               (d) for federal income tax purposes the trust fund relating to a particular series of certificates is classified as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

OPINIONS

          Federal tax counsel is of the opinion that:

               (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

               (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with

                    (1) each segregated pool of assets specified in the
               applicable agreement will constitute a REMIC for federal income tax purposes,

                    (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

                    (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

               (c) If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

                    (1) the trust fund will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue Code of 1986 and will not be considered to be an association taxable as a corporation and

                    (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

               (d) If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

          Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

TAXATION OF DEBT SECURITIES INCLUDING REGULAR INTEREST SECURITIES

          INTEREST AND ACQUISITION DISCOUNT. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

          Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount, known as OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code of 1986 and the Treasury regulations issued under the Internal Revenue Code of 1986. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

          In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code of 1986.

          The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

          Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable. The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

          Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID Treasury regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Treasury regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument's stated principal amount over its issue price.

          Under the DE MINIMIS rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

          The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

          The present value of the remaining payments is to be determined on the basis of three factors:

               (a) the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

               (b) events which have occurred before the end of the accrual period and

               (c) the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans. The OID regulations do not provide for adjustments. If the Internal Revenue Service were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

          Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

          A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the OID by comparable economic accruals of portions of the excess.

          EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

          INTEREST-ONLY DEBT SECURITIES. The trust fund intends to report income from interest-only classes of debt securities to the Internal Revenue Service and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

          VARIABLE RATE DEBT SECURITIES. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if

                  (a) its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified de minimis amount;

                  (b) it provides for stated interest, paid or compounded at least annually, at

                      (1) one or more qualified floating rates,

                      (2) a single fixed rate and one or more qualified
                  floating rates,

                      (3) a single objective rate or

                      (4) a single fixed rate and a single objective rate that
                  is a qualified inverse  floating rate; and

                  (c) it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in
          (a) above.

          A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to

         (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or

         (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security's issue date will be conclusively presumed to be a presumed single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

          An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

          For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

               (a) stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

               (b) by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

                    (1) in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or

                    (2) in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

               (c) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

          In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security. In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

          Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

          If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

          The Internal Revenue Services issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Internal Revenue Code Section 1272(a)(6) and the OID Treasury regulations as described in this prospectus. However, because no regulatory guidance exists under Internal Revenue Code
Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

          MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code of 1986. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser's purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either

          (a) on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

          (b)  in the ratio of

               (1) in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

               (2) in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

          Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

          PREMIUM. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6), such as the pay-through securities. The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the Internal Revenue Service. We recommend that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed.

          ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

          SALE OR EXCHANGE. A holder's tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security's basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

          (a) the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over

          (b) the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under "Market discount."

TAXATION OF THE REMIC AND ITS HOLDERS

          STATUS OF REGULAR INTEREST SECURITIES AS REAL PROPERTY LOANS. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC's assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds. The loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Internal Revenue Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

          As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of

          (a) 3% of the excess of adjusted gross income over the applicable amount, or

          (b) 80% of the amount of itemized deductions otherwise allowable for the related taxable year.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either

          (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes or

          (b) is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

          GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

          TIERED REMIC STRUCTURES. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

          CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between

          (a) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

          (b) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

          For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

          The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue original issue discount, that is, under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the de minimis rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

          To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

          PROHIBITED TRANSACTIONS; CONTRIBUTIONS TAX; TAX ON NET INCOME FROM FORECLOSURE PROPERTY. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to a limited exception, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Internal Revenue Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Internal Revenue Code as if the REMIC were a REIT. The holders of residual interest securities will generally be responsible for the payment of any the taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

          The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

          The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

          In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

          LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, and we recommend that holders consult their tax advisers.

          DISTRIBUTIONS. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of a payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

          SALE OR EXCHANGE. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

          EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

          In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

               (a) alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

               (b) a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year;

               (c) the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of

          (a) 120% of the long-term applicable federal rate on the startup date multiplied by

          (b) the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

          Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

          RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from tax, other than certain farmers' cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acing on behalf of a disqualified organization.

          If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

          The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

          (1) the present value of the expected future distributions on the residual interest at least equals the product of

              (x) the present value of all anticipated excess inclusions with respect to the residual interest and

              (y) the highest corporate tax rate, currently 35 percent, and

          (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know if

          (a) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and

          (b)  the transferee represents to the transferor that

               (1) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and

               (2) the transferee intends to pay the taxes associated with owning the residual interest as they come due.

A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

          MARK TO MARKET RULES. Treasury regulations provide that for purposes of the mark to market requirements of Internal Revenue Code Section 475, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

ADMINISTRATIVE MATTERS

          The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

          As further described below, each holder of a pass-through security must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to each pass-through security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that pass-through security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

          A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

          STATUS OF THE PASS-THROUGH SECURITIES AS REAL PROPERTY LOANS. The pass-through securities will be real estate assets for purposes of Section
856(c)(5)(A) of the Internal Revenue Code and loans....secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code to the extent that the trust fund's assets are qualifying assets. The pass-through securities may not be qualifying assets under any of the foregoing sections of the Internal Revenue Code to the extent that the trust fund's assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal tax counsel is unable to opine whether the loans will be qualifying assets.

          TAXATION OF PASS-THROUGH SECURITIES UNDER STRIPPED BOND RULES. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Internal Revenue Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the Internal Revenue Service may contend that the rules of Internal Revenue Code Section 1286 apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Internal Revenue Code Section 1286.

          If interest retained for the servicer's servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID de minimis rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

          If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether these regulations would apply this rule to the pass-through securities, whether Section 1272(a)(6) might apply to the pass-through securities in the absence of regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal tax counsel is unable to opine with respect to this issue. If required to report interest income on the pass-through securities to the Internal Revenue Service under the rules of
Section 1286 of the Internal Revenue Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

          Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

          If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

          Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of debt securities including regular interest securities-Variable rate debt securities."

          TAXATION OF PASS-THROUGH SECURITIES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an ARM, that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of debt securities including regular interest securities--Variable rate debt securities."

          If discount other than OID exceeds a de minimis amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of

          (a) 0.25% of the principal amount of the mortgages allocable to the pass-through security and

          (b) the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

          If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

          It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and Federal tax counsel is unable to opine on this issue.

          If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

          BACKUP WITHHOLDING. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

          o fails to furnish the trustee with its taxpayer identification number;

          o furnishes the trustee an incorrect taxpayer identification number;

          o fails to report properly interest, dividends or other reportable payments as defined in the Internal Revenue Code; or

          o under particular circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

          Treasury regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. We recommend that holders consult their tax advisors regarding the application of Treasury regulations with respect to payments made after December 31, 2000.

          The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

          Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where

          (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

          (b) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

For this purpose, a foreign investor is any holder that is not

          (a)  a citizen or resident of the United States,

          (b) a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia,

          (c) an estate the income of which is includible in gross income regardless of its source, or

          (d)  a trust other than a foreign trust, as the term is defined in
               Section 7701(a)(31) of the Internal Revenue Code.

Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

          Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an Internal Revenue Service Form 4224. They will, however, generally be subject to the regular United States income tax.

          The Final Withholding regulations consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding. We recommend that holders consult their tax advisors regarding the application of Treasury regulations with respect to payments made after December 31, 2000.

          Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Internal Revenue Code.

          Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that

          (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor and

          (b) in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

          If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an Internal Revenue Service safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal tax counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of debt securities including regular interest securities" above for debt securities which are not regular interest securities.

          POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

          TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

          PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a Holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the
partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

          (a) the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

          (b) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (c) prepayment premium payable to the certificateholders for the related month; and

          (d) any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

          If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Internal Revenue Code.

          An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

          The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the Internal Revenue Service were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          DISCOUNT AND PREMIUM. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

          If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

          SECTION 708 TERMINATION. Under Section 708 of the Internal Revenue Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

          DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

          ALLOCATIONS BETWEEN SELLERS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under
Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

          ADMINISTRATIVE MATTERS. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

          Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

          (a) the name, address and taxpayer identification number of the nominee and

          (b)  as to each beneficial owner

               (1)  the name, address and identification number of the person,

               (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

               (3) information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

          The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

          TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Internal Revenue Code, as if the taxable income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

          Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

          BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax of 31% if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

          STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

          ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan. ERISA also imposes particular duties and particular prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for the violating persons.

          Some transactions involving the related trust fund might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the related trust fund were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust fund would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an equity interest in the trust fund and none of the exceptions contained in the regulation issued by United States Department of Labor was applicable. An equity interest is defined under the regulation issued by United States Department of Labor as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the related prospectus supplement.

          Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

          A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

          LEGAL INVESTMENT

          Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Marketing Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

          PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the seller will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

          In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

          Each prospectus supplement will either

         (x) set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

         (y) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concessions may be changed.

          Each underwriting agreement will provide that the seller will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

          Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

          The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL MATTERS

          Legal matters in connection with the securities will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

                                  Delta Funding

                         Home Equity Loan Trust 2000-__


                                Home Equity Loan
                    Asset-Backed Certificates Series 2000-__



                            Delta Funding Corporation
                              (Seller and Servicer)


           ----------------------------------------------------------

                              PROSPECTUS SUPPLEMENT
                                  _______, 2000

           ----------------------------------------------------------


                                 [UNDERWRITERS]



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

         Registration Fee                                     $   264
         Printing and Engraving Expenses                          *
         Trustee's Fees and Expenses                              *
         Legal Fees and Expenses                                  *
         Accountant's Fees and Expenses                           *
         Rating Agency Fees                                       *
         Miscellaneous                                            *

         Total                                                    264

* To be filed by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) Section 722 of the New York Business Corporation Law (the "NYBCL") authorizes a New York corporation to indemnify any person who is made, or is threatened to be made, a party in an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believe to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, join venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

ITEM 16.  EXHIBITS

1.1      Form of Underwriting Agreement.*
3.1      Certificate of Incorporation of Delta Funding Corporation*
4.1      Form of Indenture.*
4.2      Form of Pooling and Servicing Agreement.*
4.3      Form of Trust Agreement.*
5.1      Opinion of Stroock & Stroock & Lavan LLP as to securities offered**
8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)**
10.1     Form of Sale and Servicing Agreement. *
23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)**
24.1 Powers of Attorney of directors and officers of Delta Funding Corporation. (included in the signature pages to this Registration Statement)
25.1     Statement of Eligibility and Qualification of Trustee***

*        Incorporated by reference to Registration Statement No. 333-03418
**       To be filed by amendment.
***      To be filed following the effectiveness of the Registration Statement.

ITEM 17.  UNDERTAKINGS

         (a) As to Rule 415:

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered , and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to documents subsequently filed that are incorporated by reference:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in this prospectus, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in the denominations and registered in the names as required by the Underwriter to permit prompt delivery to each purchaser.

          (d) As to indemnification:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against the liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

          (e) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of February 2000.

                                          Delta Funding Corporation


                                          By: /s/ HUGH MILLER
                                             ------------------------
                                             Name: Hugh Miller
                                             Title: President

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Hugh Miller, Richard Blass and Daniel Katz, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any and all amendments (including, without limitation, post-effective amendments and any amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

SIGNATURE                    TITLE                                DATE


/S/  HUGH MILLER        President and Director                February 3, 2000
----------------         (Principal Executive Officer)
Hugh Miller

/S/  RICHARD BLASS      Treasurer and Director                February 3, 2000
------------------        (Principal Financial Officer and
Richard Blass           Principal Accounting Officer)

/S/  SIDNEY MILLER      Director                              February 3, 2000
------------------
Sidney Miller

                                  EXHIBIT INDEX

Item 16.  Exhibits
1.1      Form of Underwriting Agreement.*
3.1      Certificate of Incorporation of Delta Funding Corporation*
4.1      Form of Indenture.*
4.2      Form of Pooling and Servicing Agreement.*
4.3      Form of Trust Agreement.*
5.1      Opinion of Stroock & Stroock & Lavan LLP as to securities offered**
8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)**
10.1     Form of Sale and Servicing Agreement. *
23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)**
24.1 Powers of Attorney of directors and officers of Delta Funding Corporation. (included in the signature pages to this Registration Statement)
25.1     Statement of Eligibility and Qualification of Trustee***

*        Incorporated by reference to Registration Statement No. 333-03418.
**       To be filed by amendment.
***      To be filed following the effectiveness of the Registration Statement.